UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

AVISTA CORPORATION

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Notice of May 7, 2015

Annual Meeting of Shareholders

and 2015 Proxy Statement

Important Voting Information

Brokerage firms, banks and other nominees generally have the authority to vote their customers’ shares when their customers do not provide voting instructions. However, with respect to certain specified matters, when such an entity does not receive instructions from its customers, shares cannot be voted on those matters. This is called a “broker non-vote.” Matters on which organizations that are members of the New York Stock Exchange (the “NYSE”) may not vote without instructions include the election of directors, matters relating to executive compensation and matters relating to certain corporate governance issues. For Avista Corporation, this means that NYSE member organizations may not vote shares on Proposals 1, 2, 4 and 5 if you have not given instructions on how to vote. Please be sure to give specific voting instructions so that your shares can be voted.

Your Participation in Voting the Shares You Own is Important

Your vote is important. Whether or not you plan to attend the 2015 Annual Meeting of Shareholders in person, we urge you to vote and submit your proxy by mail, telephone, or through the Internet as promptly as possible. If you are submitting your proxy by mail, you should complete, sign, and date your proxy card, and return it in the envelope provided. If you plan to vote by telephone or through the Internet, voting instructions are printed on your proxy card and/or proxy notice. If you hold your shares through an account with a brokerage firm, bank, or other nominee, please follow the instructions you receive from them to vote your shares.

More Information is available

If you have any questions about the proxy voting process, please contact the broker, bank or other financial institution where you hold your shares. The Securities and Exchange Commission (the “SEC”) also has a website (www.sec.gov/spotlight/proxymatters.shtml) with more information about your rights as a shareholder. Additionally, you may contact our Investor Relations Department at (509) 495-4203.

Prompt execution of the enclosed proxy will save the expense of an additional mailing.

Your immediate attention is appreciated.

March 27, 2015

Dear Fellow Shareholder:

On behalf of the Board of Directors (the “Board”), it’s my pleasure to invite you to the Avista Corporation (“Avista” or the “Company”) 2015 Annual Meeting of Shareholders (the “Annual Meeting”). The doors open at 7:30 a.m. and the Annual Meeting will begin promptly at 8:15 a.m.

Date:	Thursday, May 7, 2015	Place:	Avista Main Office Building
Time:	7:30 a.m. Doors Open		Auditorium
	7:45 a.m. Refreshments		1411 E. Mission Avenue
	8:15 a.m. Annual Meeting Convenes		Spokane, Washington

Information about the nominees for election as members of the Board and other business of the Annual Meeting is set forth in the Notice of Annual Meeting and the Proxy Statement on the following pages.

Please take the opportunity to review the Proxy Statement and 2014 Annual Report. Your vote is important regardless of the number of shares you own.

For your convenience, we are pleased to offer an audio webcast of the Annual Meeting if you cannot attend in person. If you choose to listen to the webcast, go to www.avistacorp.com shortly before the meeting time and follow the instructions for the webcast. You can also listen to a replay of the webcast, which will be archived at www.avistacorp.com for one year.

Thank you for your continued support.

Sincerely,

Scott L. Morris

Chairman of the Board,

President & Chief Executive Officer

Avista Corporation—1411 E. Mission Ave.—Spokane, Washington 99202

Investor Relations—(509) 495-4203

If you require special accommodations at the Annual Meeting due to a disability, please call our

Investor Relations Department by April 10, 2015.

AVISTA CORPORATION

1411 East Mission Avenue

Spokane, Washington 99202

NOTICE OF ANNUAL MEETING

THIS PROXY STATEMENT AND THE 2014 ANNUAL REPORT ARE AVAILABLE ON THE

INTERNET AT HTTP://PROXYVOTE.COM

Date:	Thursday, May 7, 2015
Time:	8:15 a.m., Pacific Time
Place:	Avista Main Office Building—Auditorium 1411 E. Mission Avenue, Spokane, Washington
Record Date:	March 6, 2015

Meeting Agenda:	1) Election of ten directors.

2) Amendment of the Company’s Restated Articles of Incorporation (the “Articles”) to reduce certain shareholder approval requirements.

3)      Ratification of the appointment of Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte”) as the Company’s independent registered public accounting firm for 2015.

4) Amendment of the Company’s Long-Term Incentive Plan (the “LTIP” or the “Plan”) in order to increase the number of shares reserved for issuance under the Plan.

5) Advisory (non-binding) vote on executive compensation.

6) Transaction of other business that may come before the meeting or any adjournment or postponement thereof.

All shareholders are cordially invited to attend the meeting in person. Shareholders who cannot be present at the meeting are urged to vote and submit their proxy by mail, telephone, or through the Internet as promptly as possible. Please sign and date the proxy card and return it promptly or cast your vote via telephone or through the Internet in accordance with the instructions on the proxy card and/or proxy notice.

By Order of the Board,

Karen S. Feltes

Senior Vice President & Corporate Secretary

Spokane, Washington

March 27, 2015

Governance Highlights

Our Company is committed to maintaining the highest standards of corporate governance. Strong corporate governance practices help us achieve our performance goals and maintain the trust and confidence of our investors, employees, customers, regulatory agencies and other stakeholders. Our corporate governance practices are described in more detail starting on page 14 and in our Governance Guidelines, which can be found in the Investors section of our website.

Director Independence

•    Nine of the Company’s ten nominees are independent.

•    The Chief Executive Officer (“CEO”) is the only management director.

•    During 2014, all of the Board Committees (except the Executive Committee) were composed exclusively of independent directors.

•    The average tenure of independent directors is nine years and their average age is 58.

Board Leadership

•    The Company has an independent Lead Director, selected by the Board.

•    The Lead Director serves as liaison between management and the other non-management directors. The Lead Director’s specific duties are set forth on page 15.

•    The positions of Chairman of the Board (“Chairman”) and CEO are not separated.

Executive Sessions	• The independent directors regularly meet in executive sessions without management. • The Lead Director presides at executive sessions.

Board Oversight of Risk Management

•    The Board reviews Avista’s systematic approach to identifying and assessing risks faced by the Company and our business units.

•    The Board and its Committees consider enterprise risk in connection with emerging trends or developments and the evaluation of capital investments and business opportunities.

Stock Ownership Requirements

•    Independent directors are expected to achieve a minimum investment of five times the minimum equity portion of their retainer in Company common stock within five years of becoming Board members and are expected to retain at least that level of investment during their tenure.

•    The stock ownership policy for the Company’s executive officers requires executive officers to own shares based on their position and salary.

•     Chief Executive Officer—5 times salary

•     Senior Vice Presidents—2.5 times salary

•     Vice Presidents—1 times salary

•    Directors and officers are prohibited from engaging in short-sales, pledging, or hedging the economic interest in their Company shares.

Board Practices

•    The Board regularly assesses its performance through Board and Committee evaluations.

•    Continuing director education is provided during regular Board and Committee meetings.

•    Directors may not stand for election after age 72.

•    The Governance/Nominating Committee (“Governance Committee”) leads the full Board in considering Board competencies and refreshment in light of Company strategy.

Accountability	• All directors stand for election annually. • In uncontested elections, directors must be elected by a majority of votes cast.

Compensation Highlights

In 2014, our CEO and the Board established performance goals for the Company and aligned the short-term and long-term incentive plans with those goals. A key element of these plans allows us to focus on maintaining an attractive financial profile while creating long-term value for shareholders and customers.

As shown below, utility and non-utility earnings per share (“EPS”) exceeded targets and other operational targets were met, helping produce a short-term incentive payout above target. Return on equity (“ROE”) exceeded the target established for our CEO’s performance-based restricted stock units (“RSUs”), allowing a portion of his RSUs to vest. Finally, our three year total shareholder return (“TSR”), determined on the basis of total appreciation for the period 2012-2014 with all dividends reinvested, achieved 43rd percentile TSR relative to the Standard & Poor’s (“S&P”) 400 Utilities Index, resulting in a payment of 58% of targeted performance share awards granted for that period.

2014 Executive Compensation Highlights

•	The compensation earned by our Named Executive Officers (“NEOs”) in 2014 reflects our corporate performance for the fiscal year, as well as the impact of the challenging economy;

•

The Compensation Committee approved base salary adjustments ranging from 1.8% to 6.0% for our NEOs based on market comparisons, its assessment of individual performance and other factors as discussed in more detail in the Compensation Discussion and Analysis (“CD&A”) starting on page 26;

•

Our 2014 utility and non-utility EPS performance exceeded target resulting in an annual cash incentive payment of 150% of target, which was 150% of base salary for our CEO and 90% of base salary for our other NEOs;

•	For our CEO, our ROE exceeded the target; therefore one-third of his RSUs granted in 2012, 2013 and 2014 and the associated dividend equivalents vested and were paid;

•

Our NEOs other than our CEO received one-third of their RSUs granted in 2012, 2013 and 2014, along with the associated dividend equivalents. The RSUs are time-based, and one-third vest each year over a three-year period; and

•

The Company’s relative TSR over the three-year performance period was above threshold performance resulting in a 58% of target payout, and our NEOs earned a payment with respect to their 2012-2014 performance share award and the associated dividend equivalents.

AVISTA CORPORATION

1411 East Mission Avenue

Spokane, Washington 99202

PROXY STATEMENT

FOR THE ANNUAL MEETING

TO BE HELD ON MAY 7, 2015

ABOUT THE ANNUAL MEETING

Why am I receiving these materials and who is soliciting my vote?

The Board is soliciting your vote in connection with the Annual Meeting or at any adjournment or postponement thereof. The Company intends to mail this Proxy Statement and accompanying proxy card to shareholders on or about March 27, 2015.

What is the purpose of the Annual Meeting?

The meeting will be the Company’s regular Annual Meeting. You will be voting on the following matters at the Annual Meeting:

1)	Election of ten directors.

2)	Amendment of the Company’s Articles to reduce certain shareholder approval requirements.

3)	Ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm for 2015.

4)	Amendment of the Company’s LTIP to increase the number of shares reserved for issuance under the Plan.

5)	Advisory (non-binding) vote on executive compensation.

6)	Transaction of other business that may come before the meeting or any adjournment or postponement thereof.

How does the Board recommend I vote?

The Board recommends a vote:

1)	For the election of ten directors.

2)	For the amendment of the Company’s Articles to reduce certain shareholder approval requirements.

3)	For ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm for 2015.

4)	For the amendment of the Company’s LTIP to increase the number of shares reserved for issuance under the Plan.

5)	For the advisory (non-binding) vote on executive compensation.

Who is entitled to vote at the Annual Meeting?

The Company’s common stock is the only class of securities with general voting rights. The Board has set March 6, 2015, as the record date for the Annual Meeting (the “Record Date”). Only shareholders who own common stock at the close of business on the Record Date may attend and vote at the Annual Meeting.

What are the voting rights of holders of common stock?

Each share of common stock is entitled to one vote. There is no cumulative voting. At the close of business on the Record Date, 62,358,017 shares of common stock were outstanding and entitled to vote.

How many shares must be present to hold the Annual Meeting?

Under Washington law, action may be taken on matters submitted to shareholders only if a quorum is present. The presence at the meeting in person or represented by proxy of holders of a majority of the shares of common stock outstanding as of the Record Date will constitute a quorum. Shares represented by proxy are deemed present for quorum purposes even if abstention is instructed or if no instructions are given. Subject to certain statutory exceptions, once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting.

How do I vote shares registered in my name?

If you hold shares that were registered in your name on the Record Date, then you, as the registered holder of those shares, may vote those shares:

•	by completing, dating and signing your proxy card and returning it to the Company by mail in the envelope provided (or bringing it with you to the Annual Meeting);

•	by telephone or through the Internet, following the instructions on your proxy card; or

•	by attending the Annual Meeting and voting in person.

How do I vote shares held through a broker, bank or other nominee?

If you are the beneficial owner of shares held through a broker, bank or other nominee, then you are not a record holder of these shares and may vote them only by instructing the registered holder how to vote them.

You should follow the voting instructions given to you by the broker, bank or other nominee that holds your shares. Generally, you will be able to give your voting instructions by mail, by telephone or through the Internet.

The Company’s common stock is listed on the NYSE. Under NYSE rules, brokerage firms, banks and other nominees that are members of the NYSE generally have the authority to vote shares when their customers do not give voting instructions. However, NYSE rules prohibit member organizations from voting on certain types of matters without specific instructions from the beneficial owners—if a beneficial owner does not give instructions on such a matter, the member organization cannot vote on that matter. This is called a “broker non-vote.” Matters on which NYSE member organizations may not vote without instructions include the election of directors, matters relating to executive compensation and matters relating to certain corporate governance issues. For Avista, this means that NYSE member organizations may not vote on Proposals 1, 2, 4 and 5 unless you have given instructions on how to vote. Please be sure to give specific voting instructions so that your shares can be voted.

How do I vote shares held through an employee plan?

If you are the beneficial owner of shares through participation in the Company’s 401(k) plan, then you are not the record holder of these shares and may vote them only by instructing the plan trustee or agent how to vote them.

You should follow the voting instructions given to you by the trustee or agent for the 401(k) plan. Generally, you will be able to give your voting instructions by mail, by telephone or through the Internet.

How can I revoke my proxy or change my vote after returning my proxy card or giving voting instructions?

If you were a registered holder as of the Record Date and returned a proxy card, you may revoke your proxy or change your vote at any time before it is exercised at the Annual Meeting by giving written notice to the Corporate Secretary of the Company. You may also change your vote by timely delivering a later-dated proxy or a later-dated vote by telephone or through the Internet or by voting in person at the Annual Meeting.

If you were not a registered holder as of the Record Date and wish to change or revoke your voting instructions, you should follow the instructions given to you by your broker, bank or other registered holder.

How many votes are required to elect directors and approve the other proposals?

Proposal 1—election of directors. A nominee will be elected if the number of votes cast “for” exceeds the number of votes cast “against.” Abstentions or broker non-votes with respect to any shares will have no effect on the election of that director since those shares will not be voted at all. If you are the registered holder of the shares and sign but give no instructions on the proxy card with respect to this proposal, the shares represented by that proxy card will be voted for each of the nominees. Shareholders may not cumulate votes in the election of directors. If an incumbent director does not receive a majority of votes cast with respect to his/her re-election in an uncontested election, he/she would continue to serve a term that would terminate on the date that is the earliest of: (i) the date of the commencement of the term of a new director selected by the Board to fill the office held by such director, (ii) the effective date of the resignation of such director, or (iii) December 31, 2015.

Proposal 2—the proposal for amending the Articles to reduce certain shareholder approval requirements will be approved upon the affirmative vote of the holders of 80% of the total number of shares of common stock outstanding. Abstentions or broker non-votes with respect to any shares will have the same impact as a negative vote on the outcome of Proposal 2 since those shares will not be voted “for.” If you are the registered holder of the shares and sign but give no instructions on the proxy card with respect to this proposal, the shares represented by that proxy card will be voted for this proposal.

Proposal 3—the proposal for ratifying the appointment of the firm of Deloitte as the independent registered public accounting firm of the Company for 2015, will be approved if the number of votes cast “for” exceeds the number of votes cast “against.” Abstentions with respect to any shares will have no impact on the outcome of this proposal since those shares will not be voted at all. Brokers may vote on this proposal without instructions. If you are the registered holder of the shares and sign but give no instructions on the proxy card with respect to this proposal, the shares represented by that proxy card will be voted for this proposal.

Proposal 4—the proposal for amending the LTIP to increase the number of shares reserved for issuance under the Plan will be approved if the number of votes cast “for” exceeds the number of votes cast “against.” Abstentions or broker non-votes with respect to any shares will have no impact on the outcome of this proposal since those shares will not be voted at all. If you are the registered holder of the shares and sign but give no instructions on the proxy card with respect to this proposal, the shares represented by that proxy card will be voted for this proposal.

Proposal 5—the advisory (non-binding) vote on executive compensation will be approved if the number of votes cast “for” exceeds the number of votes cast “against.” Abstentions and broker non-votes with respect to any shares will have no impact on the outcome of Proposal 5 since those shares will not be voted at all. If you are the registered holder of the shares and sign but give no instructions on the proxy card with respect to this proposal, the shares represented by that proxy card will be voted for this proposal.

Who pays for the proxy solicitation and how will the Company solicit votes?

The expense of soliciting proxies will be borne by the Company. Proxies will be solicited by the Company primarily by mail, but may also be solicited personally and by telephone at nominal expense to the Company by directors, officers, and regular employees of the Company. In addition, the Company has engaged D.F. King & Co., Inc. at a cost of $6,500 plus out-of-pocket expenses, to solicit proxies in the same manner. The Company will also request banks, brokerage houses, custodians, nominees, and other record holders of the Company’s common stock to forward copies of the proxy soliciting material and the Company’s 2014 Annual Report to Shareholders to the beneficial owners of such stock, and the Company will reimburse such record holders for their expenses in connection therewith.

Who can I contact if I have questions or need assistance in voting my shares?

If you have any questions about the proxy voting process, please contact the broker, bank or other financial institution where you hold your shares. The SEC also has a website (www.sec.gov/spotlight/proxymatters.shtml) with more information about your rights as a shareholder. Additionally, you may contact our Investor Relations Department at (509) 495-4203.

PROPOSAL 1—ELECTION OF DIRECTORS

Director Qualifications and Process for Selecting Board Nominees

The Board has a robust and effective director nomination and evaluation process in place. The Board has delegated to the Governance Committee the responsibility for reviewing and recommending to the Board nominees for director. The Governance Committee annually reviews with the Board the composition of the Board as a whole and recommends, if necessary, steps to be taken so that the Board reflects the appropriate balance of knowledge, experience, skills, expertise and diversity, all in the context of an assessment of the needs of the Board and the Company at the time. Board members should possess such qualifications, skills, attributes and experience as are necessary to provide a broad range of personal characteristics, including diversity, leadership and management skills, business experience and industry knowledge. Directors should be able to commit the requisite time for preparation and attendance at regularly scheduled Board and Committee meetings, as well as be able to participate in other matters necessary to ensure good corporate governance is practiced.

In evaluating a director candidate, the Governance Committee considers factors that are in the best interests of the Company and its shareholders, including the knowledge, experience, integrity and judgment of each candidate; the potential contribution of each candidate to the diversity of backgrounds, experience and competencies that the Board desires to have represented; each candidate’s ability to devote sufficient time and effort to his or her duties as a director; independence and willingness of each candidate to consider strategic proposals; and any other criteria established by the Board, as well as any core competencies or technical expertise necessary to staff Board Committees.

The Board believes that it must continue to refresh itself. During the last nine years, there has been turnover of six directors on the Board as a result of retirements and departures of Board members due to professional and personal commitments. The average tenure of the independent directors of the Board as of December 31, 2014 is nine years and the average age is 58. The Board consists of directors with a range of experience at policy-making levels in business, government and other areas that are relevant to the Company’s activities. The Board does not have a diversity policy, but does include diversity as one of the criteria it considers when evaluating any candidate for the Board. The Board takes into account diversity of experience, skills and background, as well as diversity in race, gender, and culture when considering individual candidates.

The Governance Committee identifies nominees by first evaluating the current members of the Board. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination. If any member of the Board does not wish to continue in service or if the Governance Committee decides not to nominate a member for re-election, the Committee then identifies the desired qualifications, skills, expertise, abilities and experience of a new nominee in light of the criteria set forth above. Current members of the Board are polled for suggestions as to individuals meeting the criteria described above. The Governance Committee may also consider candidates recommended by management, employees, or others. The Governance Committee may also, at its discretion, engage executive search firms to identify qualified individuals.

The Governance Committee will consider written recommendations for candidates for the Board that are made by shareholders. Recommendations must include detailed biographical material indicating the qualifications of the candidate for the Board, and must include a written statement from the candidate of willingness and availability to serve. The Governance Committee will consider any candidate recommended in good faith by a shareholder. In evaluating director nominees, the Governance Committee considers the following, among other criteria:

•	the appropriate size of the Board;

•	the needs of the Company with respect to the particular talents and experience of its directors;

•	the qualifications, knowledge, skills, abilities and executive leadership experience of nominees, as well as working experience at the executive leadership level in his/her field of expertise;

•	familiarity with the energy/utility industry;

•	recognition by other leaders as a person of integrity and outstanding professional competence with a proven record of accomplishments;

•	experience in the regulatory arena;

•	knowledge of the business of, and/or facilities for, the generation, purchase, transmission and/or distribution of electric energy and/or the purchase, storage and/or distribution of natural gas;

•	attributes that would enhance the diversity and perspective of the Board; and

•	knowledge of the customers, community, and employee base.

While candidates for director are usually nominated by the Board (after consideration and recommendation by the Governance Committee, as discussed above), shareholders may directly nominate candidates for election as directors. However, in order to do so, shareholders must follow the procedures set forth in the Company’s Bylaws, referred to under “2016 Annual Meeting,” on page 65. The Chair of the meeting may refuse to acknowledge any nomination not made in compliance with the Bylaws.

Nominees

Ten directors are to be elected to hold office for a one-year term, and/or until a qualified successor is elected. The Company’s Restated Articles of Incorporation provide for up to 11 directors. The Bylaws currently provide that the number of directors will be fixed from time to time by resolution of the Board, not to exceed 11. The Board has fixed the number at ten.

Upon recommendation from the Governance Committee, the Board has nominated Erik J. Anderson, Kristianne Blake, Donald C. Burke, John F. Kelly, Rebecca A. Klein, Scott L. Morris, Mark F. Racicot, Heidi B. Stanley, and R. John Taylor to be re-elected as directors for a one-year term to expire at the Annual Meeting in 2016 or until their successors shall have been elected. The Board appointed Janet D. Widmann as a director, effective August 2, 2014, and has nominated Ms. Widmann to be elected as a director for a one-year term to expire at the Annual Meeting in 2016. The nominees have consented to serve as directors, and the Board has no reason to believe that any nominee will be unable to serve. If a nominee should become unavailable, your shares will be voted for a Board-approved substitute. The Board has concluded that all nominees, with the exception of Mr. Morris, are independent and should serve as directors of the Company in light of the Company’s business and structure.

The following has been prepared from information furnished to the Company by the nominees.

ERIK J. ANDERSON

Director since 2000

Mr. Anderson, age 56, has been President of WestRiver Management, LLC since 2002. WestRiver is a private investment company that provides integrated capital solutions for the global innovation economy. He is Executive Chairman of TopGolf, Inc. an entertainment company and Clario Medical, Inc., a SAAS based radiology process management company. Mr. Anderson is the founder of America’s Foundation for Chess, which serves 150,000 children in the United States with its First Move curriculum. From 1998 to 2002, Mr. Anderson was CEO of Matthew G Norton Co., a private investment company. In addition, his experience includes tenures at the private equity firm of Frazier & Company, LP, and Vice President at Goldman, Sachs & Co. He holds a master’s and bachelor’s degree in Industrial Engineering from Stanford University and a bachelor’s degree (Cum Laude) in Management Engineering from Claremont McKenna College. Mr. Anderson served on the Board of Ecova, Inc. (“Ecova”), a subsidiary of the Company, prior to the sale of Ecova on June 30, 2014.

Leadership Experience	President and CEO experience with investment, private equity and technology firms.

Financial Experience	Extensive experience with finance matters including mergers and acquisitions, securities and debt offerings, and risk analysis.

KRISTIANNE BLAKE

Director since 2000

Ms. Blake, age 61, has been president of the accounting firm of Kristianne Gates Blake, P.S., since 1987. She has served for 18 years on various boards of public companies and registered investment companies including service as a board chair, audit committee chair and governance committee member. Ms. Blake is currently serving as board chair for the Russell Investment Company and the Russell Investment Funds. She previously served on the boards of the Principal Funds, Inc., the Principal Variable Contracts Funds, Inc., and Laird Norton Wealth Management. Ms. Blake currently serves as a Regent at the University of Washington. In addition, Ms. Blake served on the board of Ecova and was the chair of the Ecova Audit Committee, prior to the sale of Ecova on June 30, 2014.

Leadership Experience	Ms. Blake has outside board experience as a director of public companies and registered investment companies as well as non-profit and university boards and has served on numerous board committees including serving as chair.

Financial Experience	Ms. Blake has an extensive background in public accounting. She was a Certified Public Accountant for 32 years and she worked for 12 years for an international accounting firm.

Community Development	She has extensive involvement in the Spokane community, having served on many non-profit and economic development boards.

DONALD C. BURKE, CPA

Director since 2011

Mr. Burke, age 54, currently serves as an independent director for the Duff & Phelps Closed-End Funds Complex. Prior to this role, Mr. Burke served as an independent trustee to approximately 100 registered mutual funds for the Goldman Sachs mutual fund complex. In addition, from 2006 to 2010, Mr. Burke served as a trustee for numerous global funds that were advised by BlackRock, Inc. From 2006 to 2009, he was a managing director of BlackRock and served as the president and CEO of the BlackRock U.S. mutual funds. In this role, Mr. Burke was responsible for all of the accounting, tax and regulatory reporting requirements for over 300 open and closed-end mutual funds. Mr. Burke joined BlackRock in connection with the merger with Merrill Lynch Investment Managers (“MLIM”), taking a lead role in the integration of the two firms’ operating infrastructures. While at MLIM, Mr. Burke was the Head of Global Operations and Client Services and also served as the Treasurer and Chief Financial Officer (“CFO”) of the MLIM mutual funds. He started his career with Deloitte & Touche LLP (formerly Deloitte Haskins & Sells). Mr. Burke is a certified public accountant and received a Bachelor of Science degree in Accounting and Economics from the University of Delaware and a Master of Business Administration in Taxation from Pace University. Mr. Burke served on the board of Ecova, prior to the sale of Ecova on June 30, 2014.

Financial Experience	Mr. Burke brings significant financial experience to the board from his years in public accounting and his role as the treasurer and CFO of numerous mutual funds.

Leadership Experience	Mr. Burke has held a number of leadership roles throughout his career including leading a global operations organization with employees located across four continents.

Board Experience	Mr. Burke has extensive board experience, having served on the audit, compliance, governance & nominating, and contract review committees of various boards. He also serves on the boards of a number of charitable foundations.

JOHN F. KELLY

Director since 1997

Lead Director

Mr. Kelly, age 70, is currently the president & CEO of John F. Kelly & Associates, a consulting company he founded in 2004, that is located in Winter Park, Florida. Mr. Kelly is a retired chair, president and CEO of Alaska Air Group, where he also served as a Board member from 1989 to May 2003. He was chair of Alaska Airlines from 1995 to February 2003, CEO from 1995 to 2002, and president from 1995 to 1999. He served as chair of Horizon Air from February 1991 to November 1994, and from February 1995 until May 2003. Mr. Kelly has a BA in Business from the University of Puget Sound, has over 40 years of business experience and has been a board member and chair of numerous boards and committees (both profit and non-profit organizations). Mr. Kelly is a former board member of the Dream Foundation. He also served on the board of Ecova, prior to the sale of Ecova on June 30, 2014.

Leadership Experience	Mr. Kelly has over 35 years of business experience in the airline industry, serving in numerous management capacities, including roles as chair, CEO and president. He also brings experience in marketing, sales, corporate governance, compensation, mergers and acquisitions, consulting, and human resources. He currently is president and CEO of a consulting firm.

Business and Association	He has been very involved in the Seattle, Washington business and cultural communities including chairing the Washington Roundtable and other nonprofit boards.

Board Leadership	His experience and business skills, as well as his open communication style have aided the Board both as a Board and Committee member and in his role as the Lead Director for over four years.

REBECCA A. KLEIN

Director since 2010

Ms. Klein, age 49, is Principal of Klein Energy, LLC, an energy consulting company based in Austin, Texas. Over the last 20 years she has worked in Washington, DC and in Texas in the energy, telecommunications and national security arenas. Ms. Klein’s professional experience also includes service with KPMG Consulting (now Deloitte) where she headed the development of the company’s Office of Government Affairs and Industry Relations in Washington, DC. She also served as a Senior Fellow with Georgetown University’s McDonough School of Business. Since January 2008, she has served as chair of the board of the Lower Colorado River Authority, a public power utility owning generation, transmission, and water services across the central Texas area. In addition, she is chair of Power Across Texas, a non-profit that focuses on advancing information about clean, affordable and reliable energy in the state, and she sits on the board of GroupNIRE, a company focused on developing energy resources from early stage technologies to commanded deployment. Ms. Klein earned a Juris Doctor from St. Mary’s University School of Law in San Antonio, Texas. She also holds a Master of Arts in National Security Studies from Georgetown University and a Bachelor of Arts in Human Biology from Stanford University. She is a member of the State Bar of Texas.

Legal and Regulatory Experience	Ms. Klein has a unique blend of legal and regulatory experience. She has served as a commissioner with the Texas Public Utilities Commission and subsequently as its chair. Her areas of legal expertise include energy and telecommunications.

Leadership Experience	Ms. Klein brings extensive management, human resource, organizational development, and national security experience to the Board.

Government Experience	She has experience in the military and national public policy arenas. She also has lobbying experience at both the state and federal level.

Board Experience	She serves as a member of the board of an energy resources company, and she serves as chair of the board of a public power utility.

SCOTT L. MORRIS

Director since 2007

Mr. Morris, age 57, has been Chairman, President and CEO of the Company since January 2008. From May 2006 to December 2007, he served as the Company’s President and Chief Operating Officer (“COO”). Mr. Morris also serves as chair of the Company’s subsidiaries, including having served as chair of the Ecova board until its sale on June 30, 2014. Mr. Morris has been with the Company since 1981 and his experience includes management positions in construction and customer service and general manager of the Company’s Oregon and California utility business. He was elected as a vice president in November 2000 and in February 2002 he was elected as a senior vice president. He is a graduate of Gonzaga University and received his master’s degree from Gonzaga University in organizational leadership. He also attended the Stanford Business School Financial Management Program and the Kidder Peabody School of Financial Management. Mr. Morris serves on the boards of the Washington Roundtable, Greater Spokane Incorporated, Gonzaga University, Edison Electric Institute, American Gas Association, and the Federal Reserve Bank of San Francisco. He has served on a number of Spokane non-profit and economic development Boards.

Industry and Leadership Experience	Mr. Morris has extensive utility experience having spent his entire career in the industry. He brings to the Board a deep knowledge and understanding of the Company and its subsidiaries, having served in a number of management capacities throughout the Company, including President of Utility Operations, managing the Company’s Oregon and California gas operations, customer service, and construction areas and CEO of the Company’s subsidiary, Ecova. He is the only officer of the Company to sit on the Avista Board and was the only officer of the Company to sit on the Ecova board prior to its sale in June 2014.

Business and Policy Experience	He has experience leading a number of economic development and business association boards. He also serves on the board of the Federal Reserve Bank of San Francisco.

MARC F. RACICOT

Director since 2009

Mr. Racicot, age 66, served as president and CEO of the American Insurance Association from August, 2005 to February, 2009. Prior to that, he was a partner at the law firm of Bracewell & Giuliani, LLP from 2001 to 2005. He is a former governor (1993 to 2001) and attorney general (1989 to 1993) of the state of Montana. Mr. Racicot was nominated by President Bush and unanimously elected to serve as the chair of the Republican National Committee from 2002 to 2003 prior to assuming the position of chair of the Bush/Cheney Re-election Committee from 2003 to 2004. He previously served as a director for Siebel Systems, Allied Capital Corporation and Burlington Northern Santa Fe Corporation and presently serves as a director for Plum Creek Timber Company, Inc., Massachusetts Mutual Life Insurance Company, and The Washington Companies. In addition, throughout his career, Mr. Racicot has strongly committed himself to children, education and community issues. He was appointed to the board of The Corporation for National and Community Service by President Clinton and has also served on the boards of Carroll College, Jobs for America’s Graduates and United Way in Helena, Montana. Mr. Racicot is also a past chair of America’s Promise, where his predecessor was Secretary of State Colin Powell.

Government and Policy Experience	Mr. Racicot has served in a number of elected offices in the state of Montana including that of Governor. He has also had a number of political appointments on both the state and federal level where he was involved in policy development.

Legal and Regulatory Experience	He brings extensive legal and regulatory experience from his military and prosecutorial service, as well as from private legal practice and his elected office as Attorney General of Montana. During his tenure as Governor of Montana, as well as during his time in private practice, he was extensively involved in natural resource, environmental, permitting and energy issues affecting Montana and the nation.

Governance	Mr. Racicot has served on a number of public company boards and chairs a board committee.

HEIDI B. STANLEY

Director since 2006

Ms. Stanley, age 58, is co-owner and chair of Empire Bolt & Screw, Inc., a privately-held international distribution company headquartered in Spokane, Washington. Prior to this, Ms. Stanley had 24 years of experience in the banking industry. She served as CEO and chair of Sterling Savings Bank from January 2009 to October 2009. From January 2008 to December 2008, she served as director, vice chair, president & CEO. From October 2003 to December 2007, she served as director, vice chair and COO. Prior to this, she held a variety of leadership positions with increasingly higher levels of managerial responsibility. Ms. Stanley also served as director of Sterling’s Subsidiary Company—INTERVEST Mortgage Investment Company. Prior to joining Sterling in 1985, Ms. Stanley worked for IBM in San Francisco, California and Tucson, Arizona. Ms. Stanley is the founding chair of Greater Spokane Incorporated, former chair of the Association of Washington Business (“AWB”), and former chair of the Spokane Area YMCA. Ms. Stanley currently serves on the boards of the Washington Policy Center, AWB and the Spokane Symphony. Ms. Stanley graduated from Washington State University with a Bachelor of Arts degree in Business Administration.

Financial and Banking Leadership Experience	The foundation established from her early years at IBM Corporation, combined with her rise to CEO over a lengthy banking career and exposure as co-owner of a privately-held company, have given Ms. Stanley a diverse business perspective. Specifically, her 24 years of experience in banking management included positions as a CEO and COO of a multi-state banking operation. She has experience in operations, risk analysis, policy development, mergers and acquisitions and in the capital markets.

Business Associations	She has served on many industry and business boards. She currently serves on the Washington Policy Center board and is the past chair of the Association of Washington Business.

Community Development	Ms. Stanley has been active in the Spokane area chairing Greater Spokane Incorporated, a regional chamber/economic development organization. Her community leadership extends beyond the business community and includes board involvement with numerous charitable, educational and cultural organizations.

R. JOHN TAYLOR

Director since 1985

Mr. Taylor, age 65, is the Chair and CEO of the Green Leaf Alliance. The alliance was formed to consolidate and reinsure various types of crop insurance in the western and mid-western United States. Mr. Taylor has over 30 years experience in multi-state insurance operations in the agriculture sector. Mr. Taylor holds similar positions with affiliated insurance agencies and companies. In addition, he is director of Pacific Empire Radio Corporation of Lewiston, Idaho, a twelve station Northwest radio group. Mr. Taylor is an attorney and has been a member of the Idaho State Bar since 1976.

Leadership Experience	Mr. Taylor has extensive experience as a CEO, President and COO of several multi-state insurance operations.

Community Development Experience	Mr. Taylor has been an active member of the Lewiston, Idaho community serving in a number of capacities for community and statewide organizations. He is a former member of the Lewiston City Council and has served as a director or board member of several civic, political, and non-profit entities for local and state organizations. He was a member of the Endowment Fund Investment Board of the state of Idaho from 1994 to 2012. He currently serves on the Board of Directors of the Idaho Heritage Trust, a statewide organization dedicated to the preservation of historical properties and sites.

Political Experience	He has held several local and statewide elected positions in the Idaho Republican Party, including service as State Treasurer.

Governance and Legal Experience	Mr. Taylor brings to the Board valuable governance experience from his service as a director, chairman, and audit committee chair of both profit and non-profit organizations.

JANET D. WIDMANN

Director since 2014

Ms. Widmann, age 48, has served as Executive Vice President for Blue Shield of California since 2013 and is responsible for the overall management and performance of Blue Shield’s 3.5 million members and $13.2 billion in annual revenue. Ms. Widmann holds a Bachelor of Science degree in Health Administration from California State University, Northridge and a Master of Health Administration degree from the University of Southern California.

Leadership Experience	Ms. Widmann has more than 25 years of budget experience in health care with both non-profit and for-profit companies. She began her career at Health Net, eventually serving as the COO of its dental and vision subsidiaries.

Community Development Experience	In 2013 and 2014, Ms. Widmann was named one of the “Most Influential Women in the Bay Area” by the San Francisco Business Journal. Ms. Widmann also serves on the Board of the Bay Area Business Council, McKinsey & Company Bay Area Women’s Executive Roundtable and Sponsor of Blue Shield’s Women in Leadership Program

The Board recommends a vote “FOR” all nominees for director.

CORPORATE GOVERNANCE MATTERS

Corporate Governance Principles

The Board is responsible for management oversight and providing strategic guidance to the Company. The Board believes that it must continue to renew itself to ensure that its members understand the industry and the markets in which the Company operates. The Board also believes that it must remain well-informed about the positive and negative issues, problems, risks, and challenges facing the Company and markets so that the Board members can exercise their fiduciary responsibilities to the Company’s shareholders. The Board has adopted Governance Guidelines to address matters including qualification of directors, standards of independence for directors, election of directors, responsibilities and expectations of directors, and evaluating Board and Committee performance.

Board Leadership Structure

The Board does not have a policy as to whether the role of CEO should be separate from that of the Chairman, nor, if the roles are separate, whether the Chairman should be selected from the independent directors or should be an employee of the Company. The Board selects the Chairman in a manner that it determines to be in the best interests of the Company and its shareholders. This flexibility has allowed the Board to determine whether the role should be separated based on the individuals and the circumstances existing at that time. The Board believes that the Company has been well served by this leadership structure. The separation of the Chairman and the CEO could introduce a complex new relationship to the Company’s corporate governance structure. Having a single leader for both the Company and the Board eliminates the potential for confusion or duplication of effort, and provides clear leadership for the Company, the Board and the markets.

The positions of Chairman and CEO have not been separated, except on one occasion during 2000-2001. The Board has examined the questions of the separation of the positions of the Chairman and the CEO and the independence of the Chairman. The Board has concluded that it should not have a rigid policy as to these issues but, rather, should consider them, together with other relevant factors, to determine the right leadership structure. The Board believes that it needs to retain the ability to balance the independent Board structure with the flexibility to appoint as Chairman someone with hands-on knowledge of and experience in the operations of the Company. The Board periodically examines its governance practices, including the separation of the offices of Chairman and CEO. Having a single person serve as Chairman and CEO continues to provide unified and responsible leadership and is currently considered the right form of leadership for the Company and the Board.

The Company is led by Mr. Morris, who has served as its Chairman, President and CEO since 2008. Given the issues facing the Company and the possible technological, regulatory and legislative changes that may occur in the industry, the Board believes that Mr. Morris provides strategic, operational, and technical expertise and context for the matters considered by the Board.

Duties of the Chairman

The Chairman’s duties include:

•	chairing all meetings of the Board in a manner that effectively utilizes the Board’s time and which takes full advantage of the skills, expertise and experience that each director has to offer;

•	working with the Lead Director to establish schedules and agendas for Board meetings, with input from other directors and management;

•	providing input to the Chair of the Governance Committee on new Board member candidates and the selection of the Board Committee members;

•	facilitating and encouraging constructive and useful communication between the Board and management;

•	recommending an agenda to the Board for its approval for each shareholder meeting;

•	providing leadership to the Board in the establishment of positions that the Board should take on issues to come before shareholder meetings; and

•	presiding at all shareholder meetings.

The Chairman is also responsible for ensuring that the Board is provided with full information on the condition of the Company, its businesses, the risks facing the Company and the environment in which it operates.

Lead Director

The Board has also established the position of an independent Lead Director. Mr. Kelly was elected by the independent directors to serve as Lead Director. The Lead Director’s duties include:

•

maintaining an active, positive and collaborative relationship with the Chairman and the CEO and keeping an open line of communication that provides for dissemination of information to the Board and discussion before actions are finalized;

•	serving as primary liaison between independent directors and the Chairman and CEO;

•	presiding at all meetings at which the Chairman is not present, including executive sessions of the independent directors held at each regularly scheduled Board meeting;

•	calling meetings of the independent directors when necessary and appropriate; and

•

working with the Chairman to set meeting schedules and agendas for the Board meetings, including soliciting input from the other independent directors on items for the Board agendas, to ensure that appropriate agenda items are included and that there is adequate time for discussion of these items.

The Lead Director is available for communications and consultation with major shareholders. The Company has a mechanism for shareholders to communicate with the Lead Director and non-management directors as a group, or on an individual basis. (See “Communications with Shareholders” on page 18.)

Director Independence

The Board has been, and continues to be, a strong proponent of director independence. It is the policy of the Board that a majority of the directors be independent from management and that the Board not engage in transactions that would conflict with the best interests of the Company’s business. Independence determinations are made on an annual basis at the time the Board approves nominees for election at the next Annual Meeting and, if a director joins the Board between Annual Meetings, at such time. To assist in this determination, the Board adopted Categorical Standards for Independence of Directors (the “Categorical Standards”).

The Company’s corporate governance structures and practices provide for a strong, independent Board and include several independent oversight mechanisms.

•	The Board is currently comprised of Mr. Morris and nine independent directors.

•	The Board has five independent Committees with separate independent Chairs.

•	All members of the Board Committees are independent, with the exception of Mr. Morris who chairs the Executive Committee.

•	All Board Committees may seek legal, financial or other expert advice from sources independent from management.

The Board believes this governance structure and these practices ensure that strong and independent directors will continue to effectively oversee the Company’s management and key issues related to its long-range business plans, long-range strategic issues, risks and integrity.

Each year the Board reviews and determines the independence of each director in accordance with the Categorical Standards contained in the Governance Guidelines. As a result of this review, the Board has affirmatively determined that the directors nominated for election at the Annual Meeting are independent of the Company and its management with the exception of Mr. Morris, who is considered an inside director because of his employment as President and CEO of the Company.

Related Party Transactions

The Board recognizes that related party transactions present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof) and, therefore, has adopted a Related Party Transaction Policy, which will be followed in connection with all related party transactions involving the Company and specified related persons that include directors (including nominees) and executive officers, certain family members and certain shareholders, all as outlined in the applicable rules of the SEC. During its annual review, the Board considered whether there were any transactions or relationships between directors or any member of their immediate family (or any entity of which a director or an immediate family member is an executive officer, general partner, or significant equity holder) and members of the Company’s senior management or their affiliates that are inconsistent with a determination that the director is independent.

SEC rules require that the Company disclose any related party transaction in which the amount involved exceeds $120,000 in the last year. The Governance Committee has determined that the Company has no related party transactions that were reportable for 2014.

In making its determination, the Board considered that the Company and its subsidiaries in the ordinary course of business have during the last three years purchased products and services from companies at which some of our directors were officers, board members, or investors during 2014. The Board specifically considered the following relationships, which it determined were immaterial to the director’s independence:

•

Ms. Stanley is co-owner and chair of the board of a company that had for many years prior to the date Ms. Stanley became a director, sold hardware supplies to the Company in arm’s-length transactions. The amount paid to that company in 2014 or in any of the prior three years did not exceed the threshold amount in the Categorical Standards.

•

Mr. Taylor is a board member of a corporation that owns and operates radio stations in Idaho, Washington and Oregon. In 2014, the Company’s ad agency purchased radio advertisements on some of those stations in arm’s-length transactions. The amount paid to that company in 2014 or in any of the prior three years did not exceed the threshold amount in the Categorical Standards.

Board Meetings

The Board strongly encourages its members to attend all Board and Committee meetings and the Annual Meeting. The Board held five meetings in 2014. The attendance at all Board and Committee meetings was 96.8%. All but one director attended the prior year’s Annual Meeting and all directors are planning to attend the upcoming Annual Meeting.

Meetings of Independent Directors

The independent directors meet at each regularly scheduled Board meeting in an executive session without management present. The Lead Director chairs the executive sessions. The Lead Director establishes the agenda for each executive session, and also determines which, if any, other individuals, including members of management and independent advisors, should be available for each such meeting.

Board Risk Oversight

The Board has an active role in overseeing the risks affecting the Company. The Board’s risk oversight process includes receiving reports from members of corporate management on areas of material risk to the Company, including operational, financial, legal, regulatory, strategic and reputational risks. The Board’s oversight is conducted primarily through the Committees of the Board as set out below in the description of each Committee and as set out in their charters, but the full Board retains responsibility for general oversight of risks. Management is responsible for the day-to-day management of risks, and the appropriate officer within the Company reports on risk to the appropriate Board Committee or to the full Board. For example, quarterly, the Director of Risk Management reports on the Company’s risk analysis and risk management processes to the Audit Committee, quarterly the Environmental Committee reviews risks related to the Company’s operations, and, annually, the CFO reports to the entire Board on the Company’s enterprise risk program and processes. When a Committee receives a report from management, the Chair of that Committee advises the full Board at its next meeting. This enables the Board and its Committees to coordinate risk oversight, particularly with respect to the interrelationships among various risks.

CEO Succession Plan

Succession plans for our CEO and other officers are an important part of the Company’s long-term success, and the Company has in place a succession-planning process that reflects the Company’s long-term business strategy. The Compensation Committee conducts an annual review of the succession plans for our CEO and other executives of the Company and receives quarterly updates on the plans. Our CEO and the Compensation Committee review those succession plans annually with the full Board. The succession plans reflect the Board’s belief that the Company should regularly identify internal candidates for the CEO and other executive positions and that it should develop those candidates for consideration when a transition is planned or necessary. Accordingly, management has identified internal candidates in various phases of development and has implemented development plans to assure the candidates’ readiness. Those development plans identify the candidates’ strengths and weaknesses and the Compensation Committee receives periodic updates and regularly reviews the candidates’ progress. In addition to internal development pools, to assure selection of the best candidate(s), the Company may recruit externally if such approach would better suit the Company’s strategic needs. The Compensation Committee believes that the Company’s succession planning process provides a good structure to assure that the Company will have qualified successors for its executive officers.

In order to have a fully comprehensive CEO succession plan in place, the Board adopted a Contingency CEO Succession Plan to outline the procedures for the temporary appointment of an interim CEO and an interim Chairman to avoid a vacancy in leadership that may occur because of an absence event due to death, illness, disability, or sudden departure of our CEO.

Director Orientation and Continuing Education

The Governance Committee and management are responsible for director orientation programs. Orientation programs are designed to familiarize new directors with the Company’s business strategies and polices. The Governance Committee is responsible for director continuing education. Continuing education programs for directors may include a combination of internally developed materials and presentations, programs presented by third parties, and include financial and administrative support for attendance at academic or other independent programs.

Director Retirement Policy

Directors may not stand for election after age 72.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics that applies to all of our employees, including our CEO (the principal executive officer) and our CFO (the principal financial officer) and the Board.

Information on Company Website

The Company’s Corporate Governance Guidelines, the Code of Business Conduct and Ethics, Categorical Standards for Independence of Directors and the Related Party Transaction Policy are available on the Company’s website at www.avistacorp.com. A written copy of any of these documents will be provided free of charge to any person upon request to the General Counsel’s office at 1411 East Mission Avenue, P.O. Box 3727 (MSC-12), Spokane, Washington 99220.

Communications with Shareholders

Annually, the Company contacts a number of major shareholders to solicit information regarding issues of concern to the shareholders with respect to corporate governance and executive compensation. Those discussions are conducted by teleconference. The Company will continue to solicit shareholder input on issues of concern to them.

Shareholders and other interested parties may send correspondence to our Board or to any individual director to the Corporate Secretary’s office at 1411 East Mission Avenue, P.O. Box 3727 (MSC-10), Spokane, Washington 99220. Concerns about accounting, internal accounting controls or auditing matters should be directed to the Chair of the Audit Committee at the same address. All communications will be forwarded to the person(s) to whom they are addressed, unless it is determined that the communication:

•	does not relate to the business or affairs of the Company or the functioning or constitution of the Board or any of its Committees;

•	relates to routine or insignificant matters that do not warrant the attention of the Board;

•	is an advertisement or other commercial solicitation or communication;

•	is frivolous or offensive; or

•	is otherwise not appropriate for delivery to directors.

The director or directors who receive any such communication have discretion to determine whether the subject matter of the communication should be brought to the attention of the full Board or one or more of its Committees and whether any response to the person sending the communication is appropriate. Any such response will be made through the Company’s Corporate Secretary or General Counsel and only in accordance with the Company’s policies and procedures and applicable laws and regulations relating to the disclosure of information.

Information About the Board Committees

The Board has six standing Committees—Audit Committee, Compensation and Organization Committee (“Compensation Committee”), Governance/Nominating Committee (“Governance Committee”), Finance Committee, Environmental and Operations Committee (“Environmental Committee”) and Executive Committee. Each of these Committees is comprised solely of independent directors, with the exception of the Executive Committee, which is chaired by Mr. Morris. The Committees, their membership during 2014, and their principal responsibilities are described below.

Audit	Compensation	Governance	Environmental	Finance	Executive
Blake (Chair)	Taylor (Chair)	Kelly (Chair)	Klein (Chair)	Anderson (Chair)	Morris (Chair)
Burke	Kelly	Blake	Anderson	Burke	Blake
Stanley	Klein	Racicot	Racicot	Stanley	Kelly
		Taylor	Widmann(1)	Widmann(2)	Taylor

(1)	Ms. Widmann joined the Environmental Committee effective August 2, 2014.
(2)	Ms. Widmann joined the Finance Committee effective August 2, 2014.

Each Committee of the Board has adopted a charter that has been approved by the Board. The charters are reviewed on a periodic basis and amendments are made as needed. Each Committee also performs an annual self-assessment relative to its purpose, duties, and responsibilities. The Committee charters are located on the Company’s website at www.avistacorp.com. A written copy of our Committee charters will be provided free of charge to any person upon request to the General Counsel’s office at 1411 East Mission Avenue, P.O. Box 3727 (MSC-12), Spokane, Washington 99220.

Audit Committee—Assists the Board in overseeing the integrity of and the risks related to the Company’s financial statements, the Company’s compliance program, the qualifications and independence of the independent registered public accounting firm, the performance of the Company’s internal audit function and independent registered public accounting firm, and the Company’s systems of internal controls regarding accounting, financial reporting, disclosure, compliance and ethics that management and the Board have established, including without limitation all internal controls established and maintained pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). The Audit Committee oversees the Company’s risk assessment and risk management processes. Only independent directors sit on the Audit Committee. The Audit Committee consists of directors Burke, Stanley, and Blake—Chair. The Board has determined that Mr. Burke is an “Audit Committee Financial Expert,” as defined in the SEC rules. Six meetings were held in 2014.

Compensation Committee—Considers and approves, as well as oversees the risks associated with, compensation and benefits of executive officers of the Company. The Compensation Committee is also responsible for overseeing the organizational structure of the Company and succession planning for our CEO and executive officers.

For a discussion of the Company’s processes and procedures for the consideration and determination of executive officer compensation (including the role of executive officers and compensation consultants in determining or recommending the amount or form of compensation) see the CD&A starting on page 26.

The Compensation Committee is composed of independent directors, as defined by the rules of the NYSE, and within the Company’s Categorical Standards. In addition, the Compensation Committee complies with the “outside director” requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and the “non-employee director” requirements of Rule 16b-3 under the Exchange Act.

Only independent directors sit on this Committee. The Committee consists of directors Kelly, Klein, and Taylor—Chair. Five meetings were held in 2014.

Governance Committee—Advises the Board on corporate governance matters and oversees the risks relating to such matters, including recommending guidelines for the composition and size of the Board and its committees, evaluating Board effectiveness and organizational structure and setting director compensation (see the section on Director Compensation on page 20). This Committee also develops Board membership criteria and reviews potential director candidates. Recommendations for director nominees are presented to the full Board for approval. See Proposal 1—“Director Qualifications and Process for Selecting Board Nominees” on page 5. Only independent directors sit on this Committee. The Governance Committee consists of directors Blake, Racicot, Taylor, and Kelly—Chair. Five meetings were held in 2014.

Environmental Committee—Assists the Board in overseeing risks associated with the Company’s business and operational risks, other than financial risks. This includes regulatory compliance, environmental compliance, energy resources, transmission and distribution operations, employee safety performance, corporate, cyber and physical security, business continuity and technology strategy. Only independent directors sit on this Committee. The Committee consists of directors Anderson, Racicot, Widmann and Klein—Chair. Four meetings were held in 2014.

Finance Committee—Assists the Board in overseeing that corporate management has in place strategies, budgets, forecasts, and financial plans and programs, including adequate liquidity, to enable the Company to meet its goals and objectives and oversees the associated risks. The Finance Committee’s activities and recommendations include reviewing management’s qualitative and quantitative financial plans and objectives for both the short and long-term; approving strategies with appropriate action plans to help ensure that financial objectives are met; having in place a system to monitor progress toward financial goals, including monitoring commodity price and counterparty credit risk, as well as taking any necessary action; and overseeing and monitoring employee benefit plan investment performance and approving changes in investment policies, managers, and strategies. Only independent directors sit on this Committee. The Finance Committee consists of directors Burke, Stanley, Widmann and Anderson—Chair. Five meetings were held in 2014.

Executive Committee—Has and may exercise, when the Board is not in session, all the powers of the Board that may be lawfully delegated, subject to such limitations as may be provided in the Bylaws, by resolutions of the Board, or by law. Generally, such action would only be taken to expedite Board authorization for certain corporate business matters when circumstances do not allow the time, or when it is otherwise not practicable, for the entire Board to meet. The Executive Committee consists of directors Blake, Kelly, Taylor, and Morris—Chair. No meetings were held in 2014.

DIRECTOR COMPENSATION REPORT

Prior to September 12, 2014, directors who were not employees of the Company received an annual retainer of $116,000, of which a minimum of $48,000 was paid in Company common stock each year. Directors had the option of taking the remaining $68,000 in cash, stock or a combination of both cash and stock. The cash portion of the retainer is paid quarterly. Directors were also paid $1,500 for each meeting of the Board or any Committee meeting of the Board. Directors who served as Board Committee Chairs received an additional $7,500 annual retainer, with the exception of the Audit Committee Chair, who received an additional $13,000 annual retainer and the Compensation Committee Chair, who received an additional $10,000 annual retainer. The Lead Director received an additional annual retainer of $20,000.

In addition, any non-employee director who served as a director of a subsidiary of the Company received from the Company a $15,000 annual retainer and a meeting fee of $1,500 for each subsidiary Board meeting and Committee meeting the director attended. The Audit Committee Chair of a subsidiary received an additional annual chair retainer of $10,000. Directors Anderson, Blake, Burke and Kelly held Board positions with a subsidiary of the Company until June 30, 2014, when the subsidiary was sold.

Each year, the Governance Committee reviews all components of director compensation. During 2014, the Governance Committee engaged Meridian Compensation Partners LLC (“Meridian”) to assist in this review. The information provided by Meridian was used to compare the Company’s current director compensation with peer companies in the utility industry and general industry companies of similar size (the “Director Peer Group”). The companies comprising the Director Peer Group are those companies in the S&P 400 Utilities Index.

At its September 3, 2014 meeting, the Board reviewed survey results from Meridian regarding current pay practices for director compensation. The Board approved an increase in the annual retainer of an additional $9,000, effective September 12, 2014. The total annual retainer is now $125,000 with $50,000 of the total retainer to be paid in stock each year. Directors will have the option of taking the remaining $75,000 in cash, stock or a combination of both cash and stock.

Each director is entitled to reimbursement of reasonable out-of-pocket expenses incurred in connection with meetings of the Board or its Committees and related activities, including director education courses and materials. These expenses include travel to and from the meetings, as well as any expenses they incur while attending the meetings.

The Company has a minimum stock ownership expectation for all Board members. Outside directors are expected to achieve a minimum investment of five times the minimum portion of their equity retainer payable in Company common stock within five years of becoming a Board member, and retain at least that level of investment during his/her tenure as a Board member. Shares previously deferred under the former Non- Employee Director Stock Plan count for purposes of determining whether a director has achieved the ownership expectation. Directors are prohibited from engaging in short-sales, pledging, or hedging the economic interest in their Company shares.

The ownership expectation illustrates the Board’s philosophy of the importance of stock ownership for directors to further strengthen the commonality of interest between the Board and shareholders. The Governance Committee annually reviews director holdings to determine whether they meet ownership expectations. All directors currently comply based on their years of service completed on the Board.

There were no annual stock option grants or non-stock incentive plan compensation payments to directors for services in 2014 and none are currently contemplated under the current compensation structure. The Company also does not provide a retirement plan or deferred compensation plan to its directors. Listed below is compensation paid to each non-employee director who served during any part of the 2014 fiscal year.

	Annual Retainer		All Other Compensation ($)(2)	Total Compensation($)
Director Name	Fees Earned or Paid in Cash($)(1)	Director Compensation Paid in Stock($)(1)
Erik J. Anderson	$113,108	$49,017		$162,125
Kristianne Blake	$126,608	$49,017	$3,200	$178,825
Donald C. Burke	$90,593	$67,032		$157,625
Rick R. Holley (3)	$23,833			$23,833
John F. Kelly	$136,108	$49,017		$185,125
Rebecca A. Klein	$65,591	$83,034		$148,625
Marc F. Racicot	$93,608	$49,017		$142,625
Heidi B. Stanley	$95,108	$49,017		$144,125
R. John Taylor	$105,108	$49,017	$6,980	$161,105
Janet Widmann	$42,605	$21,403		$64,008

Totals	$892,270	$465,571	$10,180	$1,368,021

(1)	Prior to September 12, 2014, directors had the option of taking $68,000 of their annual retainer in Company common stock, in cash, or in a combination of stock and cash. Amounts in these columns include cash retainers, Chair retainers, Board and Committee meeting fees, and fees for directors sitting on a subsidiary Board and attending subsidiary Board and Committee meetings. Anderson, Blake, Burke and Kelly were the only directors who sat on a subsidiary Board in 2014.
(2)	Amounts for Ms. Blake and Mr. Taylor include dividends paid on those shares that were deferred prior to December 31, 2004, under the former Non-Employee Director Stock Plan. (Blake and Taylor are the only directors who deferred receipt of stock until a later date. Ms. Blake has 2,519 deferred shares and Mr. Taylor has 5,496 deferred shares.) The Company does not provide perquisites or other personal benefits to its Board members.
(3)	Mr. Holley resigned from the Board effective February 15, 2014.

PROPOSAL 2

PROPOSED AMENDMENT OF RESTATED ARTICLES OF INCORPORATION

TO REDUCE CERTAIN SHAREHOLDER APPROVAL REQUIREMENTS

General

The Board is proposing that the Company’s Articles, be amended to reduce the shareholder approval requirement for specified matters from 80% of the total number of shares of common stock outstanding to a majority of such shares outstanding.

Background

At the 2012, 2013 and 2014 Annual Meetings, the Board proposed amendments that would reduce the super majority shareholder approval requirements for certain matters, and at the 2011 Annual Meeting, the shareholders approved a shareholder resolution requesting that the Board take such action. At the 2012 Annual Meeting, the shareholders approved amendments proposed by the Company that reduced the approval requirement for certain matters from 66 2/3% to a majority of the outstanding shares of common stock. At the same meeting, the shareholders were also asked to approve the proposed amendments that would have reduced the approval requirement for certain other matters from 80% of the shares of common stock outstanding to a majority of the shares outstanding. Those amendments had to be approved by holders of 80% of such shares but were approved by the holders of only 74.62% of such shares. In light of the high approval percentage, the Board determined to resubmit the proposal for consideration at the 2013 Annual Meeting. At that meeting, the holders of 73.81% of such shares approved the amendment, which was short of the 80% required to approve the amendment. The Board determined to resubmit the proposal again in 2014 and the holders of 70.79% of such shares approved the amendment, which was again short of the 80% required to approve the amendment. Given the continued high percentage of votes cast in favor of the proposal, the Board has determined to resubmit the proposal to reduce the 80% approval requirement to a majority approval requirement for consideration at the 2015 Annual Meeting.

80% Approval Requirement for Certain Amendments

The Articles provide that various provisions of the Articles may not be amended or repealed, and inconsistent provisions may not be included in the Articles or Bylaws, without the approval of the holders of 80% of the total number of shares of common stock outstanding, including:

•	the provisions regarding the number of directors, the filling of vacancies and the removal of directors by shareholders;

•	provisions regarding the calling of special meetings of shareholders;

•	the “fair price” provision (described below);

•	provisions regarding the adoption, alteration, amendment, change and repeal of the Bylaws of the Corporation;

•	the provisions of the Bylaws of the Corporation relating to procedures for the nomination of Directors; and

•	each provision requiring such 80% approval.

Proposal 2 would amend such provisions of the Articles to reduce such approval requirement to a majority of the outstanding shares of common stock, consistent with Washington law. Proposal 2 would also clarify that such provisions of the Articles do not impose any shareholder approval requirement in addition to the requirements, if any, of Washington law with respect to any such amendment or provision that is approved by the Board. If Proposal 2 is approved, the Board will amend provisions of the Company’s Bylaws that may be inconsistent therewith or no longer necessary.

Transactions with “Interested Shareholders”

The Articles require the approval of the holders of 80% of the total number of shares of common stock outstanding for asset sales, mergers and certain other transactions with an Interested Shareholder (generally, a holder of 10% of the outstanding shares of common stock) unless certain specified conditions are met. This provision, which is sometimes called a “fair price” provision, was approved by the shareholders in 1987 in order to afford protection against an unequal treatment to shareholders in the context of “two-tiered” or “front-end loaded” tender offers.

Washington law requires the approval of the holders of at least two-thirds of the outstanding shares of common stock for a sale of substantially all of the Company’s assets or for a merger of the Company into another entity; provided, however, that Washington law permits a lower approval standard to be contained in the Articles, so long as it is not less than a majority of all votes entitled to be cast. This lower standard was approved by the shareholders at the 2012 Annual Meeting with respect to other provisions of the Articles dealing with sales of assets and mergers. To be consistent with such other provisions, the Board proposal would amend the Articles to require the approval by the holders of a majority of the outstanding shares of common stock for asset sales, mergers and certain other transactions with an Interested Shareholder.

Approval of Proposal 2

Under the existing provisions of the Articles, as discussed above, and under Washington law, Proposal 2 would be approved upon the affirmative vote of the holders of 80% of the outstanding shares of common stock.

Recommendation of the Board

In light of the apparent views of the Company’s shareholders, as evidenced by the high approval percentage for this proposal at the 2012, 2013 and 2014 Annual Meetings, the Board has approved this Proposal 2 and believes the Articles should be amended as described above. Accordingly, the Board recommends that the shareholders approve Proposal 2.

The text of the relevant portions of Article FIFTH, Article SEVENTH and Article EIGHTH of the Articles, as they would be amended if the proposal were adopted, is set forth in Appendix A to this proxy statement.

The Board recommends a vote “FOR” Proposal 2 to reduce shareholder approval requirements.

AUDIT COMMITTEE REPORT

In accordance with its written charter adopted by the Board, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the Company’s systems of internal controls, including, without limitation, those established and maintained pursuant to the Exchange Act, as amended, and the Sarbanes-Oxley Act. The Audit Committee also assists the Board in overseeing the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, ethical standards and the independent auditor’s qualifications and independence.

The Audit Committee is composed of directors who the Board has determined to be independent, as required by the rules of the NYSE. In 2014, the Audit Committee met six times.

Prior to the inclusion of the financial statements in the Quarterly Reports on Form 10-Q for each of the first three quarters of 2014 filed with the SEC, the Audit Committee reviewed the Company’s unaudited quarterly financial statements and management’s discussion and analysis of financial condition and results of operation and discussed them with management and Deloitte, the Company’s independent registered public accounting firm. The Audit Committee reviewed with the CEO and CFO their certifications as to the accuracy of these financial statements and the establishment and maintenance of internal controls and procedures. It also reviewed with management all earnings press releases relating to 2014 annual and quarterly earnings prior to their issuance.

The Audit Committee reviewed and discussed the Company’s audited financial statements and management’s discussion and analysis of financial condition and results of operations for the year ended December 31, 2014, with management, which has primary responsibility for the financial statements, and with Deloitte, which is responsible as the Company’s independent registered public accounting firm for the audit of those statements. Based on its review and discussions, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2014, for filing with the SEC. The Board approved the recommendation.

The Audit Committee also reviewed Management’s Report on Internal Control Over Financial Reporting and the Auditor’s Report on the effectiveness of internal control over financial reporting.

The Audit Committee reviewed and discussed with Deloitte all communications required by generally accepted auditing standards, including those promulgated by the Public Company Accounting Oversight Board (PCAOB) and by the SEC and, with and without management present, discussed and reviewed the results of the independent auditor’s audit of the financial statements. The Audit Committee also discussed the results of the internal audit examinations, received and reviewed quarterly risk management reports, and received and reviewed annual compliance, technology and business continuity reports.

Deloitte provided the Audit Committee with the written communications required by the PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence. The Audit Committee discussed with Deloitte its internal quality-control reviews and procedures, the results of its external reviews and inspections, and any relationships that might impact its objectivity and independence. The Audit Committee also discussed with management, the internal auditors, and Deloitte, the quality and adequacy of the Company’s systems of internal controls, and the internal audit functions, responsibilities, and staffing. The Audit Committee reviewed the audit plans, audit scopes, and identification of audit risks of the independent and internal auditors.

The Audit Committee reviewed and approved Deloitte’s services and fees. The Audit Committee, after reviewing the performance of Deloitte, approved its reappointment in 2015 as the Company’s independent registered public accounting firm. The Audit Committee also reviewed and approved the non-audit services performed by Deloitte and concluded that such services were consistent with the maintenance of independence.

The Audit Committee performed the mandated tasks included in its charter. The Audit Committee also recommended to the Board the designation of Donald C. Burke as Audit Committee Financial Expert solely for the purposes of compliance with the rules and regulations of the SEC implementing Section 407 of the Sarbanes-Oxley Act. The Board approved such recommendation.

Members of the Audit Committee of the Board

Kristianne Blake—Chair	Donald C. Burke	Heidi B. Stanley

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Deloitte, as the Company’s independent registered public accounting firm for continuing audit work in 2015. The Board has determined that it would be desirable to request that the shareholders ratify such appointment. Deloitte has conducted consolidated annual audits of the Company for many years, and is one of the world’s largest firms of certified public accountants. A representative of Deloitte is expected to attend the 2015 Annual Meeting with the opportunity to make a statement if he/she desires to do so, and is expected to be available to respond to appropriate questions.

Shareholder approval is not required for the appointment of Deloitte. However, the appointment is being submitted to shareholders for ratification. Should the shareholders fail to ratify the appointment of Deloitte, such failure (1) would have no effect on the validity of such appointment for 2015 (given the difficulty and expense of changing the independent registered public accounting firm mid-way through a year) and (2) would be a factor to be taken into account, together with other relevant factors, by the Audit Committee and by the full Board in the selection and appointment of the independent registered public accounting firm for 2016 (but would not necessarily be the determining factor).

The Board recommends a vote “FOR” the proposal to ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm to audit the books, records, and accounts of the Company for the year 2015.

Auditors Fees

Aggregate fees billed to the Company for the years ended December 31, 2014 and 2013 by Deloitte were as follows:

	2014	2013
Audit Fees (a)	$1,939,850	$2,162,000
Audit-Related Fees (b)	43,722	230,000
Tax Fees (c)	-	80,000
All Other Fees (d)	173,405	11,049

Total	$2,156,977	$2,483,049

(a)	Audit services performed in 2014 and 2013 for which audit fees were billed consisted of:

•	Audit of the Company’s annual consolidated financial statements and internal controls over financial reporting.

•	Reviews of the Company’s quarterly reports on Form 10-Q.

•	Comfort letters, statutory and regulatory audits, consents, and other services related to SEC matters.

•	Audits of subsidiary financial statements.

(b)	Audit-related services performed in 2014 consisted of agreed-upon procedures and separate financial statement audits of affiliated entities. And, audit-related services performed in 2013 consisted of internal control audits, agreed-upon procedures and separate financial statement audits of affiliated entities.
(c)	Tax services performed in 2013 consisted of income tax planning and advice.
(d)	All other services performed in 2014 and 2013 consisted of internal control related services, licensing of accounting literature research databases, attendance at training seminars, and other miscellaneous projects.

In considering the nature of the services provided by Deloitte, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with Deloitte and Company management to determine that they are permitted under the Sarbanes-Oxley Act and under the rules and regulations concerning auditor independence promulgated by the SEC, the PCAOB, and the American Institute of Certified Public Accountants.

Under the Sarbanes-Oxley Act, the Audit Committee is responsible for the appointment, compensation, and oversight of the work of the Company’s independent registered public accounting firm. As part of this responsibility, the Audit Committee is required to pre-approve the audit and permissible non-audit services to be performed. The Audit Committee has adopted what it terms its Audit and Non-Audit Services Pre-Approval Policy (the “Policy”), which sets forth the procedures and conditions pursuant to which services proposed to be performed by the Company’s independent registered public accounting firm may be pre-approved. All services provided by Deloitte in 2014 and 2013 were pre-approved in accordance with the Policy adopted by the Audit Committee.

The SEC’s rules establish two alternatives for pre-approving services provided by the independent registered public accounting firm. Engagements for proposed services may either be specifically pre-approved by the Audit Committee (specific pre-approval) or entered into pursuant to detailed pre-approval policies and procedures established by the Audit Committee, as long as in the latter circumstance the Audit Committee is informed on a timely basis of any engagement entered into on such basis (general pre-approval). The Audit Committee combined these two approaches in its Policy after concluding that doing so will result in an effective and efficient procedure to pre-approve services to be performed by the Company’s independent registered public accounting firm.

As set forth in the Policy, except for those categories of services for which the Policy requires specific pre-approval, engagements may be entered into pursuant to general pre-approvals established by the Audit Committee. The Audit Committee will periodically review and generally pre-approve the categories of services that may, as contemplated by the Policy, be provided by the Company’s independent registered public accounting firm without obtaining specific pre-approval from the Audit Committee, and will establish budgeted amounts for such categories. The Audit Committee may add to or subtract from the list of general pre-approved services from time-to-time, based on subsequent determinations by the Audit Committee. Any general pre-approval will be set forth in writing and included in the Audit Committee minutes. Unless an engagement of the independent auditor to provide a particular service is entered into pursuant to and in accordance with the Audit Committee’s general pre-approval then in effect, the engagement will require specific pre-approval by the Audit Committee.

Proposed services exceeding pre-approved cost levels or budget amounts previously established by the Audit Committee will also require specific pre-approval by the Audit Committee.

The Audit Committee intends to pre-approve services, whether specifically or pursuant to general pre-approvals, only if the provision of such services is consistent with SEC and PCAOB rules on auditor independence and all other applicable laws and regulations. In rendering specific or general pre-approvals, the Audit Committee will consider whether the independent registered public accounting firm’s provision of specific services, or categories of services, would be inconsistent with the independence of the auditor.

COMPENSATION DISCUSSION AND ANALYSIS

The purpose of this CD&A is to provide material information about the compensation objectives and policies for our NEOs and to put in perspective the quantitative and narrative disclosures in the CD&A and the following compensation tables. Our NEOs for 2014 were:

•	Scott L. Morris, Chairman, President and CEO

•	Mark T. Thies, Sr. Vice President, CFO and Treasurer

•	Dennis P. Vermillion, Sr. Vice President, Environmental Compliance Officer (“ECO”) and President of Avista Utilities

•	Marian M. Durkin, Sr. Vice President, General Counsel and Chief Compliance Officer (“CCO”)

•	Karen S. Feltes, Sr. Vice President, Human Resources and Corporate Secretary

The CD&A also describes the following:

•	A summary of our business results and the alignment between executive pay and Company performance;

•	Our decision-making process on compensation design and pay levels, including our compensation governance approach;

•	Our compensation philosophy and objectives; and

•	A detailed description of the elements of the Company’s executive compensation program.

Executive Summary

In 2014, our CEO and the Board established performance goals for the Company and aligned the short-term and long-term incentive plans with those goals. A key element of these plans allows us to focus on maintaining an attractive financial profile while creating long-term value for shareholders and customers.

As shown below, utility and non-utility EPS exceeded targets and other operational targets were met, helping produce a short-term incentive payout above target. ROE exceeded the target established for our CEO’s performance-based RSUs, allowing a portion of his RSUs to vest. Finally, our three year TSR, determined on the basis of total appreciation for the period 2012-2014 with all dividends reinvested, achieved 43rd percentile TSR relative to the S&P 400 Utilities Index, resulting in a payment of 58% of targeted performance share awards granted for that period.

2014 Executive Compensation Highlights

•	The compensation earned by our NEOs in 2014 reflects our corporate performance for the fiscal year, as well as the impact of the challenging economy;

•

The Compensation Committee approved base salary adjustments ranging from 1.8% to 6.0% for our NEOs based on market comparisons, its assessment of individual performance and other factors as discussed in more detail below;

•

Our 2014 utility and non-utility EPS performance exceeded target resulting in an annual cash incentive payment of 150% of target, which was 150% of base salary for our CEO and 90% of base salary for our other NEOs;

•	For our CEO, our ROE exceeded the target; therefore one-third of his RSUs granted in 2012, 2013 and 2014 and the associated dividend equivalents vested and were paid;

•

Our NEOs other than our CEO received one-third of their RSUs granted in each of 2012, 2013 and 2014, along with the associated dividend equivalents. The RSUs are time-based, and one-third vest each year over a three-year period; and

•

The Company’s relative TSR over the three-year performance period was above threshold performance resulting in a 58% of target payout, and our NEOs earned a payment with respect to their 2012-2014 performance share award and the associated dividend equivalents.

Business Results Impact Compensation

We establish target compensation for our NEOs at the beginning of each performance period. Actual pay will be at, above or below the target based on individual, organizational, and stock performance. Because a substantial portion of each NEO’s compensation is in the form of equity, our NEO’s actual compensation rises or falls with the stock price.

We employ several quantitative criteria to assess the performance of our NEOs. Our objectives include achieving the EPS and ROE targets, exceeding TSR objectives relative to our peers, reducing our costs per customer, improving customer satisfaction, improving our response time to natural gas emergency calls, and improving reliability of service. The charts below illustrate the relationship between our 2014 performance and our CEO’s 2014 compensation.

Recent Performance Results: Select Annual Incentive Plan Metrics

Recent Performance Results: Long-Term Incentive Plan Metrics

Chief Executive Officer: 2014 Target Compensation versus Realized Compensation

*	The target amount shown for our CEO’s RSUs represent the grant date fair value of the portion of awards made in each of 2012, 2013 and 2014 that could have vested if the 2014 ROE performance condition was met. The target amount for the CEO’s performance shares represent the aggregate grant date fair value of the 2012 awards that could have vested if the TSR performance conditions were met from 2012 through 2014. Value of vested RSUs and PSUs includes dividends.

Compensation Governance Practices

The Company highly values strong compensation governance practices. We believe our executive compensation practices align with our corporate values and provide a foundation for success. The governance practices that we employ, and those that we avoid, include:

Practices We Employ	Practices We Avoid

•     Pay is closely linked to performance

•     Undue risk is mitigated (see Risk Mitigation Overview on page 31)

•     Stock ownership guidelines have been implemented consistent with market practices

•     A recoupment (i.e., clawback) policy is in place

•     Change-in-Control (“CIC”) severance requires a double trigger

•     Our Compensation Committee reviews NEO tally sheets annually

•     Our Compensation Committee is composed entirely of independent directors

•     Our Compensation Committee engages an independent compensation consultant

•     Our Compensation Committee regularly has executive sessions without management present

•     We do not provide perquisites

•     We do not permit hedging or short sales of company stock

•     We do not provide dividends or dividend equivalents on unearned performance awards or RSUs

•     We eliminated excise tax gross-ups for all new executives after November 13, 2009

•     We do not provide executive severance except in connection with a CIC

•     We do not provide additional Supplemental Executive Retirement Plan (“SERP”) service credits as a recruitment tool for hiring executives

2014 Say on Pay Advisory Vote

At the May 2014 Annual Meeting, shareholders expressed substantial support for the compensation of our NEOs, with approximately 94.2% of the votes cast for the Say on Pay advisory resolution approving our executive compensation. We view this outcome as a signal of strong shareholder support for our executive compensation philosophy, policies and practices. In addition to considering the Say on Pay advisory vote, our Senior Vice President, CFO and Treasurer; Senior Vice President, Human Resources and Corporate Secretary; and Senior Vice President, General Counsel and CCO proactively solicit input from shareholders regarding our governance and executive compensation programs. We believe this outreach to shareholders, together with our shareholders’ ability to contact us at any time to express specific views on executive compensation, fosters open dialogue to assure we maintain the consistency and credibility of the program.

Following the 2014 Annual Meeting, we discussed our overall approach to executive compensation and governance and took into consideration feedback we received from meetings with various shareholders. Based on the feedback received and the results of the Say on Pay advisory vote, no significant changes were made during 2014 to our overall approach to executive compensation and governance.

Decision Making Process

Role of the Compensation Committee

The Compensation Committee makes all compensation decisions regarding our CEO, our other NEOs and other executive officers, including the level of cash compensation and equity awards. Our CEO annually reviews each executive officer’s performance ratings as determined by his or her direct manager and presents the ratings to the Compensation Committee for it to consider with respect to salary adjustments, annual incentive opportunity, and annual equity award amounts.

Role of the Compensation Consultant

The Compensation Committee selects and retains an independent compensation consultant to support its oversight of our executive compensation programs. For 2014, the Compensation Committee engaged Meridian as its independent compensation consultant. Meridian provides to the Compensation Committee consulting services solely relating to executive compensation and governance matters. In accordance with NYSE rules, the Compensation Committee determined that Meridian is independent and, further, that no conflict of interest exists between Meridian and the Company.

A representative of Meridian attended Compensation Committee meetings in 2014 and advised the Compensation Committee on all principal aspects of executive compensation, including the competitiveness of program design and award values and specific analyses with respect to our executive officers.

The Compensation Committee determines the work to be performed by Meridian. Meridian works with our Senior Vice President of Human Resources and her staff to gather data required in preparing the Meridian’s analyses for Compensation Committee review, but does not otherwise provide any services or advice to management.

While it is necessary for Meridian to interact with management to gather information and obtain recommendations, the Compensation Committee Chair determines if and when Meridian’s advice and recommendations can be shared with management. Ultimately, Meridian provides recommendations and advice to the Compensation Committee in an executive session without Company management present, which is when important pay decisions are made. This approach ensures the Compensation Committee receives objective advice from Meridian so that the Compensation Committee may make independent decisions about executive pay.

Role of Management

Whereas Meridian makes recommendations to the Compensation Committee as to the amount and form of executive compensation for all executive officers including our CEO, our CEO has input on the recommendations to the Compensation Committee with respect to the compensation of all of our executive officers (other than with respect to compensation of the CEO).

At the request of the Compensation Committee, both the Senior Vice President of Human Resources and our CEO regularly attend Compensation Committee meetings, excluding the executive sessions during which their respective compensation and other matters are discussed.

Risk Mitigation Overview

The Compensation Committee believes that the Company’s compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. In establishing pay practices for the Company, the goal is to design a compensation structure that does not encourage inappropriate risk-taking by employees or executive officers. Therefore, enterprise risk management is integral to the overall compensation philosophy. The following features of the compensation structure reflect this approach:

•	Short and long-term incentive payments are capped;

•	Annual cash incentive design balances key performance metrics that are focused on financial results and system sustainability over time;

•	The total compensation program does not guarantee bonuses and has multiple financial and non-financial performance measures;

•

The Compensation Committee reviews both short-term and long-term financial scenarios to ensure the plan design does not encourage executives to take excessive risks but also does not discourage appropriate risks;

•	Stock ownership guidelines are in place to strengthen the alignment of the financial interests of executives with those of shareholders;

•	Officers are prohibited from engaging in short-sales, pledging, or hedging the economic interest in their Company shares; and

•	The Company maintains a formal recoupment policy.

Elements of Compensation

Compensation Philosophy and Objectives

The Compensation Committee approves and implements a compensation program that focuses executives on the achievement of specific annual, long-term, and strategic goals that align executives’ interests with those of shareholders by rewarding performance that maintains and improves shareholder value. The Compensation Committee believes that the overall compensation of our senior executives should be weighted toward variable performance-based compensation, linking a significant portion of their compensation with goals related to specific items of corporate performance that are likely to produce long-term shareholder and customer value.

The charts below show the portion of target compensation that is variable and therefore is “at risk” for our CEO and the average for our other NEOs. Variable compensation includes: annual incentives, RSUs and performance shares. The charts also show the portion of target compensation for our CEO and the average for our other NEOs that is directly linked to share value. Share value compensation includes RSUs and performance shares.

Variable	76%	Variable	66%
Linked to Share Value	54%	Linked to Share Value	45%

Competitive Analysis and Peer Group

The Compensation Committee believes it is important to provide a compensation structure that is competitive with compensation paid to comparable executives of companies within the energy/utility industry to ensure the Company attracts and retains quality employees in key positions to lead the Company. To achieve this objective, the Compensation Committee works with Meridian to conduct an annual competitive review of its total compensation program for our CEO and other NEOs. Through the review process, the Compensation Committee generally targets overall total compensation levels (base, short-term incentive and long-term incentives) within the range that is 15% above and below the median of the peer group. Pay components for an NEO may be higher or lower than the median depending on an individual’s role, responsibilities, and performance within the Company. The Compensation Committee believes this target positioning is effective to attract and retain our executives.

The Compensation Committee annually compares each element of NEO total compensation against a peer group of publicly-traded companies within the energy/utility industry of similar revenue size and market capitalization. In previous years, the Compensation Committee followed its benchmarking approach to focus on compensation as disclosed in proxy statements. For 2014, our NEO compensation was compared with market data from a customized group of utilities (“Proxy Peer Group”) to better represent the Company’s business, size and competitive market for talent. All market data from the Proxy Peer Group was gathered from publicly available sources, including proxy statements, Form 8-Ks, and Form 4s. The use of publicly disclosed data allows the Company to maintain a consistent peer group without being restricted by private survey participation, which varies year to year. For the Proxy Peer Group in 2014, the Committee used eighteen companies from the S&P 400 Utilities Index because the Compensation Committee believes the companies in the Proxy Peer Group better represent the Company’s competitors for executive officers. The median revenues and market capitalization of the Proxy Peer Group were $2.2 billion and $4.0 billion, respectively, as compared with Avista’s revenues of $1.5 billion and market capitalization of $1.6 billion. The companies comprising the Proxy Peer Group were:

Alliant Energy Corporation	Hawaiian Electric Industries, Inc.	PNM Resources, Inc.
Aqua America, Inc.	IDACORP, Inc.	Questar
Atmos Energy Corporation	MDU Resources Group, Inc.	UGI Corporation
Black Hills Corporation	National Fuel Gas Company	Vectren Corporation
Cleco Corporation	NV Energy, Inc.	Westar Energy, Inc.
Great Plains Energy, Inc.	OGE Energy Corporation	WGL Holdings, Inc.

As in prior years, for 2014 the Compensation Committee also used the Towers Watson Energy Services Executive Compensation database for additional compensation data on comparable diversified energy companies with revenues between $1 billion and $3 billion. The median revenues of the companies in the survey were $1.6 billion. The advantage of also considering survey information is that it provides competitive data for all of our executive officer positions. The Compensation Committee uses all of these sources of data to help it make informed decisions about market compensation practices.

Performance Management

The Compensation Committee believes in aligning pay with performance. As part of that alignment, all executives receive annual performance reviews conducted by their direct manager, and the Compensation Committee reviews the performance ratings of each NEO. For each NEO, the Compensation Committee also reviews the results of the Company’s 360-degree survey, which is a standardized performance survey conducted periodically on multiple leadership performance categories that includes feedback from peers within the Company, direct reports, and the NEO’s direct manager.

At the beginning of each calendar year, the Compensation Committee has our CEO develop specific performance targets and goals for his role based on strategic goals set by the Board. The Compensation Committee reviews and approves our CEO’s goals at its annual February meeting and presents the goals to the full Board for its information and review. The Compensation Committee reviews quarterly our CEO’s performance relative to his targets and provides quarterly status updates to the full Board. At the end of the year, the Compensation Committee reviews our CEO’s year-end results as part of its overall CEO annual performance review process.

Base Salary

Our NEOs are provided with an annual base salary to compensate them for services rendered during the year. The Compensation Committee reviews the base salary of all executive officers at least annually. The factors that influence the Compensation Committee’s decisions in setting the annual base salary for our NEOs include the market data provided by its consultant and each NEO’s job complexity, experience and breadth of knowledge in the utility and diversified energy industry. The Compensation Committee also considers each NEO’s responsibilities, which may include electric and natural gas utility operations, as well as subsidiary operations, and recognizes that the Company operates in several states, thereby requiring quality relationships and interaction with multiple regulatory agencies.

2014 Base Salaries

In addition to considering the factors noted above, the Compensation Committee also reviews performance results from the prior year to determine how our CEO performed against specific targets and operational goals established at the beginning of the prior year. Our CEO’s annual performance goals for 2013 were generally related to strategic planning, financial performance, safety targets, diversified energy resource management, regulatory and legislative matters, succession planning, governance, and customer value delivery. When reviewing the CEO’s base salary for 2014, the Compensation Committee agreed that our CEO had met the established goals for 2013 performance.

The Compensation Committee also reviewed performance ratings of each of the other NEOs to determine appropriate adjustments in base salary. The Compensation Committee noted that the market data provided by Meridian showed that the base salary for several NEOs were below the median of their market levels, specifically for Marian Durkin and Karen Feltes. After the adjustments shown below, base salaries generally are within the range that is 15% above and below the median of the Proxy Peer Group. The table below outlines the changes to base salary in 2014 for our NEOs.

	2013 Salary	% Increase	2014 Salary
S. L. Morris	$735,000	2.0%	$750,000
M. T. Thies	$390,000	2.1%	$398,000
D. P. Vermillion	$352,000	1.8%	$358,500
M. M. Durkin	$315,000	6.0%	$334,000
K. S. Feltes	$285,000	5.3%	$300,000

2014 Executive Officer Annual Cash Incentive

The 2014 Executive Officer Annual Cash Incentive Plan (the “Cash Incentive Plan”) was designed to align the interests of our NEOs and senior management with both shareholder and customer interests to achieve overall positive financial and operational performance for the Company. The Cash Incentive Plan reflects these goals by having 60% of the total incentive opportunity tied to EPS targets and the remaining 40% tied to key components of utility operation. Each metric is independent, which allows the Cash Incentive Plan to pay a portion of the award upon the attainment of one goal even if the other goals are not met.

The Cash Incentive Plan’s performance metrics are based on factors that are essential for the long-term success of the Company, and, with the exception of the EPS goals, are identical to performance metrics used in the Company’s annual cash incentive plan for non-executive employees. The Compensation Committee believes that having similar metrics for both the Cash Incentive Plan and the non-executive plan encourages employees at all levels of the Company to focus on common objectives.

The following chart shows the Cash Incentive Plan performance goals for each performance metric, the weighting of each metric, and the 2014 actual results of each metric.

Metric	Weighting	Threshold	Target	Exceeds	Actual	2014 Results
Earnings Components
Utility EPS*	50%	$1.68	$1.75	$1.82	$1.87	Met 167%
Payout can vary 0%-167% based on performance level.

Non-Utility EPS*	10%	$0.09	$0.12	$0.15	$1.27	Met 167%
Payout can vary 0%-167% based on performance level.

Utility Operations Components
Cost Per Customer*	20%	$380.18	$378.17	$371.48	$363.64	Met 150%
The Operating and Maintenance (O&M) cost is directly related to maintaining reliable, cost-effective service levels. Payouts can vary 0%-150% based on performance level.

Customer Satisfaction Rating	8%	NA	90%	NA	95%	Met 100%

This rating is derived from a Voice of the Customer survey conducted each quarter by an independent agency. The survey is used to track satisfaction levels of customers that have had recent contact with our call center or service center. This is a hit or miss target and the payout is either 100% or 0% based on achievement of objective.

Reliability Index	8%	NA	1.00	NA	1.21	Met 100%

This measure is derived from the combination of three indices that track average restoration time for sustained outages, average number of sustained outages per customer, and percent of customers experiencing more than three sustained outages during the year. This is a hit or miss target and the payout is either 100% or 0% based on achievement of objective.

Response Time	4%	NA	93%	NA	97%	Met 100%

This measures the percentage of time the Company responds within targeted time goals for dispatched natural gas emergency calls. This is a hit or miss target and the payout is either 100% or 0% based on achievement of objective.

*	Payout levels are interpolated on a straight-line basis for results between the threshold performance level and the maximum level.

The Compensation Committee sets target goals for these performance metrics that are rigorous, but reasonably achievable with strong management performance. Maximum performance levels were designed to be difficult to achieve given historical performance and the Company’s forecasted results at the time the performance metrics were approved. Over the last ten years, the actual performance results of the Plans have averaged 90% of target and ranged from a low of 15% of target to a high of 150% of target as shown in the chart below.

2014 Executive Officer Annual Cash Incentive Target Award Opportunity

Individual annual cash incentive awards are set as a percentage of base salary. The Compensation Committee compares annual cash incentive opportunity levels against the Proxy Peer Group. As discussed previously, the Compensation Committee targets overall total compensation levels, which include base salaries, short-term incentives and long-term incentives within a range of 15% above or below the market median. For 2014, the market data provided to the Compensation Committee indicated an increase in target incentive award opportunity from 90% to 100% of base salary for our CEO. The Committee maintained the 60% target opportunity for all other NEOs, which aligns with the range of 15% above or below the market median. The actual total amounts paid could increase (up to 150% of target) or decrease (as low as 0% of target) depending on the Company’s actual performance.

2014 Results for the Executive Officer’s Annual Cash Incentive Plan

After the end of the year, the Compensation Committee assesses the performance of the Company against each Plan objective, comparing the actual year-end results to the pre-determined threshold, target, and exceeds levels for each objective, and an overall percentage amount for meeting the objectives is calculated and audited. The results also are reviewed by the Finance Committee.

Based on this review, at its February 2015 meeting, the Compensation Committee determined that the Company satisfied the maximum performance level for Utility EPS and Non-Utility EPS. The Company exceeded the target performance level for O&M Cost Per Customer and met the targets for all three non-financial metrics: customer satisfaction, reliability, and response time. The actual performance result of the 2014 executive officer’s annual cash incentive plan was 150% of target. As a result, and at the same meeting, the Compensation Committee authorized payment of cash incentives equal to 150% of base salary (150% of 100%) for our CEO, and 90% of base salary (150% of 60%) for all our other NEOs.

Ecova-Related Cash Incentive

The Company’s NEOs provided significant support and oversight of the Ecova business. In recognition of their support of Ecova and their contribution to its value, the Compensation Committee awarded a cash payment to the four NEOs below in the amounts indicated. The amounts were paid following the sale of the Ecova business.

NEO	Cash Payment
Morris	$191,506
Thies	$153,127
Durkin	$121,127
Feltes	$104,127

Long-Term Equity Compensation

The Compensation Committee believes that equity-based compensation is the most effective way to create a long-term link between shareholder returns and the compensation provided to NEOs and other key management. This program encourages participants to focus on long-term Company performance and provides an opportunity for executive officers and designated key employees to maintain ownership in the Company through grants of Company stock that can be earned based on either service or performance, and sometimes both, over a three-year cycle. Through the use of long-term performance awards and RSUs, the Company can compensate executives for sustained increases in the Company’s stock performance, as well as long-term growth relative to its peer group for the relevant cycle.

The Company’s current LTIP authorizes various types of equity awards. As with all the components of executive compensation, the Compensation Committee determines all material aspects of the long-term incentive awards—who receives an award, the form of the award, the amount of the award, the timing of the award, as well as any other aspect of the award it may deem material. For 2014, our program continued to be heavily weighted toward “performance-based” equity awards, 75% of the value being granted in the form of performance shares and 25% being granted in the form of RSUs that vest based on continued service.

When deciding grant amounts, the Compensation Committee considers competitive market data and which executives have the greatest ability to influence overall Company performance. In addition, and as previously discussed, the Compensation Committee targets overall total compensation levels, which include base salaries, short-term incentives and long-term incentive within a range of 15% above or below the median of the Proxy Peer Group.

Performance-Based Equity Awards

Our performance-based equity awards are designed to provide a direct link to the long-term interests of shareholders by assuring that shares will be paid only if the Company attains specified performance levels. In previous years, vesting of performance-based equity awards were 100% contingent on the Company’s TSR performance relative to our peers over a three-year period. In 2014, the Compensation Committee added cumulative EPS (“CEPS”) to the mix. Under the new design, used for 2014 performance-based equity awards, two-thirds of the awards are contingent on TSR relative to our peers and one-third is measured by our CEPS over a three-year period.

The peer group for TSR performance purposes consists of all companies comprising the S&P 400 Utilities Index as of January 1 in the first year of the three-year performance cycle. Throughout the course of the performance cycle, companies may be added or dropped from the index by S&P due to mergers or other activities. At the end of the cycle, new companies that were added to the index are included in the rankings as if they had been in the ranking from the beginning, provided there is sufficient trading history to include them in the final calculation. When a company is dropped from the index, everything related to the company is excluded as if it were never in the index. The amount of the payment with respect to any award is determined at the end of the three-year performance cycle based on the Company’s percentile rate-of-return ranking compared to that of the companies in the S&P 400 Utilities Index, and is payable at the Compensation Committee’s discretion in cash, shares of Company common stock, or a combination of both. Dividend equivalents on performance awards are accumulated and paid upon vesting if the awards vest and are paid based on performance. If the Company’s relative TSR over the three-year performance period is below the threshold performance required to earn the award, then the accumulated dividends are forfeited as well.

In 2014, the Compensation Committee added a second performance metric, CEPS, to align with current competitive practices within the peer group based on market data provided by the Compensation Committee’s consultant. The performance metric CEPS provides for performance awards if the Company’s CEPS grows over the three-year performance period between 3.00% and 6.00% compounded annually. CEPS is fully diluted earnings per share determined in accordance with generally accepted accounting principles. The amount of the payment with respect to any award is determined at the end of the three-year performance cycle based on the Company’s compounded growth, and is payable at the Compensation Committee’s discretion in cash, shares of Company common stock, or a combination of both. Dividend equivalents on performance awards are accumulated and paid upon vesting if the awards vest and are paid based on performance. If the Company’s CEPS over the three-year performance period is below the threshold performance required to earn the award, then the accumulated dividends are forfeited as well.

Range of Award Opportunity for Performance Shares

Each year, the Compensation Committee approves a grant of performance shares at target to each NEO that vest over a three-year performance cycle based on achieving pre-determined performance goals. The number of performance shares that may be earned at the end of the cycle can range from 0% to 200% of the target number of performance shares granted, depending upon the level of performance.

Individual grant amounts are set at the beginning of each year. The Compensation Committee compares long-term incentive opportunity levels against the Proxy Peer Group. As discussed previously, the Compensation Committee targets overall total compensation levels that include base salaries, short-term incentives and long-term incentives within a range of 15% above or below the market median. In 2014, the Compensation Committee noted that the market data provided by Meridian showed gaps between the total compensation levels for our CEO and all other NEO’s to the market median of the Proxy Peer Group. To reduce those gaps for 2014, adjustments were made to the target number of performance shares granted to our NEOs. The table below shows the changes made to the target number of performance share grants in 2014 for the performance period between 2014 and 2016 for our NEOs.

	2013 Grant(#)	% Change	2014 Grant(#)
S. L. Morris	42,500	6.6%	45,300
M. T. Thies	12,000	20.0%	14,400
D. P. Vermillion	12,500	(7.0%)	11,625
M. M. Durkin	12,000	(6.25%)	11,250
K. S. Feltes	12,000	(6.25%)	11,250

Two-thirds of the awards are contingent on TSR relative to our peers and one-third is measured by our CEPS over a three-year period. The table below outlines the target number of performance share grants in 2014 split between the two performance metrics.

	Relative TSR	Cumulative EPS	2014 Grant(#)
S. L. Morris	30,200	15,100	45,300
M. T. Thies	9,600	4,800	14,400
D. P. Vermillion	7,750	3,875	11,625
M. M. Durkin	7,500	3,750	11,250
K. S. Feltes	7,500	3,750	11,250

The following graphs represent the relationship between the Company’s performance targets and the award opportunity.

2012-2014 Performance Shares Settlement

For performance shares granted in 2012 for the performance period ending December 31, 2014, the Compensation Committee held a special meeting on January 9, 2015 to review, certify, and settle the issuance of shares to executive officers. The Company’s TSR was 57% during the three-year performance cycle, which placed the Company at the 43rd percentile among the S&P 400 Utilities Index. Based on these results, our CEO and our other NEOs earned 58% of the performance share awards granted in 2012. Accrued cash dividend equivalents were paid out on performance shares covered by the 2012 grant.

	Realized Value Received
NEO	Performance Share Awards			Total Realized Value
	#	Value	Dividend Equivalents
S. L. Morris	24,650	$874,582	$89,973	$964,555
M. T. Thies	6,960	$246,941	$25,404	$272,345
D. P. Vermillion	7,250	$257,230	$26,463	$283,693
M. M. Durkin	6,960	$246,941	$25,404	$272,345
K. S. Feltes	6,960	$246,941	$25,404	$272,345

Restricted Stock Units

The Company awards RSUs to improve retention and link compensation to the value of the Company common stock. For all NEOs and other executive officers other than our CEO, the vesting of RSUs is time-based, and the RSUs vest and shares are issued in three equal annual increments, provided the executive remains employed by the Company on the last day of each year of the three-year period. Dividend equivalents on time-based RSUs accrue and are paid in cash if and when the underlying RSUs vest. If the related RSUs are forfeited, the accrued cash dividends are also forfeited.

For our CEO, the RSUs vest and shares are issued in three equal annual increments provided our CEO remains employed by the Company on the last day of each year of the three-year period and the Company has attained the performance target. In order for any annual portion of our CEO’s RSUs to vest, the Company’s ROE for the year must exceed a hurdle rate equal to the Company’s weighted average cost of debt. Dividend equivalents accrue on the unvested RSUs and, if the performance target is met, the dividend equivalents are paid in cash at the same time that the underlying RSUs vest and are issued in shares. If the Company does not achieve the minimum ROE performance target for the year, no shares or dividend equivalents are earned by our CEO.

Using a weighted average cost of debt, the Compensation Committee determined early in 2014 that a 5.59% ROE hurdle rate was appropriate for 2014. For 2014, we achieved an ROE of 13.75% and the hurdle rate was met; therefore, one-third of our CEO’s RSUs granted during each of 2012, 2013, and 2014 vested and shares were issued along with the associated cash dividend equivalents.

	Realized Value Received
NEO	Restricted Stock Units			Total Realized Value
	#	Value	Dividend Equivalents
S. L. Morris	13,100	$488,237	$34,543	$522,780
M. T. Thies	5,600	$198,464	$12,446	$210,910
D. P. Vermillion	5,358	$189,888	$11,397	$201,285
M. M. Durkin	5,250	$186,060	$11,113	$197,173
K. S. Feltes	5,250	$186,060	$11,113	$197,173

Performance Based Stock Options

In February 2012, the Ecova Board approved a one-time grant of performance-based non-qualified stock options (“NQSOs”) for our NEOs who also served as officers of Ecova. This included all NEOs with the exception of Mr. Vermillion, who did not serve as an officer of Ecova. The Compensation Committee agreed to have the Ecova Board take this action as they believed it was in the shareholder’s interest that our NEOs be motivated to drive and maximize the value of Ecova’s business and be rewarded when certain performance metrics were achieved at Ecova. The intent of the grant was to provide a target opportunity equal to approximately 50% of each executive’s base salary. The vesting of the NQSOs was performance-based—one-third of the NQSOs were scheduled to vest in each of 2013, 2014 and 2015 if Ecova achieved 15% growth in earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the relevant year; however, if Ecova achieved a cumulative EBITDA growth rate of 30% after two years or 45% after three years, then all previously unvested NQSOs would vest. If the performance condition was not met, the NQSOs would not vest.

Upon the sale of Ecova in 2014, all Ecova stock options held by Avista NEOs became fully vested and were cashed out based upon the value of Ecova shares at the time of the sale. Additional information regarding the Ecova options that were exercised can be found in the Summary Compensation Table and the Option Exercise table below.

Perquisites

The Company does not provide any perquisites or personal benefits to our CEO or any other NEO.

Other Benefits

All regular employees, including our NEOs, are eligible for the Company’s defined benefit plan, the Company’s 401(k) plan, health and dental coverage, Company-paid term life insurance, disability insurance, paid time off, and paid holidays.

The Company’s retirement plan for all employees provides a traditional retirement benefit based on employees’ compensation and years of credited service. Earnings credited for retirement purposes represent the final average annual base salary of the employee for the highest 36 consecutive months during the last 120 months of service with the Company.

Supplemental Executive Retirement Plan

In addition to the Company’s retirement plan for all employees, the Company provides additional pension benefits through the SERP to the Company’s executive officers. Details of the SERP benefits and the amounts accrued by each NEO are found in the Pension Benefits section on page 48.

The Compensation Committee believes the pension plans and the SERP are an important part of our NEOs compensation. These plans are market competitive within the energy/utility industry and serve a critically important role in the retention of senior executives. The benefits increase each year these executives remain employed, thereby encouraging our most senior executives to remain employed and continue their work on behalf of shareholders.

Executive Deferred Compensation

The Company also maintains an Executive Deferred Compensation Plan (the “EDC Plan”). Each NEO may voluntarily participate in this EDC Plan on the same terms and conditions as all other eligible employees who reach a set compensation level. This EDC Plan is competitive in the market and provides eligible employees and executives with a tax-efficient savings method. Additional information about this EDC Plan, including 2014 contributions and year-end account balances, can be found in the Non-Qualified Deferred Compensation Plan table on page 49.

Company Self-Funded Death Benefit Plan

To provide death benefits to beneficiaries of executive officers who die during their term of office, the Company maintains an executive death benefit plan that will provide an executive officer’s designated beneficiary with a lump sum payment equal to twice the executive officer’s final annual base salary, payable within 30 days of the executive’s death. Prior to January 1, 2008, the plan continued to provide the death benefit to the beneficiaries of executives who died after retirement. Effective January 1, 2008, the post-retirement death benefit was eliminated for any individual who became an executive officer after that date. Individuals who were executive officers prior to January 1, 2008 continue to be eligible for the post-retirement death benefit. For an officer who is eligible for the post-retirement death benefit, in the event of his or her death after retirement, the designated beneficiary will receive a lump sum equal to twice the retired executive officer’s total annual pension benefit. Death benefits are paid from the general assets of the Company. The present value of this benefit for each NEO can be found in the Potential Payment Upon Termination or Change in Control Tables starting on page 49.

Supplemental Executive Disability Plan

The Supplemental Executive Disability Plan provides benefits to the Company’s executive officers who become disabled during employment. The plan provides a benefit equal to 60% of the executive officer’s annual salary at the date of disability reduced by the aggregate amount, if any, of disability benefits provided for under the Company’s Long-Term Disability Plan for employees, workers’ compensation benefits, and any benefit payable under provisions of the Federal Social Security Act. Benefits will be payable until the earlier of the executive officer’s date of retirement or age 65. The present value of this benefit for each NEO can be found in the Potential Payment Upon Termination or Change in Control Tables on page 49.

Change in Control and Severance Benefits

In 2014, none of the executive officers had severance benefits, except for termination in connection with a CIC. The Compensation Committee believes it is in the interest of shareholders to provide severance to our executive officers in the event of a CIC, thereby reducing the inherent conflict of our executive officers pursuing a transaction that may result in their personal job loss. There are no CIC agreements that provide cash severance benefits in excess of three times base salary and bonus. The CIC agreements all have double triggers that provide for a severance payment only upon the occurrence of both a CIC and qualified termination.

Additional information regarding the CIC agreements, including definitions of key terms and a quantification of benefits that would have been received by our NEOs had termination occurred on December 31, 2014, due to a CIC, is found in the Potential Payment Upon Termination or Change in Control Tables on page 49.

CIC agreements entered into on or after November 13, 2009 do not provide for excise tax gross-ups. CIC agreements entered into before that date contain gross-ups, but the gross-up provisions have been modified to eliminate the gross-up payment if the golden parachute excise tax imposed by Code Sections 280G and 4999 could be avoided by reducing an executive’s total CIC payments (other than the gross-up) by 10% or less.

Internal Revenue Code Section 162(m)

Code Section 162(m) limits the tax deduction that a publicly held corporation may take with respect to annual compensation in excess of $1 million for any fiscal year paid to certain executive officers. As defined by the Code, the $1 million limit does not apply to compensation that qualifies as “performance-based” compensation. When consistent with the Company’s compensation philosophy and objectives, the Compensation Committee structures its compensation plans so that all compensation expense may be deductible for tax purposes. However, in light of the need to maintain flexibility in administering our executive compensation program, the Compensation Committee retains discretion to recommend to the Board executive compensation that may not be deductible.

Compensation Governance Matters

Recoupment Policy

The Compensation Committee believes that if the Company is required to prepare an accounting restatement as a result of misconduct or a material error, incentive payouts based on the original results should be revised. Therefore, the Board has adopted a formal recoupment policy applicable to incentive compensation awards. The policy authorizes the Company to recover incentive payouts if those payouts are based on performance results that are subsequently revised or restated to levels that would have produced payouts lower than the original incentive plan payouts. If misconduct or material error results in a restatement of financial results, the Compensation Committee may recommend that the Board either require forfeiture of incentive awards or seek to recover appropriate portions of the executive officer’s compensation for the relevant period, in addition to other disciplinary actions that might be appropriate based on the circumstances. The Board, in its discretion, would determine when the need for a recoupment is triggered, to whom the recoupment would apply and the recoupment mechanism.

Stock Ownership Guidelines

The Board has implemented a stock ownership policy for the Company’s executive officers. The policy requires executive officers to own shares based on their position and salary, as well as to achieve set ownership levels based on a multiple of salary. The exact multiple for each NEO depends on each executive officer’s position and salary. The value for each executive’s ownership level is based on the closing stock price as reported on the day on which the Compensation Committee holds a special meeting to review, certify, and settle the issuance of shares to executive officers. The policy requires executive officers to achieve the required ownership level within five years from the program’s inception in 2010, or from the executive officer’s employment date or applicable promotion.

The objectives of our stock ownership policy are to:

•	Strengthen alignment of the executives’ financial interests with those of shareholders;

•	Enhance executive long-term perspective and focus on shareholder value growth;

•	Reinforce “pay at risk” philosophy and provide an additional basis for sharing in Company success or failure as reflected in shareholder returns; and

•	Align Company practice with corporate governance best practices.

The specific ownership requirements and certain other components of the policy are as follows:

Requirement	Ownership Definition	Retention Requirement

• CEO—5 times salary • SVPs—2.5 times salary • VPs—1 times salary	• Direct holding and family holdings • Shares held in 401(k) • Shares held in Executive Deferred Compensation Account • Unvested time-based RSUs	Officers must retain 50% of the net shares received upon restricted stock release or issuance of performance shares earned until the ownership level is achieved.

Annually in February, the Compensation Committee reviews the ownership levels to assure adherence to the guidelines. In 2014, the Compensation Committee conducted its annual review to assess that each officer was at or moving toward the required ownership level for his or her position. Although several officers had not yet met the required ownership level, after review, the Compensation Committee determined that those officers were making appropriate progress toward the required level.

Anti-Hedging Policy

The anti-hedging policy in the Company’s insider trading policy expressly prohibits all directors, NEOs, and other officers from engaging in a short sale, pledging, or hedging the economic interest in the Company shares they hold.

Compensation Committee Report

The Compensation Committee of the Board has reviewed and discussed the CD&A with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the CD&A be included in the Company’s Annual Report on Form 10-K and in this proxy statement.

Members of the Compensation & Organization Committee of the Board

John Taylor—Chair	Rebecca Klein	John Kelly

Compensation Committee Interlocks and Insider Participation

There are no “Compensation Committee interlocks” or “insider participation” relationships that SEC regulations or NYSE listing standards would require to be disclosed in this proxy statement.

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table—2014

Name and Principal Position	Year	Salary(1)	Bonus(2)	Stock Awards ($)(3)	Stock Options ($)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension and Non-Qualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total Compensation ($)
S. L. Morris Chairman of the Board, President & CEO	2014	$747,114	$191,506	$1,540,351		$1,120,642	$1,613,380	$238,340	$5,451,333
	2013	$723,461		$1,305,334		$813,894	$0	$53,255	$2,895,944
	2012	$673,847		$1,420,093	$135,250	$245,860	$969,583	$50,165	$3,494,798
M. T. Thies Sr. Vice President, CFO & Treasurer	2014	$396,462	$153,127	$489,648		$356,806	$211,017	$61,474	$1,668,534
	2013	$386,538		$357,720		$289,904	$29,911	$15,300	$1,079,373
	2012	$365,769		$545,190	$33,813	$88,970	$117,078	$13,460	$1,164,280
D. P. Vermillion Sr. Vice President & ECO	2014	$357,251		$395,289		$321,517	$671,920	$14,850	$1,760,827
	2013	$344,309		$371,974		$258,231	$0	$14,429	$988,943
	2012	$310,385		$560,803		$75,498	$383,559	$13,907	$1,344,152
M. M. Durkin Sr. Vice President, General Counsel & CCO	2014	$330,347	$121,127	$382,538		$297,304	$281,334	$57,574	$1,481,924
	2013	$314,037		$357,720		$235,528	$46,781	$11,475	$965,541
	2012	$305,385		$545,190	$33,813	$74,282	$170,519	$11,250	$1,140,439
K. S. Feltes Sr. Vice President & Corporate Secretary	2014	$297,115	$104,127	$382,538		$267,396	$411,178	$57,574	$1,531,628
	2013	$282,308		$357,720		$211,731	$20,422	$11,475	$883,656
	2012	$267,308		$545,190	$33,813	$65,020	$253,636	$11,250	$1,176,217

(1)	Amounts earned in the applicable year; includes regular pay, paid time-off and holiday pay. The total amounts shown in this column also include any amounts that an NEO elected to defer in accordance with the Executive Deferred Compensation Plan. (See the “Non-Qualified Deferred Compensation Plan” table on page 49 for more information.)
(2)	Amounts shown represent the bonuses paid following the sale of Ecova.
(3)	Values shown represent the aggregate grant date fair value calculated in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718 “Compensation—Stock Compensation” for RSUs and performance share awards granted in each of the years reported. Assumptions used in the calculation of these amounts are included in Note 19 of the Company’s audited financial statements for the year ended December 31, 2014 included in the Company’s Annual Report on Form 10-K filed with the SEC. In the case of performance share awards, the amounts reported in the Stock Awards column represent the aggregate grant date fair value of the target number of performance shares that may become vested if the applicable performance criteria are satisfied, and computed in accordance with ASC 718. The aggregate grant date fair value for the target number of performance shares was calculated by using a Monte Carlo simulation, which produces a probable value for the awards. Performance share awards vest at the end of the vesting term, however the number of shares delivered vary based upon the attained level of performance and may range from 0 to 2.0 times the target number of performance shares awarded. For the 2014 performance share grant, if the maximum level of performance is achieved and using the closing stock price of $35.35 as reported on December 31, 2014 to calculate the value and add the dividend equivalents using an annual amount of $1.27 per share as declared in 2014 multiplied by three years, then the value of the payouts would be: Mr. Morris $3,547,896; Mr. Thies $1,127,808; Mr. Vermillion $910,470; Ms. Durkin $881,100; and Ms. Feltes $881,100.
(4)	Amounts shown represent the annual short-term cash incentive awards paid in 2015 that were earned by our NEOs for 2014 performance in accordance with the 2014 Executive Officer Annual Cash Incentive Plan.
(5)	Any increase in the present value of the accrued pension benefit at normal retirement age (the earliest age at which retirement benefits may be received by the NEO without any reduction in benefits) for any NEO between December 31, 2013 and December 31, 2014 is reported in this column. All NEOs experienced an increase in the present value of their respective accrued pension benefits during 2014. The present value as of December 31, 2014 utilizes the RP2014 mortality table with generational projection for males and females and a 4.21% discount rate for the retirement plan and a 4.11% discount rate for the SERP. There were no above-market earnings for the Company’s Executive Deferred Compensation Plan.
(6)

Includes employer matching contributions under both the EDC Plan and the Investment and Employee Stock Ownership Plan (the “401(k) plan”). The Company makes matching contributions on behalf of all its employees who make regular contributions of their wages, salary, cash incentive, and overtime to the 401(k) plan during the plan year. The Company matching contribution to the 401(k) plan is equal to $0.75 for every $1.00 of regular employee contributions up to a maximum 6% of compensation for non-union employees hired prior to January 1, 2006. For non-union employees hired after that date, the Company matching contribution is equal to $1.00 for every $1.00 of regular employee contributions up to a maximum of 6% of compensation. The Company matching contribution under the EDC Plan is equal to $0.75 for every $1.00 contributed up to a maximum of 6% of the executive’s base pay less the maximum contribution allowed under the 401(k) plan assuming the participant has contributed the maximum allowed by law. Upon the sale of Ecova in 2014, all Ecova stock options held by

Avista NEOs became fully vested and were cashed out for an amount equal to the excess of the value of Ecova shares at the time of the sale over the option exercise price. Amounts shown in the All Other Compensation column for 2014 include the following:

Name	EDC Plan Company Match	401(k) plan Company Match	Paid Time Off (Cash Outs)	Ecova Stock Option Cash Outs	Total All Other Compensation
S. L. Morris		$11,700	$43,146	$183,494	$238,340
M. T. Thies		$15,600		$45,874	$61,474
D. P. Vermillion	$3,150	$11,700			$14,850
M. M. Durkin		$11,700		$45,874	$57,574
K. S. Feltes		$11,700		$45,874	$57,574

Grants of Plan-Based Awards—2014

	Grant Date(1)							All Other Stock Awards: Number of Shares of Stock or Units (#)(5)	Grant Date Fair Value of Stock and Option Awards ($)(6)
Name		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)
		Threshold($)	Target($)	Maximum($)	Threshold(#)	Target(#)	Maximum(#)
S. L. Morris
Annual Cash Award	02/06/14	$450,000	$750,000	$1,124,970
Performance Award	02/06/14				18,120	45,300	90,600		$1,116,192
Restricted Stock Units (4)	02/06/14					15,100	15,100		$424,159
M. T. Thies
Annual Cash Award	02/06/14	$143,280	$238,800	$358,190
Performance Award	02/06/14				5,760	14,400	28,800		$354,816
Restricted Stock Units	02/06/14							4,800	$134,832
D. P. Vermillion
Annual Cash Award	02/06/14	$129,060	$215,100	$322,641
Performance Award	02/06/14				4,650	11,625	23,250		$286,440
Restricted Stock Units	02/06/14							3,875	$108,849
M. M. Durkin
Annual Cash Award	02/06/14	$120,240	$200,400	$300,592
Performance Award	02/06/14				4,500	11,250	22,500		$277,200
Restricted Stock Units	02/06/14							3,750	$105,338
K. S. Feltes
Annual Cash Award	02/06/14	$108,000	$180,000	$269,993
Performance Award	02/06/14				4,500	11,250	22,500		$277,200
Restricted Stock Units	02/06/14							3,750	$105,338

(1)	The grant date is the date the Compensation Committee and/or the Board approves the grant of performance share awards, RSUs or non-equity incentive awards.
(2)	Potential annual cash incentive awards granted to NEOs for 2014 performance in accordance with the 2014 Executive Officer Annual Cash Incentive Plan. The amounts actually paid to our NEOs for 2014 performance appear in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. See the CD&A for further explanation.
(3)	Performance share awards are granted under the LTIP and vest over a three-year period. The number of shares earned at the end of the three-year performance period depends on the level of performance achieved. See the CD&A for further explanation.
(4)	In 2014, Mr. Morris was awarded RSUs under the LTIP that vest over a three-year period. One-third of the shares vest and shares are issued on an annual basis, provided that Mr. Morris is employed on the last day of the year and the Company achieves the minimum annual ROE performance target established for that year. Dividend equivalents accrue on the unvested RSUs and, if the performance target is met, are paid in cash at the same time the underlying RSUs vest. Therefore, if the Company does not achieve the annual ROE performance target or if the CEO’s employment ends prior to the last day of the vesting period, no RSUs or dividend equivalents are earned. See the CD&A for further explanation.

(5)	In 2014, our NEOs, other than Mr. Morris, were awarded RSUs under the LTIP that vest over a three-year period. One-third of the shares vest and shares are issued on an annual basis, provided that the NEO is employed on the last day of the vesting period. Dividend equivalents accrue on the unvested RSUs and are paid in cash at the same time the underlying RSUs vest. Therefore, if an NEO’s employment ends prior to the last day of the vesting period, no RSUs or dividend equivalents are earned.
(6)	The amounts shown for the grant date fair value of the target number of performance share awards were calculated in accordance with ASC 718. Assumptions used in the calculation of these amounts are included in Note 19 of the Company’s audited financial statements for the year ended December 31, 2014 included in the Company’s Form 10-K filed with the SEC on February 25, 2015. The grant date fair value for the target number of performance shares was calculated using a Monte Carlo simulation to produce a probable value for the awards, which resulted in a fair value per share lower than the closing price per share on the grant date.

Employment Agreements

We currently do not have employment agreements with our NEOs, with the exception of Ms. Durkin and Mr. Thies. Please refer to the “Pension Benefits” Table on page 48 for a discussion of the provisions that relate to the grant of additional service credit for pension purposes, and to the “Potential Payments Upon Termination or Change in Control” discussion on page 49, for a discussion of the change in control provisions.

Outstanding Equity Awards at Year-End—2014

Name	Date of Grant	Stock Awards
		Number of Shares or Units of Stock that Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have not Vested(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)(3)
S. L. Morris	02/07/2013			42,500	$1,502,375
S. L. Morris	02/07/2013			4,033	$142,567
S. L. Morris	02/06/2014			45,300	$1,601,355
S. L. Morris	02/06/2014			10,066	$355,833
M. T. Thies	02/07/2013			12,000	$424,200
M. T. Thies	02/07/2013	1,000	$35,350
M. T. Thies	02/06/2014			14,400	$509,040
M. T. Thies	02/06/2014	3,200	$113,120
D. P. Vermillion	02/07/2013			12,500	$441,875
D. P. Vermillion	02/07/2013	1,033	$36,517
D. P. Vermillion	02/06/2014			11,625	$410,944
D. P. Vermillion	02/06/2014	2,583	$91,309
M. M. Durkin	02/07/2013			12,000	$424,200
M. M. Durkin	02/07/2013	1,000	$35,350
M. M. Durkin	02/06/2014			11,250	$397,688
M. M. Durkin	02/06/2014	2,500	$88,375
K. S. Feltes	02/07/2013			12,000	$424,200
K. S. Feltes	02/07/2013	1,000	$35,350
K. S. Feltes	02/06/2014			11,250	$397,688
K. S. Feltes	02/06/2014	2,500	$88,375

(1)	Number of time-based RSUs that remain unvested as of December 31, 2014. (RSUs vest and shares are issuable over a three-year period, provided the NEO remains employed on the last day of each year of the vesting period.)

(2)	The market value of RSUs is based on the closing stock price ($35.35) as reported on December 31, 2014.
(3)	Performance share awards reflect the number of performance shares at the target performance level. The market value is based on the closing stock price ($35.35) as reported on December 31, 2014. The value for the 2013 performance share award is shown at the target level (100%) based on results (greater than threshold) for the first two years of the 2013-2015 performance period. The value for the 2014 performance share awards are shown at the target level (100%) based on results (greater than threshold) for the first year of the 2014-2016 performance period.

Option Exercises and Stock Vested—2014

	Option Awards				Stock Awards(1)(2)
	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)		Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Name
S. L. Morris	100,000	(4)	$183,494	(4)	24,650	(1)	$874,582
S. L. Morris					4,033	(3)	$150,310
S. L. Morris					4,033	(3)	$150,310
S. L. Morris					5,034	(3)	$187,617
M. T. Thies	25,000	(4)	$45,874	(4)	6,960	(1)	$246,941
M. T. Thies					3,000	(2)	$106,320
M. T. Thies					1,000	(2)	$35,440
M. T. Thies					1,600	(2)	$56,704
D. P. Vermillion					7,250	(1)	$257,230
D. P. Vermillion					3,033	(2)	$107,490
D. P. Vermillion					1,033	(2)	$36,610
D. P. Vermillion					1,292	(2)	$45,788
M. M. Durkin	25,000	(4)	$45,874	(4)	6,960	(1)	$246,941
M. M. Durkin					3,000	(2)	$106,320
M. M. Durkin					1,000	(2)	$35,440
M. M. Durkin					1,250	(2)	$44,300
K. S. Feltes	25,000	(4)	$45,874	(4)	6,960	(1)	$246,941
K. S. Feltes					3,000	(2)	$106,320
K. S. Feltes					1,000	(2)	$35,440
K. S. Feltes					1,250	(2)	$44,300

(1)

For the performance period ended December 31, 2014, our total shareholder return placed us in the 43rd percentile of companies included in our peer group, which resulted in issuing 58% of the performance shares granted in 2012 for the 2012-2014 performance period and the related dividend equivalents.

(2)	Our NEOs were granted RSUs in 2012, 2013 and 2014, of which one-third vests each year if an NEO remains employed on December 31. Therefore, one-third of each grant vested. Our NEOs received the last one-third of their RSUs granted in 2012 and one-third of their RSUs granted in 2013 and 2014. Value is based on the closing stock price ($35.44) as reported on January 2, 2015, the day on which the shares were issuable to the recipient. Dividend equivalents were paid in cash at the same time the underlying RSUs vested.
(3)	Mr. Morris was granted RSUs in 2012, 2013 and 2014, of which one-third vests each year based on his continued employment on December 31 and the Company achieving the minimum ROE performance target. The 2014 performance target for the portion of the 2012, 2013 and the 2014 RSUs that could vest at the end of 2014 was 5.59%. During 2014, we achieved an ROE of 13.75%, which exceeded the target and resulted in vesting of one-third of each of the three grants. Value is based on the closing stock price ($37.27) as reported on February 5, 2015, the day the Compensation Committee certified that the performance target was met and the shares were issuable. Dividend equivalents were paid in cash at the same time the underlying RSUs vested.
(4)	Upon the sale of Ecova in 2014 all Ecova stock options held by Avista NEOs became fully vested and were cashed out for an amount equal to the excess of the value of Ecova shares at the time of the sale over the option exercise price.

Pension Benefits—2014

The table below reflects benefits accrued under the Retirement Plan for Employees and the SERP for our NEOs. The Company’s Retirement Plan for Employees provides a retirement benefit based upon employees’ compensation and years of credited service. The retirement benefit under the Retirement Plan is based on a participant’s final average annual base salary for the highest 36 consecutive months during the last 120 months of service with the Company. Base salary for our NEOs is the amount under “Salary” in the Summary Compensation Table.

The SERP provides additional pension benefits to executive officers of the Company, who have attained the age of 55 and a minimum of 15 years of credited service with the Company. The SERP is intended to provide benefits to executive officers whose pension benefits under the Company’s Retirement Plan are reduced due to the application of limitations on qualified plans under the Code and the deferral of salary pursuant to the EDC Plan. When combined with the Retirement Plan, the SERP will provide benefits to executive officers, other than our CEO, who retire at age 62 or older, of 2.5% of the final average annual base salary during the highest 60 consecutive months during the last 120 months of service for each credited year of service up to 30 years. When combined with the Retirement Plan, the SERP will provide higher benefits to our CEO, if he retires on or after age 65, of 3% of final average base salary during the highest 60 consecutive months during the last 120 months of service for each credited year of service up to 30 years. Benefits will be reduced for executives who retire before age 62. Reductions are either 4% or 5% for each year of retirement before age 62 as prescribed in the Retirement Plan.

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)	Payments During Last Year ($)
S. L. Morris	Retirement Plan	33.17	$1,931,906	$0
	SERP—pre 2005(2)	23.17	$168,681	$0
	SERP 2005+(3)	30.00	$4,584,496	$0
M. T. Thies (4)	Retirement Plan	6.25	$179,478	$0
	SERP—pre 2005(2)	NA	NA	$0
	SERP 2005+(3)	6.25	$351,240	$0
D. P. Vermillion	Retirement Plan	26.83	$1,299,318	$0
	SERP—pre 2005(2)	16.83	$210,267	$0
	SERP 2005+(3)	26.83	$935,604	$0
M. M. Durkin (5)	Retirement Plan	9.42	$423,586	$0
	SERP—pre 2005(2)	NA	NA	$0
	SERP 2005+(3)	9.42	$511,932	$0
K. S. Feltes	Retirement Plan	16.67	$895,919	$0
	SERP—pre 2005(2)	6.67	NA	$0
	SERP 2005+(3)	16.67	$658,838	$0

(1)	SERP participants are limited to a maximum of 30 years of credited service under the SERP no matter how many years of service they actually have with the Company. Mr. Morris’ credit service under the SERP 2005+ Plan has reached the maximum of 30 years. This column represents number of years of benefit service.
(2)(3)	Effective January 1, 2005 the SERP was modified to comply with requirements of Code Section 409A. This plan is noted as SERP 2005+. The plan prior to this date, SERP pre-2005, is grandfathered and is not subject to Code Section 409A. SERP pre-2005 benefits were frozen as of December 31, 2004.
(4)	After ten years, Mr. Thies will receive a “two for one” credit for vesting service for each completed year of full-time service from year ten through year 12 (employment service). His ten-year employment anniversary triggers commencement of the additional vesting service credit. There is no “two for one” credit prior to completion of his tenth year of employment or after completion of his twelfth year of employment.
(5)	After five years, Ms. Durkin began to receive a “two for one” credit for vesting service for each completed year of full-time service from year six through year ten (employment service). Her five-year employment anniversary triggered commencement of the additional vesting service credit. There is no “two for one” credit after completion of her tenth year of employment.

Non-Qualified Deferred Compensation Plan—2014

The following table shows the non-qualified deferred compensation activity for our NEOs accrued through December 31, 2014:

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year (Company Match) ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
S. L. Morris	$0	$0	$29,895	$0	$470,244
D. P. Vermillion	$2,000	$3,150	$60,388	$0	$1,654,151

(1)	Eligible employees may elect to defer up to 75% of their base annual salary and up to 100% of their annual bonus. This column represents deferrals of this compensation during the last year. See the Summary Compensation Table on page 44 for further explanation.
(2)	The Company matching contribution under the EDC Plan is equal to $0.75 for every $1.00 contributed up to a maximum of 6% of the executive’s base pay less the maximum contribution allowed under the 401(k) plan assuming the participant has contributed up to the limit set forth in Code Section 402(g) for the plan year. See “All Other Compensation” column of the Summary Compensation Table for further explanation.
(3)	Earnings reflect the market returns of the NEO’s respective investment allocations. The earnings accrued for deferred compensation are determined by actual earnings of Avista common stock and selected mutual funds. None of the earnings are included as compensation on the Summary Compensation Table since none are above market earnings. The Compensation Committee selects the mutual funds that are available for investment under the EDC Plan, and the participants may allocate their accounts among these investments, including Avista common stock. The investments currently available include the following:

Investment	Ticker Symbol	One Year Return as of 12/31/14
American Beacon Large Cap Value Fund	AADEX	10.56%
American Funds EuroPacific Growth Fund	RERFX	-2.35%
Avista Common Stock	AVA	30.35%
Dodge & Cox International	DODFX	0.08%
RS Partners Fund (Class A)	RSPFX	-3.85%
T. Rowe Price Blue Chip Growth Fund	TRBCX	9.28%
T. Rowe Price Mid Cap Growth Fund	RPMGX	13.16%
T. Rowe Price Personal Strategy Balanced Fund	TRPBX	5.50%
Vanguard 500 Index Fund	VFIAX	13.64%
Vanguard Mid Cap Index Fund	VIMAX	13.76%
Vanguard Prime Money Market Fund	VMMXX	0.01%
Vanguard Short Term Treasury Fund	VFIRX	0.82%
Vanguard Small Cap Index Fund	VSMAX	7.50%
Vanguard Total Bond Market Index Fund	VBTLX	5.89%

Potential Payment Upon Termination or Change in Control

The Company has CIC agreements with all of our NEOs. The cash components are paid in a lump sum and are based on a multiple of base salary. There are no CIC agreements that exceed three times base salary and bonus. The CIC agreements all have double triggers that provide for a severance payment only upon the occurrence of both a CIC and an adverse impact on an NEO’s employment.

Specifically, an NEO receives payments only if, in connection with a CIC, the executive officer’s employment is terminated involuntarily by the Company or voluntarily by the officer for good reason. Good reason includes assignment of any duties inconsistent with the executive officer’s position, authority, duties or responsibilities or any other action that results in a material diminution in such position, authority, duties or responsibilities or material diminution in the executive’s base annual salary, or requiring the executive officer to be based at any location over 50 miles from the location the executive officer was assigned to preceding the CIC.

The agreements also provide compensation and benefits to our NEOs during employment following a CIC of the Company. Pursuant to the terms of the agreements, during the two or three years following a CIC of the Company, an NEO will receive an annual base salary equal to at least 12 times the highest monthly base salary paid to such executive officer in the 12 months preceding the CIC. In addition, each NEO will receive an annual bonus at least equal to such executive officer’s highest bonus paid by the Company under the Company’s Executive Officer Annual Cash Incentive Plan for the three years preceding the CIC (the “Recent Annual Bonus”).

If employment is terminated by the Company without cause or by such executive officer for good reason during the first three years after a CIC, the executive officer will receive a payment equal to the sum of: (i) the earned but unpaid base salary due to such executive officer as of the date of termination; (ii) a proportionate annual bonus due to such executive officer for the portion of the year worked prior to the termination, based on the higher of the Recent Annual Bonus and the NEO’s annual bonus for the last year (the “Highest Annual Bonus”); and (iii) a lump sum payment equal to two or three times (depending on the officer’s level) the sum of the NEO’s annual base salary and the Highest Annual Bonus plus an amount equal to the 2010 bonus (paid in 2011). For all new CIC agreements entered into on or after November 11, 2010, “Highest Annual Bonus” has been changed to “target bonus.” The NEO will also receive all unpaid vacation pay, may continue to receive employee welfare benefits for up to a three-year period from the date of termination, and may receive outplacement assistance.

Prior to November 2009, our CIC agreements provided that if any payments to the NEO would be subject to the excise tax on excess parachute payments imposed by Code Section 4999, then such executive officer may be entitled to a gross-up payment from the Company to cover the excise tax and any additional taxes on the gross-up payment. In November 2009, the Board eliminated the excise tax gross-up benefit for all new CIC agreements entered into on or after November 13, 2009. Agreements already in place on that date have since been modified to provide that if payments (other than the gross-up payment) to the NEO do not exceed 110% of the maximum amount the NEO could receive without triggering the excise tax, the payments to such executive officer will be reduced to that maximum amount and such executive officer will not receive a gross-up payment.

The excise tax amount in the tables below is based on the Company’s best estimate of the individual’s liabilities under Code Sections 280G and 4999, assuming the NEO was terminated in connection with a CIC on December 31, 2014, and that the payments could not be reduced in accordance with the change described above.

If employment terminates for any reason other than for retirement, death or disability during a performance cycle, all performance-based awards are forfeited. If employment terminates due to retirement, death or disability, the payment amount is still determined at the end of the three-year performance cycle and is prorated based on the number of months of active service during the cycle. If employment terminates in connection with a CIC, RSUs are fully accelerated and performance shares have prorated acceleration.

Payments required by these agreements, as well as payments provided by the other Company compensation arrangements described above, are summarized in the tables below.

	Potential Payment Upon Termination or Change in Control(1)
	Termination Without Cause or With Good Reason after a Change in Control	Voluntary Termination	Retirement	Death	Disability	Involuntary Termination With or Without Cause
Scott L. Morris
Chairman, President & CEO
Compensation Components
Severance (2)	$5,505,574	$0	$0	$0	$0	$0
Value of Accelerated Equity (3)	$3,056,311	$0	$2,768,188	$2,768,188	$2,768,188	$0
Retiree Medical (4)	$0	$0	$0	$0	$0	$0
Health Benefits (5)	$37,538	$0	$0	$0	$0	$0
Death Benefit (6)	$0	$0	$0	$1,500,000	$0	$0
Supplemental Disability Benefit (7)	$0	$0	$0	$0	$2,388,547	$0
280-G Tax Gross-Up	$2,812,050	$0	$0	$0	$0	$0

Total	$11,411,473	$0	$2,768,188	$4,268,188	$5,156,735	$0

(1)	All scenarios assume termination occurred on December 31, 2014 and a stock price of $35.35, the closing price of Company stock on that date.
(2)	Amount equals three times the sum of the executive’s annual base pay and the Highest Annual Bonus, plus an amount equal to the Highest Annual Bonus (2013 bonus, paid in 2014) prorated for the current fiscal year (($750,000+$813,894)×3)+$813,894.
(3)	Assumes full acceleration of RSUs and prorated acceleration of performance shares (granted in 2013 and 2014) upon termination in connection with a CIC, and also assumes prorated acceleration of performance shares and RSUs in the event of death, disability, and retirement, and assumes all shares are forfeited in the event of voluntary or involuntary termination with cause. Under death, disability, and retirement, achievement of performance goals were assumed to be 100%, although in actuality the participant must wait until the end of the performance period to receive his/her prorated amount using the actual performance for the entire measurement period.
(4)	Retiree medical benefits are generally available to all employees who meet age and service eligibility requirements.
(5)	For a CIC, Mr. Morris would be credited with two years of continued health coverage based upon coverage elected and cost of health coverage as of December 31, 2014.
(6)	The “death benefit” is explained in the CD&A under Company Self-Funded Death Benefit Plan. Amount shown is twice the annual base salary and is paid in a lump sum.
(7)	The supplemental disability benefit is 60% of base annual pay and is comprised of benefits available from the Avista Supplemental Executive Disability Plan, Long-term Disability Plan, Workers Compensation (if applicable), and Social Security. Amount shown is the present value of the annual disability benefit payable to age 65. Present value was determined by using an interest rate of 4.11% and the RP2014 mortality table with generational projection for males and females.

	Potential Payment Upon Termination or Change in Control(1)
	Termination Without Cause or With Good Reason after a Change in Control	Voluntary Termination	Retirement	Death	Disability	Involuntary Termination With or Without Cause
Mark T. Thies
Senior Vice President CFO & Treasurer
Compensation Components
Severance (2)	$2,353,616	$0	$0	$0	$0	$0
Value of Accelerated Equity (3)	$889,718	$0	$802,272	$802,272	$802,272	$0
Retiree Medical (4)	$0	$0	$0	$0	$0	$0
Health Benefits (5)	$37,538	$0	$0	$0	$0	$0
Death Benefit (6)	$0	$0	$0	$796,000	$0	$0
Supplemental Disability Benefit (7)	$0	$0	$0	$0	$1,827,074	$0
280-G Tax Gross-Up	$1,177,120	$0	$0	$0	$0	$0

Total	$4,457,992	$0	$802,272	$1,598,272	$2,629,346	$0

(1)	All scenarios assume termination occurred on December 31, 2014 and a stock price of $35.35, the closing price of Company stock on that date.
(2)	Amount equals three times the sum of the executive’s annual base pay and the Highest Annual Bonus, plus an amount equal to the Highest Annual Bonus (2013 bonus, paid in 2014) prorated for the current fiscal year (($398,000+$289,904)×3)+$289,904.
(3)	Assumes full acceleration of RSUs and prorated acceleration of performance shares (granted in 2013 and 2014) upon termination in connection with a CIC, and also assumes prorated acceleration of performance shares and RSUs after death, disability, and retirement, and assumes all shares are forfeited in the event of voluntary or involuntary termination with cause. Under death, disability, and retirement, achievement of performance goals were assumed to be 100%, although in actuality the participant must wait until the end of the performance period to receive his/her prorated amount using the actual performance for the entire measurement period.
(4)	Retiree medical benefits are generally available to all employees who meet age and service eligibility requirements.
(5)	For a CIC, Mr. Thies would be credited with two years of continued health coverage based upon coverage elected and cost of health coverage as of December 31, 2014.
(6)	The “death benefit” is explained in the CD&A under Company Self-Funded Death Benefit Plan. Amount shown is twice the annual base salary and is paid in a lump sum.
(7)	The supplemental disability benefit is 60% of base annual pay and is comprised of benefits available from the Avista Supplemental Executive Disability Plan, Long-term Disability Plan, Workers Compensation (if applicable), and Social Security. Amount shown is the present value of the annual disability benefit payable to age 65. Present value was determined by using an interest rate of 4.11% and the RP2014 mortality table with generational projection for males and females.

	Potential Payment Upon Termination or Change in Control(1)
	Termination Without Cause or With Good Reason after a Change in Control	Voluntary Termination	Retirement	Death	Disability	Involuntary Termination With or Without Cause
Dennis P. Vermillion
Sr. Vice President & Environmental Compliance Officer
Compensation Components
Severance (2)	$1,491,693	$0	$0	$0	$0	$0
Value of Accelerated Equity (3)	$859,336	$0	$785,423	$785,423	$785,423	$0
Retiree Medical (4)	$0	$0	$0	$0	$0	$0
Health Benefits (5)	$37,538	$0	$0	$0	$0	$0
Death Benefit (6)	$0	$0	$0	$717,000	$0	$0
Supplemental Disability Benefit (7)	$0	$0	$0	$0	$908,229	$0
280-G Tax Gross-Up	$806,108	$0	$0	$0	$0	$0

Total	$3,194,675	$0	$785,423	$1,502,423	$1,693,652	$0

(1)	All scenarios assume termination occurred on December 31, 2014 and a stock price of $35.35, the closing price of Company stock on that date.
(2)	Amount equals two times the sum of the executive’s annual base pay and the Highest Annual Bonus, plus an amount equal to the Highest Annual Bonus (2013 bonus, paid in 2014) prorated for the current fiscal year (($358,500+$258,231)×2)+$258,231.
(3)	Assumes full acceleration of RSUs and prorated acceleration of performance shares (granted in 2013 and 2014) upon termination in connection with a CIC, and also assumes prorated acceleration of performance shares and RSUs after death, disability, and retirement, and assumes all shares are forfeited in the event of voluntary or involuntary termination with cause. Under death, disability, and retirement, achievement of performance goals were assumed to be 100%, although in actuality the participant must wait until the end of the performance period to receive his/her prorated amount using the actual performance for the entire measurement period.
(4)	Retiree medical benefits are generally available to all employees who meet age and service eligibility requirements.
(5)	For a CIC, Mr. Vermillion would be credited with two years of continued health coverage based upon coverage elected and cost of health coverage as of December 31, 2014.
(6)	The “death benefit” is explained in the CD&A under Company Self-Funded Death Benefit Plan. Amount shown is twice the annual base salary and is paid in a lump sum.
(7)	The supplemental disability benefit is 60% of base annual pay and is comprised of benefits available from the Avista Supplemental Executive Disability Plan, Long-term Disability Plan, Workers Compensation (if applicable), and Social Security. Amount shown is the present value of the annual disability benefit payable to age 65. Present value was determined by using an interest rate of 4.11% and the RP2014 mortality table with generational projection for males and females.

	Potential Payment Upon Termination or Change in Control(1)
	Termination Without Cause or With Good Reason after a Change in Control	Voluntary Termination	Retirement	Death	Disability	Involuntary Termination With or Without Cause
Marian M. Durkin
Senior Vice President, General Counsel & Chief Compliance Officer
Compensation Components
Severance (2)	$1,944,112	$0	$0	$0	$0	$0
Value of Accelerated Equity (3)	$827,067	$0	$755,538	$755,538	$755,538	$0
Retiree Medical (4)	$0	$0	$0	$0	$0	$0
Health Benefits (5)	$27,659	$0	$0	$0	$0	$0
Death Benefit (6)	$0	$0	$0	$668,000	$0	$0
Supplemental Disability Benefit (7)	$0	$0	$0	$0	$311,075	$0
280-G Tax Gross-Up	$954,797	$0	$0	$0	$0	$0

Total	$3,753,635	$0	$755,538	$1,423,538	$1,066,613	$0

(1)	All scenarios assume termination occurred on December 31, 2014 and a stock price of $35.35, the closing price of Company stock on that date.
(2)	Amount equals three times the sum of the executive’s annual base pay and the Highest Annual Bonus, plus an amount equal to the Highest Annual Bonus (2013 bonus, paid in 2014) prorated for the current fiscal year (($334,000+$235,528)×3)+$235,528.
(3)	Assumes full acceleration of RSUs and prorated acceleration of performance shares (granted in 2013 and 2014) upon termination in connection with a CIC, and also assumes prorated acceleration of performance shares and RSUs after death, disability, and retirement, and assumes all shares are forfeited in the event of voluntary or involuntary termination with cause. Under death, disability, and retirement, achievement of performance goals were assumed to be 100%, although in actuality the participant must wait until the end of the performance period to receive his/her prorated amount using the actual performance for the entire measurement period.
(4)	Retiree medical benefits are generally available to all employees who meet age and service eligibility requirements.
(5)	For a CIC, Ms. Durkin would be credited with two years of continued health coverage based upon coverage elected and cost of health coverage as of December 31, 2014.
(6)	The “death benefit” is explained in the CD&A under Company Self-Funded Death Benefit Plan. Amount shown is twice the annual base salary and is paid in a lump sum.
(7)	The supplemental disability benefit is 60% of base annual pay and is comprised of benefits available from the Avista Corp. Supplemental Executive Disability Plan, Long-term Disability Plan, Workers Compensation (if applicable), and Social Security. Amount shown is the present value of the annual disability benefit payable to age 65. Present value was determined by using an interest rate of 4.11% and the RP2014 mortality table with generational projection for males and females.

	Potential Payment Upon Termination or Change in Control(1)
	Termination Without Cause or With Good Reason after a Change in Control	Voluntary Termination	Retirement	Death	Disability	Involuntary Termination With or Without Cause
Karen S. Feltes
Senior Vice President & Corporate Secretary
Compensation Components
Severance (2)	$1,746,924	$0	$0	$0	$0	$0
Value of Accelerated Equity (3)	$827,067	$0	$755,538	$755,538	$755,538	$0
Retiree Medical (4)	$0	$0	$0	$0	$0	$0
Health Benefits (5)	$27,659	$0	$0	$0	$0	$0
Death Benefit (6)	$0	$0	$0	$600,000	$0	$0
Supplemental Disability Benefit (7)	$0	$0	$0	$0	$270,396	$0
280-G Tax Gross-Up	$882,844	$0	$0	$0	$0	$0

Total	$3,484,494	$0	$755,538	$1,355,538	$1,025,934	$0

(1)	All scenarios assume termination occurred on December 31, 2014 and a stock price of $35.35, the closing price of Company stock on that date.
(2)	Amount equals three times the sum of the executive’s annual base pay and the Highest Annual Bonus, plus an amount equal to the Highest Annual Bonus (2013 bonus, paid in 2014) prorated for the current fiscal year (($300,000+$211,731)×3)+$211,731.
(3)	Assumes full acceleration of RSUs and prorated acceleration of performance shares (granted in 2013 and 2014) upon termination in connection with a CIC, and also assumes prorated acceleration of performance shares and RSUs after death, disability, and retirement, and assumes all shares are forfeited in the event of voluntary or involuntary termination with cause. Under death, disability, and retirement, achievement of performance goals were assumed to be 100%, although in actuality the participant must wait until the end of the performance period to receive his/her prorated amount using the actual performance for the entire measurement period.
(4)	Retiree medical benefits are generally available to all employees who meet age and service eligibility requirements.
(5)	For a CIC, Ms. Feltes would be credited with two years of continued health coverage based upon coverage elected and cost of health coverage as of December 31, 2014.
(6)	The “death benefit” is explained in the CD&A under Company Self-Funded Death Benefit Plan. Amount shown is twice the annual base salary and is paid in a lump sum.
(7)	The supplemental disability benefit is 60% of base annual pay and is comprised of benefits available from the Avista Supplemental Executive Disability Plan, Long-term Disability Plan, Workers Compensation (if applicable), and Social Security. Amount shown is the present value of the annual disability benefit payable to age 65. Present value was determined by using an interest rate of 4.11% and the RP2014 mortality table with generational projection for males and females.

PROPOSAL 4

AMENDMENT OF THE COMPANY’S LONG-TERM INCENTIVE PLAN

TO INCREASE THE NUMBER OF SHARES OFFERED FOR AWARD UNDER

THE PLAN

You are being asked to approve an increase in the number of shares reserved for issuance under the Company’s LTIP. Except as described below, the terms of the Plan are identical to the Plan terms that shareholders approved in 2010, when the Plan was amended and restated.

In 1998, the Board adopted the Plan, which was also approved by the Company’s shareholders at that year’s Annual Meeting. The Company subsequently amended and restated the Plan effective May 12, 2000, January 1, 2005, and May 13, 2010. On February 6, 2015, the Board adopted, subject to shareholder approval, a Plan amendment increasing the number of shares of Avista Corp. Common Stock, no par value (“Common Stock”) reserved for issuance pursuant to the Plan from the current maximum of 4,500,000 shares to 6,135,000 shares. As of March 1, 2015, an aggregate of 373,023 shares of Common Stock remained available for award pursuant to the Plan. The Board is requesting that shareholders approve an additional 1,635,000 shares for issuance pursuant to the Plan. If approved, the additional 1,635,000 shares plus the remaining 373,023 shares will provide 2,008,023 shares available for future awards pursuant to the Plan. This amendment will not have any effect on the administration or operation of the Plan, other than providing additional shares for award.

The Board believes that it is important to the long-term success of the Company to continue to use Company stock as part of the Company’s overall compensation program. Equity compensation motivates executives to create shareholder value and encourages executives to focus on long-term value creation, because equity awards are subject to either vesting or performance conditions and generally provide the greatest value to employees when held for a longer term. To remain competitive without providing equity compensation, the Company would need to replace the long-term component of its compensation with other means, including cash compensation, which would reduce the alignment of interests between the executives and shareholders and would increase the Company’s cash expense.

The following summary describes the material features of the Plan. This summary of the Plan is not intended to be a complete description of the Plan and is qualified in its entirety by the actual text of the Plan. A copy of the complete Plan, which reflects the amendment, is attached as Appendix B to this proxy statement.

Purpose

The Plan is intended to enhance the long-term shareholder value of the Company by offering opportunities to employees, directors and officers of the Company and its subsidiaries to participate in the Company’s growth and success, to encourage them to remain in the service of the Company and its subsidiaries and to acquire and maintain stock ownership in the Company.

Administration

The Plan provides for administration by the Board or a Committee, consisting of two or more Board members, appointed by the Board. The Board has delegated the authority to administer the Plan to the Compensation Committee. Each member of the Compensation Committee administering the Plan is (a) an “outside director” within the meaning of Code Section 162(m); (b) a “nonemployee director” within the meaning of Rule 16b-3 of the Exchange Act, as amended; and (c) an “independent director” within the meaning of the New York Stock Exchange listing requirements.

The terms and conditions of each award will be determined by the Compensation Committee, in its sole and absolute discretion, and may differ from award to award. Subject to the terms and conditions of the Plan, the Compensation Committee has the sole authority to (a) interpret the Plan; (b) to determine all matters relating to awards pursuant to the Plan, including the selection of individuals to be granted awards, the type of awards, the number of shares of Common Stock subject to an award, and all terms, conditions, restrictions and limitations, if any, on any awards; (c) to adopt and amend rules and regulations relating to the Plan; and (d) to make all other determinations necessary or advisable for the administration of the Plan.

The Plan provides that the Company’s senior executive officers, if authorized by the Board and consistent with applicable law, may grant Plan awards to designated classes of employees within limits set by the Board.

Eligibility

The Plan permits grants to officers, directors and employees of the Company, as selected by the Compensation Committee.

Shares Available

The Plan, as amended, permits the award of an aggregate of 6,135,000 shares, which consists of 4,500,000 shares previously authorized plus 1,635,000 shares for which approval is sought by this proposal. As described above, only 373,023 of the originally authorized 4,500,000 shares remain available for awards. Shares issued pursuant to the Plan will be drawn from authorized and unissued shares, shares held or subsequently acquired by the Company or shares purchased by a designated trustee on the open market. Any shares of Common Stock that have been subject to an award that cease to be subject to the award (other than by reason of exercise or payment of the award to the extent it is exercised for or settled in shares) will become available again for future awards pursuant to the Plan.

Award Limits. Subject to adjustment as provided in the Plan, the Plan prohibits: (i) the issuance of more than an aggregate of 625,000 shares of Common Stock in the form of restricted stock; (ii) the award of more than an aggregate of 200,000 shares of Common Stock to any individual participant in any fiscal year; and (iii) the award of more than an aggregate of 80,000 shares of Common Stock as incentive stock options (“ISOs”).

Adjustments. If a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend or other change in the Company’s corporate or capital structure results in (a) the outstanding shares, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of securities of the Company or of any other corporation or (b) new, different or additional securities of the Company or of any other corporation being received by the holders of shares of Common Stock of the Company, then the Compensation Committee shall proportionally adjust (i) the maximum number and kind of securities available for issuance under the Plan; (ii) the maximum number and kind of securities that may be awarded to any individual participant; and (iii) the number and kind of securities that are subject to any outstanding award and the per share price of the securities, without any change in the aggregate price. In addition, subject to the Plan terms relating to a Change of Control described below, the Compensation Committee has the discretion to take any further action with respect to outstanding awards as it deems necessary, advisable, fair, and equitable to participants at any time before a sale, merger, consolidation, reorganization, liquidation or other corporate transaction (as defined by the Compensation Committee).

Types of Awards

The Plan permits the Compensation Committee to grant performance awards, restricted stock units, stock awards, other stock-based awards, stock options, stock appreciation rights and dividend equivalent rights. Awards may be granted either alone or in addition to, or in tandem with, any other type of award.

Performance Awards. The Plan permits the Compensation Committee to grant performance awards and establish performance periods and performance goals. Performance goals may relate to earnings, earnings per share, profits, profit growth, profit-related return ratios, cost management, dividend payout ratios, economic value added, cash flow or total shareholder return. The Compensation Committee may measure performance in absolute terms or relative to comparison companies. The extent to which the Company achieves its performance goals during the applicable performance period will determine the dollar value or number of performance shares earned by the participant. Performance awards may be denominated in cash, shares of Common Stock, or a combination of cash and shares. If performance awards are denominated in cash, no more than an aggregate maximum dollar value of $1,000,000 may be granted to any participant in any one fiscal year, to the extent required for compliance with Code Section 162(m). Payment of earned performance awards will be in cash, shares of Common Stock, options or some combination thereof, as determined by the Compensation Committee.

The Compensation Committee may adjust the performance goals and measurements applicable to performance awards to include or exclude the effect of changes in tax laws, accounting principles, or other laws and the impact of extraordinary or unusual items, events or circumstances except that, the Compensation Committee may not make any adjustments that would result in an increase in the compensation of any participant whose compensation is subject to Code Section 162(m) for the applicable year. Adjustments that reduce the amount payable are permitted if and to the extent the Compensation Committee deems appropriate.

After termination of employment or service with the Company or any subsidiary of the Company, a participant will be able to retain his or her performance shares for the time period, if any, and on the terms and conditions determined by the Compensation Committee and stated in the award agreement. If the award agreement does not provide the terms and conditions in the event of a participant’s termination of service: (a) a participant who ceases to provide services as a result of retirement, early retirement, disability or death, will receive payment of outstanding performance shares at the end of the performance period based on the Company’s performance and prorated for the portion of the performance period during which the participant was employed; or (b) the participant ceases to provide services during a performance period for any other reason, the participant will not be entitled to any payment with respect to performance shares relating to that performance period, unless the Compensation Committee determines otherwise.

Stock Awards and Other Stock-Based Awards. The Plan permits the Compensation Committee to grant stock awards (including restricted stock) to participants on terms and conditions and subject to restrictions, if any, that the Compensation Committee may determine. The Plan also permits the Compensation Committee to grant any other stock-based awards (including restricted stock units) consistent with the purpose of the Plan. Restrictions may be based on continuous service with the Company or the performance goals described above. The Compensation Committee may waive any conditions, restrictions or forfeiture provisions with respect to restricted stock awards. After termination of service with the Company or any subsidiary of the Company, a participant will be able to retain his or her stock awards and other stock-based awards for the time period, if any, and on the terms and conditions determined by the Compensation Committee.

Stock Options. Stock options entitle the holder to purchase a specified number of shares of Common Stock at a specified price, called the exercise price, subject to the terms and conditions of the option grant. The Compensation Committee may grant ISOs and nonqualified stock options. Incentive stock options may only be granted to employees. All stock options must have an exercise price of not less than 100% of the fair market value of the underlying shares of Common Stock on the grant date. An optionee may pay the exercise price in cash, check, or, unless the Compensation Committee determines otherwise, by a combination of cash, check, shares of Common Stock. Unless the Compensation Committee provides otherwise, the option term shall be ten years from the grant date. Each option will vest and become exercisable at such time or times as determined by the Compensation Committee and the Compensation Committee may waive or modify the vesting schedule at any time. If the vesting schedule is not set forth in the option agreement, an option will become exercisable in four equal annual installments beginning one year after the grant date. An option will vest in full if the optionee’s services are terminated as a result of death or disability.

After termination of service with the Company or any subsidiary of the Company, a participant will be able to exercise his or her nonqualified options for the time period, if any, and on the terms and conditions determined by the Compensation Committee. Nonqualified options are generally exercisable for one year after termination of services as a result of retirement, early retirement, disability or death, and for three months after all other terminations, but in no event after the expiration of the option term. Incentive stock options must be exercised within three months after termination of service for reasons other than death, except that, in the case of termination of employment due to total disability, ISOs must be exercised within one year of termination, but in no event after the expiration of the option term. All options generally terminate automatically if the optionee’s services are terminated for cause, as that term is defined in the Plan and all unvested options are forfeited upon termination of the optionee’s services, unless the Compensation Committee determines otherwise.

Stock Appreciation Rights. Each stock appreciation right (“SAR”) granted pursuant to the Plan will entitle the holder upon the exercise of the SAR to receive the excess of the fair market value of one share of Common Stock on the exercise date over the SAR exercise price. SARs may be granted on a stand-alone basis or in tandem with an option. The Compensation Committee may impose any conditions or restrictions on the exercise of a stand- alone SAR as it deems appropriate except that the exercise price of stand-alone SARs may not be less than 100% of the fair market value of the Common Stock on the grant date, and the SAR term, unless the Compensation Committee determines otherwise, will be ten years from the grant date. A SAR granted in tandem with an option will have an exercise price equal to the exercise price of the related option, and will have the same terms and conditions as the related option. The related option terminates upon exercise of the tandem SARs. Payment upon the exercise of a SAR will be in shares of Common Stock, cash, or any combination of shares and cash that the Compensation Committee determines. Unless the Compensation Committee provides otherwise, the vesting provisions and exercise restrictions that apply upon termination of service for options apply equally, to the extent applicable, to SARs.

Dividend Equivalent Rights. Any awards granted pursuant to the Plan may, in the Compensation Committee’s discretion, earn dividend equivalent rights that entitle the holder to an amount equal to the cash or stock dividends or other distributions that would have been paid on the shares of Common Stock covered by such award had such shares been issued and outstanding on the dividend record date. The Compensation Committee may establish rules and procedures governing the crediting, timing, form of payment and payment contingencies of dividend equivalent rights as it deems necessary or appropriate.

Change of Control

Unless otherwise provided in a participant’s award agreement, upon a Change of Control (as defined in the Plan), restrictions on stock awards and other stock-based awards lapse and all options and SARS vest unless the award is assumed or replaced with a comparable award relating to shares of the successor corporation. The treatment of any other then-outstanding awards upon a Change of Control will be determined in accordance with the terms of the applicable award agreement. If a participant is terminated without cause or voluntarily terminates with good reason within three years following a Change of Control, any awards that were assumed or replaced in the change of control will become fully vested and exercisable and free of restrictions.

Transferability

Unless the Compensation Committee determines otherwise, Plan awards may not be assigned or transferred other than by will or by the applicable laws of descent and distribution.

Amendment and Termination

Subject to certain exceptions, the Board has the authority to amend, suspend or terminate the Plan at any time provided that (a) any amendment to the Plan will not become effective until approved by the Company’s shareholders if shareholder approval is required to comply with any applicable law, rule or regulation and (b) no amendment or termination shall impair or diminish a participant’s rights with respect to any outstanding award without the participant’s consent. The Plan does not have a fixed expiration date.

For ISO purposes, the amendment to increase the number of shares reserved for issuance under the Plan constitutes a new plan, which means that if shareholders approve the amendment, ISOs may be granted within ten years from the earlier of the date that the amendment is adopted by the Board or the date the amendment is approved by shareholders.

U.S. Federal Income Tax Consequences

The following is a general summary, as of the date of this proxy statement, of the federal income tax consequences to participants who may receive awards pursuant to the Plan and to the Company arising out of the granting of awards pursuant to the Plan. This summary is intended for the information of shareholders considering how to vote at the Annual Meeting and not as tax guidance to participants in the Plan, as the consequences may vary with the award types, the identity of the participants and the payment or settlement method. The summary does not address the effects of other federal taxes or taxes imposed by state, local, or foreign tax laws. Each participant is encouraged to seek the advice of a qualified tax advisor regarding the tax consequences of participation in the Plan.

Performance Awards, Stock Awards and Other Stock-Based Awards. The federal income tax consequences with respect to performance shares, restricted stock, restricted stock units, and other stock unit and stock-based awards depend on the facts and circumstances of each award, including, in particular, the nature of any restrictions imposed with respect to the awards. In general, if awards granted to a participant are subject to a “substantial risk of forfeiture” (e.g., the awards are conditioned upon the future performance of substantial services by the participant or the attainment of specified performance goals) and are nontransferable, a taxable event occurs when the risk of forfeiture ceases or the awards become transferable, whichever first occurs. At such time, the participant will recognize ordinary income to the extent of the excess of the fair market value of the awards on such date over the participant’s cost for such awards, if any, and the Company will be entitled to a corresponding deduction in an amount equal to the ordinary income recognized by the participant. Under certain circumstances, a participant may elect pursuant to Code Section 83(b) to accelerate federal income tax recognition with respect to awards that are subject to a substantial risk of forfeiture and transferability restrictions, in which event the participant will recognize ordinary income at the time of grant in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for the shares and the Company will be entitled to a corresponding deduction in an amount equal to the ordinary income recognized by the participant. If the awards granted to a participant are not subject to a substantial risk of forfeiture or transferability restrictions, the participant will recognize ordinary income with respect to the awards to the extent of the excess of the fair market value of the awards at the time of grant over the participant’s cost, if any, and the Company will be entitled to a corresponding deduction in an amount equal to the ordinary income recognized by the participant. If a stock or stock unit award is granted but no stock is actually issued to the participant at the time the award is granted, the participant will recognize ordinary income at the time the participant receives stock free of any substantial risk of forfeiture and the amount of ordinary income will be equal to the fair market value of the stock at such time over the participant’s cost, if any, and the Company will be entitled to a corresponding deduction in an amount equal to the ordinary income recognized by the participant. In each case, the Company’s deduction may be subject to compliance with Code Section 162(m). Upon disposition of any shares acquired through performance awards or stock awards, the participant will recognize long-term or short-term capital gain or loss depending upon the sale price and holding period of the shares.

Nonqualified Stock Options. The grant of a nonqualified option will not cause a participant to recognize ordinary income or entitle the Company to a deduction for federal income tax purposes. Upon the participant’s exercise of a nonqualified option, the participant will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value on the exercise date of the shares purchased by the participant, and the Company will be entitled to a corresponding deduction in an amount equal to the ordinary income recognized by the participant, assuming that a deduction is allowed pursuant to Code Section 162(m). If restrictions regarding forfeiture and transferability apply to the shares upon exercise, the time of recognition of ordinary income and the amount thereof, and the availability of a tax deduction to the Company, generally will be determined when the restrictions cease to apply. Upon disposition of the shares acquired by exercise of the option, the optionee will recognize long-term or short-term capital gain or loss depending upon the sale price and holding period of the shares.

Incentive Stock Options. In general, neither the grant nor exercise of an ISO will cause the recognition of ordinary income by the participant, provided the participant does not dispose of the underlying shares until the later of two years from the grant date or one year after the exercise date. The amount by which the fair market value of the shares at the time of exercise exceeds the exercise price is includable in the tax base upon which an “alternative minimum tax” may be imposed. In general, neither the grant nor the exercise of an ISO will produce a tax deduction for the Company.

If the optionee holds the stock received upon exercise of an ISO for at least two years from the grant date and one year from the exercise date, the gain or loss on the sale, based upon the difference between the amount realized and the exercise price, will constitute long-term capital gain or loss. If the optionee sells the stock received upon exercise prior to the expiration of such periods (a “disqualifying disposition”), the optionee will recognize ordinary income in the year of the disqualifying disposition equal to the excess of the fair market value of such stock on the exercise date over the exercise price (or, if less, the excess of the amount realized upon disposition over the exercise price). The excess, if any, of the sale price over the fair market value on the exercise date will be capital gain.

The Company is not entitled to a tax deduction as a result of the grant or exercise of an ISO. If the optionee recognizes ordinary income as a result of a disqualifying disposition, the Company is entitled to a corresponding deduction in an amount equal to the ordinary income recognized by the participant, assuming that a deduction is allowed pursuant to Code Section 162(m).

Stock Appreciation Rights. The grant of an SAR will not cause a participant to recognize ordinary income or entitle the Company to a deduction for federal income tax purposes. Upon the exercise of an SAR, the participant will recognize ordinary income in the amount of the cash or value of shares payable to the participant (before reduction for any withholding taxes), and the Company will receive a corresponding deduction in an amount equal to the ordinary income recognized by the participant, assuming that a deduction is allowed pursuant to Code Section 162(m). Upon disposition of any shares acquired by exercise of a stock appreciation right, the participant will recognize long-term or short-term capital gain or loss depending upon the sale price and holding period of the shares.

Withholding Obligations

The Company may require a participant to pay to the Company an amount necessary for the Company to satisfy its federal, state or local tax withholding obligations with respect to awards granted pursuant to the Plan. As permitted by applicable law, the Company may withhold from other amounts payable to a participant an amount necessary to satisfy these obligations, and the Compensation Committee may permit a participant to satisfy the Company’s withholding obligation by paying cash, by electing to have the Company withhold shares of Common Stock or by transferring shares of Common Stock to the Company in an amount equal to the tax obligation.

Section 409A of the Code

The Compensation Committee may only grant awards that either comply with the applicable requirements of Code Section 409A, or do not result in the deferral of compensation within the meaning of Code Section 409A. If an award constitutes deferred compensation under Code Section 409A and fails to comply with the requirements of Code Section 409A, at the time the award becomes vested the award may be subject to ordinary income tax, an additional 20% tax, plus interest.

Section 162(m) of the Code

Pursuant to Code Section 162(m), the annual compensation paid to certain executive officers may not be deductible to the extent that it exceeds $1 million unless the compensation qualifies as “performance-based” pursuant to Code Section 162(m). The Plan has been designed to give the Compensation Committee discretion to grant awards that qualify as “performance-based” for purposes of Code Section 162(m).

New Plan Benefits

Because all awards are within the discretion of the Compensation Committee, future awards, as well as the number of employees to whom awards may be granted, are not currently determinable. As of March 1, 2015, the market value of the shares underlying Plan awards was $34.10 per share.

The Board recommends that you vote “FOR” the amendment increasing the number of shares reserved for issuance pursuant to the Plan from 4,500,000 shares to 6,135,000 shares.

PROPOSAL 5

ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required by the Exchange Act, the Board is submitting a separate resolution, to be voted on by shareholders in a non-binding vote, approving, on an advisory basis, the Company’s executive compensation.

The text of the resolution in respect of this Proposal 5 is as follows:

“Resolved, that the shareholders approve, on an advisory basis, the compensation of the Company’s NEOs as disclosed in the Company’s proxy statement, pursuant to the compensation disclosure rules of the SEC, under the “CD&A,” “Executive Compensation Tables” and the related narrative disclosure.”

The Board recommends a vote for this resolution. As described in this proxy statement under the CD&A, the Company’s compensation program is designed to focus Company executives on the achievement of specific annual, long-term and strategic goals set by the Company. The goals are structured to align executives’ interests with those of shareholders by rewarding performance that maintains and improves shareholder value. The following features of the compensation structure reflect this approach:

•	Executive compensation programs have both short and long-term components.

•	Annual cash incentive components focus on both the actual results and the sustainability and quality of those results.

•	The total compensation program does not provide for guaranteed bonuses and has multiple performance measures.

•	The Company only has two executive employment agreements in place for NEOs, and they do not contain guarantees for salary increases, non-performance-based bonuses or equity compensation.

•

In 2010, the Company adopted a recoupment policy that authorizes the Board to recover incentive payouts based on performance results that are subsequently revised or restated to levels that would have produced payouts lower than the original incentive plan payouts.

The Board believes that the Company’s current executive compensation program properly focuses our executives on the achievement of specific annual, long-term and strategic goals. The Board also believes that the Company’s executive compensation program properly align the executives’ interests with those of shareholders.

Shareholders are urged to read the CD&A section of this proxy statement, which discusses in greater detail how the Company’s compensation program implements the specific goals set by the Company.

The Board recommends a vote “FOR” the approval, on an advisory basis, of the compensation of the Company’s NEOs.

Although the advisory vote on Proposal 5 is non-binding, the Board and the Compensation Committee will review the results of the votes and, consistent with our record of shareholder engagement, are expected to take the outcome of the votes into consideration, along with other relevant factors, in making a determination concerning future executive compensation and the frequency of such advisory votes.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the number of shares of common stock of the Company held beneficially, as of March 1, 2015, by (i) each director and nominee, (ii) each of our NEOs in the Summary Compensation Table, (iii) all current directors and executive officers as a group and (iv) each person who is known to the Company to be the beneficial owner of more than 5% of our common stock. No director or executive officer owns in excess of 1% of the stock of any indirect subsidiaries of the Company. None of the directors or NEOs has pledged Company common stock as security. As of March 1, 2015, there were 62,356,434 shares of common stock outstanding.

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon the exercise of an option or warrant or the vesting of an equity award) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the table may not necessarily reflect the person’s actual voting power at any particular date.

To our knowledge, except as indicated in footnotes to the table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

	Shares Beneficially Owned			Other		Total	Percent of Class
Name	Direct	Indirect		Deferred Shares(1)	RSUs Not Yet Vested(2)
Directors and NEOs
Erik J. Anderson	22,738					22,738	*
Kristianne Blake	18,301			2,519		20,820	*
Donald C. Burke	9,495					9,495	*
Marian M. Durkin	57,789				6,800	64,589	*
Karen S. Feltes	25,100				6,872	31,972	*
John F. Kelly	21,164					21,164	*
Rebecca A. Klein	13,474					13,474	*
Scott L. Morris	180,074	151	(3)			180,225	*
Marc F. Racicot	11,649					11,649	*
Heidi B. Stanley	12,336	10,248	(4)			22,584	*
R. John Taylor	3,132	4,000	(5)	5,496		12,628	*
Mark T. Thies	53,094	5,751	(6)		8,420	67,265	*
Dennis P. Vermillion	30,133	9,583	(3)		7,916	47,632	*
Janet D. Widmann	681					681	*

All directors and executive officers as a group, including those listed above (22 individuals)	567,165	58,232		12,913	53,964	692,274	*

5% Beneficial Owners
BlackRock, Inc. (7)	9,238,117					9,238,117	14.8%

The Vanguard Group, Inc. (8)	4,266,530					4,266,530	6.85%

*	As of March 1, 2015, the officers and directors as a group hold 1.1% of the shares outstanding.
(1)	Shares deferred under the EDC Plan or under the former Non-Employee Director Stock Plan.
(2)	Time-based RSUs that have been granted to the executive officers, but have not yet vested. RSUs vest in three equal annual increments, provided the officer remains employed by the Company. If the employment of an executive officer terminates, all unvested shares are forfeited.

(3)	Shares held in the Company’s 401(k) plan.
(4)	Shares held by Ms. Stanley’s spouse, Ronald Stanley, in a profit-sharing plan not administered by the Company.
(5)	Shares held in an employee benefit plan not administered by the Company for which Mr. Taylor shares voting and investment power.
(6)	Shares held by Mr. Thies’ spouse, Elizabeth Thies.
(7)	As shown on Schedule 13G/A filed with the SEC on January 9, 2015, amending Schedule 13G filed with the SEC on December 31, 2014 by BlackRock, Inc., a parent holding company, the beneficial owner has sole voting power over 9,078,827 shares and sole dispositive power over 9,238,117 shares, and iShares Select Dividend ETF has the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, more than 5% of the total outstanding shares of common stock. The mailing address of the beneficial owner is 55 East 52nd Street, New York, New York 10022.
(8)	Vanguard is the holder of the Company’s 401(k) accounts. The beneficial owner has sole voting power over 87,926 shares, sole dispositive power over 4,188,104 shares and shared dispositive power over 78,426 shares. The address of the beneficial owner is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Exchange Act requires that executive officers, directors and holders of more than 10% of the Company’s common stock file reports of their ownership and changes in their ownership of the Company equity securities with the SEC. Based solely on a review of Forms 3, 4 and 5 furnished to the Company with respect to 2014 and written representations from certain insiders that no other reports were required, the Company believes that all Section 16 filing requirements applicable to these persons were completed in a timely manner.

ANNUAL REPORT AND FINANCIAL STATEMENTS

A copy of the Company’s 2014 Annual Report to Shareholders (“Annual Report”), which contains the Company’s audited financial statements, accompanies this proxy statement. Our Annual Report and this proxy statement are also posted on our web site at www.avistacorp.com. This Annual Report includes our 2014 Annual Report on Form 10-K filed with the SEC (without exhibits). If you have not received or do not have access to the Annual Report, call our Investor Relations department at (509) 495-4203, and we will send a copy to you without charge (without exhibits); or send a written request to Avista, Attn: Investor Relations Department, 1411 E. Mission Ave., Spokane, Washington 99202.

HOUSEHOLDING

The Company understands that, if two or more beneficial owners of our common stock share the same address, the brokerage firm or other intermediary through which these shares are held may, unless contrary instructions are received from any such beneficial owner, deliver a single copy of the proxy statement, annual report and related proxy soliciting materials for all beneficial owners at that address. This procedure is called “householding.” Beneficial owners of common stock who currently receive multiple copies of the proxy statement, annual report and other proxy soliciting materials and would prefer “householding” should contact their broker. Beneficial owners subject to “householding” who would prefer to receive separate copies of the proxy soliciting materials for each beneficial owner at their address should contact their broker and revoke their consent to “householding.” Alternatively, beneficial owners may request a separate set of the proxy soliciting materials from the Company in writing sent to Avista Corporation, Investor Relations, 1411 E. Mission Avenue, Spokane, WA 99202 or by telephone at 509-495-4203.

The Company and its transfer agent do not engage in “householding” for registered holders of common stock.

OTHER BUSINESS

The Board does not intend to present any business at the meeting other than as set forth in the accompanying Notice of Annual Meeting, and has no present knowledge that others intend to present business at the meeting. If, however, other matters requiring the vote of the shareholders properly come before the meeting or any adjournment(s) thereof, the individuals named in the proxy card will have discretionary authority to vote the proxies held by them in accordance with their judgment as to such matters.

2016 ANNUAL MEETING

General

The 2016 Annual Meeting is currently scheduled for Thursday, May 12, 2016, in Spokane, Washington. Matters to be brought before that meeting by shareholders are subject to the requirements described below.

The date and location of the 2016 Annual Meeting are subject to change. Any such change and any resulting change in the dates referred to below, would be specified by the Company in a report filed with the SEC. In addition, any change in the dates referred to below that results from a change in SEC rules or the Company’s Bylaws would be similarly reported by the Company.

Notice of Nominations and Other Business to Be Presented at Annual Meeting

Notice of nominations of directors and other business to be presented by a shareholder at the 2016 Annual Meeting must be delivered to the Company as follows:

•

written notice of a shareholder’s intent to nominate a person for election as a director at the 2016 Annual Meeting must be delivered to the principal executive offices of the Company to the attention of the Corporate Secretary on or before February 8, 2016, but not before November 9, 2015; and

•

written notice of a shareholder’s intent to propose other business to be brought before the 2016 Annual Meeting must be delivered to the principal executive offices of the Company to the attention of the Corporate Secretary on or before February 8, 2016, but not before November 9, 2015.

In any case, the written notice of the shareholder must, in order for the matter to be eligible to be presented at the meeting, comply with all of the requirements and contain all of the information specified in the Company’s Bylaws, without regard to whether the proposed nomination or other business is to be included in management’s proxy soliciting materials or those of any other person.

Notice of Proposals to be Included in Management’s Proxy Materials

Proposals that shareholders seek to have included in management’s proxy soliciting materials must be received by the Corporate Secretary on or before November 30, 2015 and, in order to be so included, must contain the information required by the SEC’s Rule 14a-8 and otherwise comply with SEC rules. However, in order for a proposal to be eligible to be presented at the meeting, the shareholder must also comply with all of the requirements specified in the Company’s Bylaws for nominating a person for election as a director and/or bringing other business before the meeting.

By Order of the Board,

Karen S. Feltes

Senior Vice President & Corporate Secretary

Spokane, Washington

March 27, 2015

APPENDIX A

PROPOSED AMENDMENTS TO

RESTATED ARTICLES OF INCORPORATION

The proposed amendments and restatements of specified provisions of the Restated Articles of Incorporation are set forth below. Text stricken through indicates deletions, and text in italics indicates additions.

Article FIFTH

The fifth paragraph of Article FIFTH, which relates to the shareholder vote required to amend the provisions of Article FIFTH (which relates to the Board of Directors), would be amended and restated as set forth below:

Notwithstanding anything contained in these Articles of Incorporation to the contrary, the provisions of this Article FIFTH shall not be altered, amended or repealed, and no provision inconsistent therewith shall be included in these Articles of Incorporation or the Bylaws of the Corporation, without the affirmative vote of the holders of at least ~~eighty percent (80%)~~ a majority of the voting power of all of the shares of the Voting Stock, voting together as a single class; it being understood that this paragraph shall not impose any shareholder approval requirement in addition to the requirements, if any, of applicable law with respect to any such alteration, amendment, repeal or inconsistent provision that shall have been approved by the Board of Directors.

Article SEVENTH

The existing tenth paragraph of Article SEVENTH, which relates to the shareholder vote required to amend specified provisions of Article SEVENTH, would be amended as set forth below:

Notwithstanding anything contained in these Articles of Incorporation to the contrary, the paragraph in this Article SEVENTH relating to the adoption, alteration, amendment, change and repeal of the Bylaws of the Corporation, the paragraph in this Article SEVENTH relating to the calling and conduct of special meetings of the shareholders and this paragraph, and the provisions of the Bylaws of the Corporation relating to procedures for the nomination of Directors, shall not be altered, amended or repealed, and no provision inconsistent therewith shall be included in these Articles of Incorporation or the Bylaws of the Corporation, without the affirmative vote of the holders of at least ~~eighty percent (80%)~~ a majority of the voting power of all the shares of the Voting Stock, voting together as a single class; it being understood that this paragraph shall not impose any shareholder approval requirement in addition to the requirements, if any, of applicable law with respect to any such alteration, amendment, repeal or inconsistent provision that shall have been approved by the Board of Directors.

Article EIGHTH

Subdivision (a) of Article EIGHTH, which relates to specified “Business Combinations,” would be amended and restated, in part, to read as set forth below:

(a)	In addition to any affirmative vote required by law or these Articles of Incorporation, and except as otherwise expressly provided in subdivision (b) of this Article EIGHTH:

[clauses (1), (2), (3), (4) and (5), each of which sets forth a type of transaction that constitutes a “Business Combination” for purposes of Article EIGHTH, would not be changed]

shall require the affirmative vote of the holders of at least ~~80%~~ a majority of the voting power of all of the shares of the Voting Stock, voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required or that the vote of a lower percentage may be specified, by law or in any agreement with any national securities exchange or otherwise. The term “Business Combination” as used in this Article EIGHTH shall mean any transaction which is referred to in any one or more of paragraphs (1) through (5) of this subdivision (a).

A-1

The last paragraph of Article EIGHTH, which relates to the shareholder vote required to amend the provisions of Article EIGHTH, would be amended and restated to read as set forth below:

Notwithstanding anything contained in these Articles of Incorporation to the contrary, the provisions of this Article EIGHTH shall not be altered, amended or repealed, and no provision inconsistent therewith shall be included in these Articles of Incorporation or the Bylaws of the Corporation, without the affirmative vote of the holders of at least ~~eighty percent (80%)~~ a majority of the voting power of all of the shares of the Voting Stock, voting together as a single class; it being understood that this paragraph shall not impose any shareholder approval requirement in addition to the requirements, if any, of applicable law with respect to any such alteration, amendment, repeal or inconsistent provision that shall have been approved by the Board of Directors.

A-2

APPENDIX B

AVISTA CORPORATION

LONG-TERM INCENTIVE PLAN

SECTION 1. PURPOSE

The purpose of the Avista Corporation Long-Term Incentive Plan (the “Plan”) is to enhance the long-term shareholder value of Avista Corporation, a Washington corporation (the “Company”), by offering opportunities to employees, directors and officers of the Company and its Subsidiaries (as defined in Section 2) to participate in the Company’s growth and success, and to encourage them to remain in the service of the Company and its Subsidiaries and to acquire and maintain stock ownership in the Company.

The Plan was initially adopted by the Company’s shareholders on May 14, 1998 and was subsequently amended and restated on May 12, 2000, January 1, 2005, November 9, 2006 and May 13, 2010.

SECTION 2. DEFINITIONS

For purposes of the Plan, the following terms are defined as set forth below:

2.1	Award

“Award” means an award or grant made to a Participant pursuant to the Plan, including, without limitation, awards or grants of Options, Stock Appreciation Rights, Stock Awards, Performance Awards, Other Stock-Based Awards or any combination of the foregoing (including any Dividend Equivalent Rights granted in connection with such Awards).

2.2	Board

“Board” means the Board of Directors of the Company.

2.3	Cause

“Cause” means (a) the willful and continued failure of the Holder to perform substantially the Holder’s duties with the Company or one of its Subsidiaries (other than any such failure resulting from incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to the Holder by the Board or the Chief Executive Officer of the Company which specifically identifies the manner in which the Board or the Chief Executive Officer believes that the Holder has not substantially performed the Holder’s duties; or (b) the willful engaging by the Holder in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company.

2.4	Change of Control

“Change of Control” means any of the following events:

(a)	The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either

(i)	the then outstanding shares of Common Stock of the Company (the “Outstanding Company Common Stock”) or

(ii)

the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Section 2.4;

(b)	A change in the Board so that individuals who constitute the Board (the “Incumbent Board”) as of the date of adoption of the Plan cease for any reason to constitute at least a majority of the Board after such date; provided, however, that any individual becoming a director subsequent to such date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(c)	Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of Common Stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the Board of Directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d)	Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

2.5	Code

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.6	Common Stock

“Common Stock” means the common stock, no par value, of the Company.

2.7	Disability

“Disability” means “disability” as that term is defined for purposes of the Company’s Long-Term Disability Plan or other similar successor plan applicable to salaried employees.

2.8	Dividend Equivalent Right

“Dividend Equivalent Right” means an Award granted under Section 13.

2.9	Early Retirement

“Early Retirement” means early retirement as that term is defined by the Plan Administrator from time to time for purposes of the Plan.

2.10	Exchange Act

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.11	Fair Market Value

The “Fair Market Value” shall be the closing price per share for the Common Stock on the New York Stock Exchange as such price is officially quoted in the composite tape of transactions on such exchange for a single trading day. If there is no such reported price for the Common Stock for the date in question, then such price on the last preceding date for which such price exists shall be determinative of Fair Market Value.

2.12	Good Reason

“Good Reason” means:

(a)	The assignment to the Holder of any duties inconsistent in any respect with the Holder’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Holder;

(b)	Any failure of the Company to comply with its standard compensation arrangements with the Holder, including the failure to continue in effect any material compensation or benefit plan (or the substantial equivalent thereof) in which the Holder was participating at the time of a Change of Control, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof from the Holder;

(c)	Any purported termination of the Holder’s employment or service for Cause by the Company that does not comply with the terms of the Plan; or

(d)	The failure of the Company to require that any Successor Corporation (whether by purchase, merger, consolidation or otherwise) expressly assume and agree to be bound by the terms of the Plan in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

2.13	Grant Date

“Grant Date” means the date the Plan Administrator adopted the granting resolution or a later date designated in a resolution of the Plan Administrator as the date an Award is to be granted.

2.14	Holder

“Holder” means:

(a)	the Participant to whom an Award is granted;

(b)	for a Holder who has died, the personal representative of the Holder’s estate, the person(s) to whom the Holder’s rights under the Award have passed by will or by the applicable laws of descent and distribution, or the beneficiary designated in accordance with Section 14; or

(c)	the person(s) to whom an Award has been transferred in accordance with Section 14.

2.15	Incentive Stock Option

“Incentive Stock Option” means an Option to purchase Common Stock granted under Section 7 with the intention that it qualify as an “incentive stock option” as that term is defined in Section 422 of the Code.

2.16	Nonqualified Stock Option

“Nonqualified Stock Option” means an Option to purchase Common Stock granted under Section 7 other than an Incentive Stock Option.

2.17	Option

“Option” means the right to purchase Common Stock granted under Section 7.

2.18	Other Stock-Based Award

“Other Stock-Based Award” means an Award granted under Section 12.

2.19	Participant

“Participant” means an individual who is a Holder of an Award or, as the context may require, any employee, director or officer of the Company or a Subsidiary who has been designated by the Plan Administrator as eligible to participate in the Plan.

2.20	Performance Award

“Performance Award” means an Award granted under Section 11, the payout of which is subject to achievement through a performance period of performance goals prescribed by the Plan Administrator.

2.21	Plan Administrator

“Plan Administrator” means the Board or any committee or committees designated by the Board or any person or persons to whom the Board has delegated authority to administer the Plan under Section 3.1.

2.22	Restricted Stock

“Restricted Stock” means shares of Common Stock granted under Section 10, the rights of ownership of which are subject to restrictions prescribed by the Plan Administrator.

2.23	Retirement

“Retirement” means retirement as of the individual’s normal retirement date under the Company’s retirement plan for salaried employees or other similar successor plan applicable to salaried employees.

2.24	Securities Act

“Securities Act” means the Securities Act of 1933, as amended.

2.25	Stock Appreciation Right

“Stock Appreciation Right” means an Award granted under Section 9.

2.26	Stock Award

“Stock Award” means an Award granted under Section 10.

2.27	Subsidiary

“Subsidiary,” except as provided in Section 8.3 in connection with Incentive Stock Options, means any entity that is directly or indirectly controlled by the Company or in which the Company has a significant ownership interest, as determined by the Plan Administrator, and any entity that may become a direct or indirect parent of the Company.

2.28	Successor Corporation

“Successor Corporation” has the meaning set forth under Section 15.2.

2.29	Trust and Trustee

“Trust” and “Trustee” have the meanings set forth in Section 3.2.

2.30	Trustee Shares

“Trustee Shares” has the meaning set forth in Section 3.3.

SECTION 3. ADMINISTRATION

3.1	Plan Administrator

The Plan shall be administered by the Board or a committee or committees (which term includes subcommittees) appointed by, and consisting of two or more members of the Board. If and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, the Board shall consider in selecting the Plan Administrator and the membership of any committee acting as Plan Administrator, with respect to any persons subject or likely to become subject to Section 16 of the Exchange Act, the provisions regarding (a) “outside directors” as contemplated by Section 162(m) of the Code; (b) “nonemployee directors” as contemplated by Rule 16b-3 under the Exchange Act; and (c) “independent directors” as contemplated by Section 303A.02 of the New York Stock Exchange Listed Company Manual. The Board may delegate the responsibility for administering the Plan with respect to designated classes of eligible Participants to different committees consisting of two or more members of the Board, subject to such limitations as the Board or the Plan Administrator deems appropriate. Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time. To the extent consistent with applicable law, the Board may authorize one or more senior executive officers of the Company to grant Awards to designated classes of eligible employees within the limits prescribed by the Board.

3.2	Administration and Interpretation by the Plan Administrator

Except for the terms and conditions explicitly set forth in the Plan, the Plan Administrator shall have exclusive authority, in its discretion, to determine all matters relating to Awards under the Plan, including the selection of individuals to be granted Awards, the type of Awards, the number of shares of Common Stock subject to an Award, all terms, conditions, restrictions and limitations, if any, of an Award and the terms of any instrument that evidences the Award, and to authorize the Trustee (the “Trustee”) of any Trust (the “Trust”) that may be required pursuant to the Plan to grant Awards to Participants. The Plan Administrator shall also have exclusive authority to interpret the Plan and may from time to time adopt, and change, rules and regulations of general application for the Plan’s administration. The Plan Administrator’s interpretation of the Plan and its rules and regulations, and all actions taken and determinations made by the Plan Administrator pursuant to the Plan, shall be conclusive and binding on all parties involved or affected. The Plan Administrator may delegate administrative duties to such of the Company’s officers as it so determines.

3.3	Trust for the Long-Term Incentive Plan

Payments may be, but need not be, made to the Trustee, such payments to be used by the Trustee to purchase shares of the Common Stock. Shares purchased by the Trustee pursuant to the terms of the Trust (“Trustee

Shares”) shall be held for the benefit of Participants, and shall be distributed to Participants or their beneficiaries by the Trustee at the direction of the Plan Administrator in accordance with the terms and conditions of the Awards. Awards may also be made in units that are redeemable (in whole or in part) in Trustee Shares.

SECTION 4. STOCK SUBJECT TO THE PLAN

4.1	Authorized Number of Shares

Subject to adjustment from time to time as provided in Section 15.1, a maximum of 6,135,000 shares of Common Stock (which represents the sum of: (i) 4,500,000 shares that were previously authorized; and (ii) 1,635,000 shares newly authorized by shareholders with this restatement) shall be available for issuance under the Plan. Shares issued under the Plan shall be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company or, if required by applicable law, shall be purchased by the Trustee on the open market. In the event a Trust is required, the Company shall not issue any Common Stock under the Plan to the Trust or to any Participant, nor shall the Company purchase any Trustee Shares from the Trust.

4.2	Limitations

(a)	Subject to adjustment from time to time as provided in Section 15.1, not more than an aggregate of 625,000 shares shall be available for issuance pursuant to grants of Restricted Stock under the Plan.

(b)	Subject to adjustment from time to time as provided in Section 15.1, not more than 200,000 shares of Common Stock may be made subject to Awards under the Plan to any individual Participant in the aggregate in any one fiscal year of the Company, such limitation to be applied in a manner consistent with the requirements of, and only to the extent required for compliance with, the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Code.

(c)	Subject to adjustment from time to time as provided in Section 15.1, to the extent consistent with Section 424 of the Code, not more than an aggregate of 80,000 shares may be issued under Incentive Stock Options.

4.3	Reuse of Shares

Any shares of Common Stock that have been made subject to an Award that cease to be subject to the Award (other than by reason of exercise or payment of the Award to the extent it is exercised for or settled in shares) shall again be available for issuance in connection with future grants of Awards under the Plan; provided, however, that for purposes of Section 4.2, any such shares shall be counted in accordance with the requirements of Section 162(m) of the Code. Shares that are subject to tandem Awards shall be counted only once.

SECTION 5. ELIGIBILITY

Awards may be granted under the Plan to those officers, directors and employees of the Company and its Subsidiaries as the Plan Administrator from time to time selects.

SECTION 6. AWARDS

6.1	Form and Grant of Awards

The Plan Administrator shall have the authority, in its sole discretion, to determine the type or types of Awards to be made under the Plan; provided, however, after December 31, 2004, the Plan Administrator may only award or grant those Awards that either comply with the applicable requirements of Section 409A of the Code, or do not result in the deferral of compensation within the meaning of Section 409A of the Code. Such Awards may include, but are not limited to, Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Stock Awards, Performance Awards, Other Stock-Based Awards and Dividend Equivalent Rights. Awards may

be granted singly, in combination or in tandem so that the settlement or payment of one automatically reduces or cancels the other. Awards may also be made in combination or in tandem with, as alternatives to, or as the payment form for, grants or rights under any other employee or compensation plan of the Company.

6.2	Acquired Company Awards

Notwithstanding anything in the Plan to the contrary, the Plan Administrator may grant Awards under the Plan in substitution for awards issued under other plans, or assume under the Plan awards issued under other plans, if the other plans are or were plans of other acquired entities (“Acquired Entities”) (or the parent of the Acquired Entity) and the new Award is substituted, or the old award is assumed, by reason of a merger, consolidation, acquisition of property or of stock, reorganization or liquidation (the “Acquisition Transaction”); provided, however, any substitution of a new Option pursuant to a corporate transaction for an outstanding option or the assumption of an outstanding option shall meet the requirements of Treasury Regulation §1.424-1. The preceding sentence shall apply to “incentive stock options” as that term is defined in Section 422 of the Code and nonqualified stock options. In the event that a written agreement pursuant to which the Acquisition Transaction is completed is approved by the Board and said agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, said terms and conditions shall be deemed to be the action of the Plan Administrator without any further action by the Plan Administrator, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such Awards shall be deemed to be Participants and Holders.

6.3	No Repricing

Other than in connection with a change in the Company’s capitalization as described in Section 15.1 of the Plan, the exercise price of an Option or Stock Appreciation Right may not be reduced without shareholder approval.

6.4	Recoupment of Awards

Notwithstanding any other provision of the Plan, effective for any Award granted on or after February 12, 2010, a Participant who engaged in material misconduct or a material error that contributed directly or indirectly, in whole or in part, to the need for a restatement of the Company’s consolidated financial statements and who becomes subject to the Company’s Recoupment Policy as adopted by the Board and as amended from time to time (“Recoupment Policy”), may have all or any portion of his or her Award under this Plan forfeited and/or all or a portion of any distribution payable to the Participant or his or her Beneficiary under the Plan recovered by the Company. All awards and/or dividend equivalents described in the Plan are subject to the provisions of the Recoupment Policy.

SECTION 7. AWARDS OF OPTIONS

7.1	Grant of Options

The Plan Administrator is authorized under the Plan, in its sole discretion, to issue Options as Incentive Stock Options or as Nonqualified Stock Options, which shall be appropriately designated.

7.2	Option Exercise Price

The exercise price for shares purchased under an Option shall be as determined by the Plan Administrator, but shall not be less than 100% of the Fair Market Value of the Common Stock on the Grant Date.

7.3	Term of Options

The term of each Option shall be as established by the Plan Administrator or, if not so established, shall be 10 years from the Grant Date.

7.4	Exercise of Options

The Plan Administrator shall establish and set forth in each instrument that evidences an Option the time at which or the installments in which the Option shall vest and become exercisable, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option will vest and become exercisable according to the following schedule, which may be waived or modified by the Plan Administrator at any time:

Period of Holder’s Continuous Employment or Service With the Company or Its Subsidiaries From the Option Grant Date	Percent of Total Option That Is Vested and Exercisable
After 1 year	25%
After 2 years	50%
After 3 years	75%
After 4 years	100%

Notwithstanding the provisions of Section 7.4 above or of Section 7.6, any unvested portion of the Option shall vest and become exercisable in full immediately upon termination of employment for reasons of Disability or death.

To the extent that the right to purchase shares has accrued thereunder, an Option may be exercised from time to time by written notice to the Company, in accordance with procedures established by the Plan Administrator, setting forth the number of shares with respect to which the Option is being exercised and accompanied by payment in full as described in Section 7.5. The Plan Administrator may determine at any time that an Option may not be exercised as to less than 100 shares at any one time (or the lesser number of remaining shares covered by the Option).

7.5	Payment of Exercise Price

The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid in cash or by check, or, unless the Plan Administrator in its sole discretion determines otherwise, either at the time the Option is granted or at any time before it is exercised, a combination of cash and/or check (if any) and one or both of the following alternative forms:

(a)	tendering (either actually or, if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) Common Stock already owned by the Holder for at least six months (or any shorter period necessary to avoid a charge to the Company’s earnings for financial reporting purposes) having a Fair Market Value on the day prior to the exercise date equal to the aggregate Option exercise price or

(b)	if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, and to the extent not prohibited by Section 402 of the Sarbanes-Oxley Act of 2002, delivery of a properly executed exercise notice, together with irrevocable instructions, to

(i)	a brokerage firm designated by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise and

(ii)	the Company to deliver the certificates for such purchased shares directly to such brokerage firm, all in accordance with the regulations of the Federal Reserve Board.

In addition, the price for shares purchased under an Option may be paid, either singly or in combination with one or more of the alternative forms of payment authorized by this Section 7.5 by such other consideration as the Plan Administrator may permit.

7.6	Post-Termination Exercises

The Plan Administrator shall establish and set forth in each instrument that evidences an Option whether the Option will continue to be exercisable, and the terms and conditions of such exercise, if a Holder ceases to be employed by, or to provide services to, the Company or its Subsidiaries, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option will be exercisable according to the following terms and conditions, which may be waived or modified by the Plan Administrator at any time.

In case of termination of the Holder’s employment or services other than by reason of death or Cause, the Option shall be exercisable, to the extent of the number of shares purchasable by the Holder at the date of such termination, only

(a)	within one year if the termination of the Holder’s employment or services is coincident with Retirement, Early Retirement in connection with a Company program offering early retirement or Disability or

(b)	within three months after the date the Holder ceases to be an employee, director, or officer of the Company or a Subsidiary if termination of the Holder’s employment or services is for any reason other than Retirement, Early Retirement in connection with a Company program offering early retirement or Disability, but in no event later than the remaining term of the Option. Any Option exercisable at the time of the Holder’s death may be exercised, to the extent of the number of shares purchasable by the Holder at the date of the Holder’s death, by the personal representative of the Holder’s estate, the person(s) to whom the Holder’s rights under the Award have passed by will or the applicable laws of descent and distribution or the beneficiary designated pursuant to Section 14 at any time or from time to time within one year after the date of death, but in no event later than the remaining term of the Option. Any portion of an Option that is not exercisable on the date of termination of the Holder’s employment or services shall terminate on such date, unless the Plan Administrator determines otherwise. In case of termination of the Holder’s employment or services for Cause, the Option shall automatically terminate upon first notification to the Holder of such termination, unless the Plan Administrator determines otherwise. If a Holder’s employment or services with the Company are suspended pending an investigation of whether the Holder shall be terminated for Cause, all the Holder’s rights under any Option likewise shall be suspended during the period of investigation.

A transfer of employment or services between or among the Company and its Subsidiaries shall not be considered a termination of employment or services for purposes of this Section 7.6. The effect of a Company-approved leave of absence on the terms and conditions of an Option shall be determined by the Plan Administrator, in its sole discretion.

SECTION 8. INCENTIVE STOCK OPTION LIMITATIONS

To the extent required by Section 422 of the Code, Incentive Stock Options shall be subject to the following additional terms and conditions:

8.1	Dollar Limitation

To the extent the aggregate Fair Market Value (determined as of the Grant Date) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company) exceeds $100,000, such portion in excess of $100,000 shall be treated as a Nonqualified Stock Option. In the event the Participant holds two or more such Options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Options are granted.

8.2	10% Shareholders

If a Participant owns more than 10% of the total voting power of all classes of the Company’s stock, then the exercise price per share of an Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Common Stock on the Grant Date and the Option term shall not exceed five years. The determination of 10% ownership shall be made in accordance with Section 422 of the Code.

8.3	Eligible Employees

Individuals who are not employees of the Company or one of its parent corporations or subsidiary corporations may not be granted Incentive Stock Options. For purposes of this Section 8.3, “parent corporation” and “subsidiary corporation” shall have the meanings attributed to those terms for purposes of Section 422 of the Code.

8.4	Term

The term of an Incentive Stock Option shall not exceed 10 years.

8.5	Exercisability

To qualify for Incentive Stock Option tax treatment, an Option designated as an Incentive Stock Option must be exercised within three months after termination of employment for reasons other than death, except that, in the case of termination of employment due to total disability, such Option must be exercised within one year after such termination. Employment shall not be deemed to continue beyond the first 3 months of a leave of absence unless the Participant’s reemployment rights are provided by statute or contract. For purposes of this Section 8.5, “total disability” shall mean a mental or physical impairment of the Participant that is expected to result in death or that has lasted or is expected to last for a continuous period of 12 months or more and that causes the Participant to be unable, in the opinion of the Company and two independent physicians, to perform his or her duties for the Company and to be engaged in any substantial gainful activity. Total disability shall be deemed to have occurred on the first day after the Company and the two independent physicians have furnished their opinion of total disability to the Plan Administrator.

8.6	Taxation of Incentive Stock Options

In order to obtain certain tax benefits afforded to Incentive Stock Options under Section 422 of the Code, the Participant must hold the shares issued upon the exercise of an Incentive Stock Option for two years after the Grant Date of the Incentive Stock Option and one year from the date of exercise. A Participant may be subject to the alternative minimum tax at the time of exercise of an Incentive Stock Option. The Plan Administrator may require a Participant to give the Company prompt notice of any disposition of shares acquired by the exercise of an Incentive Stock Option prior to the expiration of such holding periods.

SECTION 9. STOCK APPRECIATION RIGHTS

9.1	Grant of Stock Appreciation Rights

To the extent permitted by Section 6.1, the Plan Administrator may grant a Stock Appreciation Right separately or in tandem with a related Option.

9.2	Tandem Stock Appreciation Rights

A Stock Appreciation Right granted in tandem with a related Option will give the Holder the right to surrender to the Company all or a portion of the related Option and to receive an appreciation distribution (in shares of Common Stock or cash or any combination of shares and cash, as the Plan Administrator, in its sole discretion, shall determine at any time) in an amount equal to the excess of the Fair Market Value for the date the Stock Appreciation Right is exercised over the exercise price per share of the right, which shall be the same as the exercise price of the related Option. A tandem Stock Appreciation Right will have the same other terms and provisions as the related Option. Upon and to the extent a tandem Stock Appreciation Right is exercised, the related Option will terminate.

9.3	Stand-Alone Stock Appreciation Rights

A Stock Appreciation Right granted separately and not in tandem with an Option will give the Holder the right to receive an appreciation distribution (in shares of Common Stock or cash or any combination of shares and cash, as the Plan Administrator, in its sole discretion, shall determine at any time) in an amount equal to the excess of the Fair Market Value for the date the Stock Appreciation Right is exercised over the exercise price per share of the right.

A stand-alone Stock Appreciation Right will have such terms as the Plan Administrator may determine, except that the exercise price per share of the right must be at least equal to 100% of the Fair Market Value on the Grant Date and the term of the right, if not otherwise established by the Plan Administrator, shall be 10 years from the Grant Date.

9.4	Exercise of Stock Appreciation Rights

Unless otherwise provided by the Plan Administrator in the instrument that evidences the Stock Appreciation Right, the provisions of Section 7.6 relating to the termination of a Holder’s employment or services shall apply equally, to the extent applicable, to the Holder of a Stock Appreciation Right.

SECTION 10. STOCK AWARDS

10.1	Grant of Stock Awards

To the extent permitted by Section 6.1, the Plan Administrator is authorized to make Awards of Common Stock to Participants on such terms and conditions and subject to such restrictions, if any (which may be based on continuous service with the Company or the achievement of performance goals related to earnings, earnings per share, profits, profit growth, profit-related return ratios, cost management, dividend payout ratios, economic value added, cash flow or total shareholder return, where such goals may be stated in absolute terms or relative to comparison companies), as the Plan Administrator shall determine, in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award. The terms, conditions and restrictions that the Plan Administrator shall have the power to determine shall include, without limitation, the manner in which shares subject to Stock Awards are held during the periods they are subject to restrictions and the circumstances under which forfeiture of Restricted Stock shall occur by reason of termination of the Holder’s services.

10.2	Issuance of Shares

Upon the satisfaction of any terms, conditions and restrictions prescribed in respect to a Stock Award, or upon the Holder’s release from any terms, conditions and restrictions of a Stock Award, as determined by the Plan Administrator, the Company shall release, as soon as practicable, to the Holder or, in the case of the Holder’s death, to the personal representative of the Holder’s estate or as the appropriate court directs, the appropriate number of shares of Common Stock.

10.3	Waiver of Restrictions

Notwithstanding any other provisions of the Plan, the Plan Administrator may, in its sole discretion, waive the forfeiture period and any other terms, conditions or restrictions on any Restricted Stock under such circumstances and subject to such terms and conditions as the Plan Administrator shall deem appropriate.

SECTION 11. PERFORMANCE AWARDS

11.1	Plan Administrator Authority

Performance Awards may be denominated in cash, shares of Common Stock or any combination thereof. To the extent permitted by Section 6.1, the Plan Administrator is authorized to grant Performance Awards and shall determine the nature, length and starting date of the performance period for each Performance Award and the performance objectives to be used in valuing Performance Awards and determining the extent to which such Performance Awards have been earned. Performance objectives and other terms may vary from Participant to Participant and between groups of Participants. Performance objectives shall be based on earnings, earnings per share, profits, profit growth, profit-related return ratios, cost management, dividend payout ratios, economic value added, cash flow or total shareholder return, where such goals may be stated in absolute terms or relative to comparison companies, as the Plan Administrator shall determine, in its sole discretion. Additional performance measures may be used to the extent their use would comply with the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Code. Performance periods may overlap and Participants may participate simultaneously with respect to Performance Awards that are subject to different performance periods and different performance factors and criteria.

The Plan Administrator shall determine for each Performance Award the range of dollar values or number of shares of Common Stock (which may, but need not, be shares of Restricted Stock pursuant to Section 10), or a combination thereof, to be received by the Participant at the end of the performance period if and to the extent that the relevant measures of performance for such Performance Awards are met. If Performance Awards are denominated in cash, no more than an aggregate maximum dollar value of $1,000,000 shall be granted to any individual Participant in any one fiscal year of the Company, such limitations to be applied in a manner consistent with the requirements of, and to the extent required for compliance with, the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Code. The earned portion of a Performance Award may be paid currently or on a deferred basis with such interest or earnings equivalent as may be determined by the Plan Administrator. Payment shall be made in the form of cash, whole shares of Common Stock (which may, but need not, be shares of Restricted Stock pursuant to Section 10), Options or any combination thereof, either in a single payment or in annual installments, all as the Plan Administrator shall determine.

11.2	Adjustment of Awards

The Plan Administrator may adjust the performance goals and measurements applicable to Performance Awards to take into account changes in law and accounting and tax rules and to make such adjustments as the Plan Administrator deems necessary or appropriate to reflect the inclusion or exclusion of the impact of extraordinary or unusual items, events or circumstances, except that, to the extent required for compliance with the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Code, no adjustment shall be made that would result in an increase in the compensation of any Participant whose compensation is subject to the limitation on deductibility under Section 162(m) of the Code for the applicable year. The Plan Administrator also may adjust the performance goals and measurements applicable to Performance Awards and thereby reduce the amount to be received by any Participant pursuant to such Awards if and to the extent that the Plan Administrator deems it appropriate.

11.3	Payout Upon Termination

The Plan Administrator shall establish and set forth in each instrument that evidences a Performance Award whether the Award will be payable, and the terms and conditions of such payment, if a Holder ceases to be employed by, or to provide services to, the Company or its Subsidiaries, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Performance Award, the Award will be payable according to the following terms and conditions, which may be waived or modified by the Plan Administrator at any time. If during a performance period a Participant’s employment or services with the Company terminate by reason of the Participant’s Retirement, Early Retirement at the Company’s request, Disability or death, such Participant shall be entitled to a payment with respect to each outstanding Performance Award at the end of the applicable performance period (a) based, to the extent relevant under the terms of the Award, on the Participant’s performance for the portion of such performance period ending on the date of termination and (b) prorated for the portion of the performance period during which the Participant was employed by the Company, all as determined by the Plan Administrator. To the extent consistent with Section 409A of the Code, the Plan Administrator may provide for an earlier payment in settlement of such Performance Award discounted at a reasonable interest rate and otherwise in such amount and under such terms and conditions as the Plan Administrator deems appropriate.

Except as otherwise provided in Section 15 or in the instrument evidencing the Performance Award, if during a performance period a Participant’s employment or services with the Company terminate other than by reason of the Participant’s Retirement, Early Retirement at the Company’s request, Disability or death, then such Participant shall not be entitled to any payment with respect to the Performance Awards relating to such performance period, unless the Plan Administrator shall otherwise determine. The provisions of Section 7.6 regarding leaves of absence and termination for Cause shall apply to Performance Awards.

SECTION 12. OTHER STOCK-BASED AWARDS

To the extent permitted by Section 6.1, the Plan Administrator may grant other Awards under the Plan pursuant to which shares of Common Stock (which may, but need not, be shares of Restricted Stock pursuant to Section 10) are or may in the future be acquired, or Awards denominated in stock units, including ones valued using measures other than market value. Such Other Stock-Based Awards may be granted alone or in addition to or in tandem with any Award of any type granted under the Plan and must be consistent with the Plan’s purpose.

SECTION 13. DIVIDEND EQUIVALENT RIGHTS

To the extent permitted by Section 6.1, any Awards under the Plan may, in the Plan Administrator’s discretion, earn Dividend Equivalent Rights. In respect of any Award that is outstanding on the dividend record date for Common Stock, the Participant may be credited with an amount equal to the cash or stock dividends or other distributions that would have been paid on the shares of Common Stock covered by such Award had such covered shares been issued and outstanding on such dividend record date. The Plan Administrator shall establish such rules and procedures governing the crediting of Dividend Equivalent Rights, including the timing, form of payment and payment contingencies of such Dividend Equivalent Rights, as it deems are appropriate or necessary.

SECTION 14. ASSIGNABILITY

No Option, Stock Appreciation Right, Stock Award, Performance Award, Other Stock-Based Award or Dividend Equivalent Right granted under the Plan may be assigned or transferred by the Holder other than by will or by the applicable laws of descent and distribution, and, during the Holder’s lifetime, such Awards may be exercised only by the Holder or a permitted assignee or transferee of the Holder (as provided below). Notwithstanding the foregoing, and to the extent permitted by Section 422 of the Code, the Plan Administrator, in its sole discretion, may permit such assignment, transfer and exercisability and may permit a Holder of such Awards to designate a beneficiary who may exercise the Award or receive compensation under the Award after the Holder’s death; provided, however, that any Award so assigned or transferred shall be subject to all the same terms and conditions contained in the instrument evidencing the Award.

SECTION 15. ADJUSTMENTS

15.1	Adjustment of Shares

In the event that, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend or other change in the Company’s corporate or capital structure results in (a) the outstanding shares, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of securities of the Company or of any other corporation or (b) new, different or additional securities of the Company or of any other corporation being received by the holders of shares of Common Stock of the Company, then the Plan Administrator shall make proportional adjustments in (i) the maximum number and kind of securities subject to the Plan as set forth in Section 4.1, (ii) the maximum number and kind of securities that may be made subject to Stock Awards and to Awards to any individual Participant as set forth in Section 4.2, and (iii) the number and kind of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor; provided, however, any substitution of a new Option pursuant to a corporate transaction for an outstanding Option or the assumption of an outstanding Option shall meet the requirements of Treasury Regulation §1.424-1. The preceding sentence shall apply to “incentive stock options” as that term is defined in Section 422 of the Code and nonqualified stock options. The determination by the Plan Administrator as to the terms of any of the foregoing adjustments shall be conclusive and binding.

15.2	Change of Control

Except as otherwise provided in the instrument that evidences the Award, in the event of any Change of Control, each Award that is at the time outstanding shall automatically accelerate so that each such Award shall, immediately prior to the specified effective date for the Change of Control, become 100% vested and exercisable. Such Award shall not so accelerate, however, if and to the extent that such Award is, in connection with the Change of Control, either to be assumed by the successor corporation or parent thereof (the “Successor Corporation”) or to be replaced with a comparable award for the purchase of shares of the capital stock of the Successor Corporation. The determination of Award comparability under clause (a) above shall be made by the Plan Administrator, and its determination shall be conclusive and binding. All such Awards shall terminate and cease to remain outstanding immediately following the consummation of the Change of Control, except to the extent assumed by the Successor Corporation. Any such Awards that are assumed or replaced in the Change of Control and do not otherwise accelerate at that time shall be accelerated in the event that the Holder’s employment or services should subsequently terminate within three years following such Change of Control, unless such employment or services are terminated by the Successor Corporation for Cause or by the Holder voluntarily without Good Reason.

15.3	Further Adjustment of Awards

Subject to Sections 15.2 and 17.3, and subject to the limitations set forth in Section 11, the Plan Administrator shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation or other corporate transaction, as defined by the Plan Administrator, to take such further action as it determines to be necessary or advisable, and fair and equitable to Participants, with respect to Awards. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, payment or settlement or lifting restrictions, differing methods for calculating payments or settlements, alternate forms and amounts of payments and settlements and other modifications, and the Plan Administrator may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants; provided, however, the Plan Administrator may act only in a manner that either complies with the applicable requirements of Section 409A of the Code, or does not result in the deferral of compensation within the meaning of Section 409A of the Code. The Plan Administrator may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation or Change of Control that is the reason for such action.

15.4	Limitations

The grant of Awards will in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

SECTION 16. WITHHOLDING

The Company may require the Holder to pay to the Company the amount of any withholding taxes that the Company is required to withhold with respect to the grant, exercise, payment or settlement of any Award. Subject to the Plan and applicable law and unless the Plan Administrator determines otherwise, the Holder may satisfy withholding obligations, in whole or in part, by paying cash, by electing to have the Company withhold shares of Common Stock (up to the employer’s minimum required tax withholding rate) or by transferring shares of Common Stock to the Company (already owned by the Participant for the period necessary to avoid a charge to the Company’s earnings for financial reporting purposes), in such amounts as are equivalent to the Fair Market Value of the withholding obligation. The Company shall have the right to withhold from any Award or any shares of Common Stock issuable pursuant to an Award or from any cash amounts otherwise due or to become due from the Company to the Participant an amount equal to such taxes.

SECTION 17. AMENDMENT AND TERMINATION OF PLAN

17.1	Amendment of Plan

The Plan may be amended only by the Board as it shall deem advisable; provided, however, (i) the Board shall consider the impact of Section 409A of the Code on any amendment; and (ii) to the extent required for compliance with Section 422 of the Code or any other applicable law, rule or regulation, shareholder approval will be required for any amendment that will (a) increase the total number of shares as to which Options may be granted or that may be used in payment of Stock Appreciation Rights, Performance Awards, Other Stock-Based Awards or Dividend Equivalent Rights under the Plan or that may be issued as Stock Awards, (b) modify the class of persons eligible to receive Options, (c) result in a “material revision” of the Plan as contemplated by Section 303A.08 of the New York Stock Exchange Listed Company Manual, or (d) otherwise require shareholder approval under any applicable law, rule or regulation.

17.2	Termination of Plan

The Board may suspend or terminate the Plan at any time. The Plan will have no fixed expiration date; provided, however, that no Incentive Stock Options may be granted more than 10 years after the earlier of the Plan’s adoption by the Board and approval by the shareholders. In accordance with Treasury Regulations §§1.422-2(b)(iii) and 1.422-2(c), the amendment and restatement of the Plan effective January 1, 2005 constitutes a new plan for purposes of the Incentive Stock Option rules. As a result, Incentive Stock Options may be granted within ten years from the earlier of the date the amended and restated plan is adopted by the Board or the date such plan is approved by shareholders.

17.3	Consent of Holder

The amendment or termination of the Plan shall not, without the consent of the Holder of any Award under the Plan, impair or diminish any rights or obligations under any Award theretofore granted under the Plan. Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Holder, be made in a manner so as to constitute a “modification” that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option.

SECTION 18. GENERAL

18.1	Award Agreements

Awards granted under the Plan shall be evidenced by a written agreement that shall contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and that are not inconsistent with the Plan.

18.2	Continued Employment or Services; Rights in Awards

None of the Plan, participation in the Plan as a Participant or any action of the Plan Administrator taken under the Plan shall be construed as giving any Participant or employee of the Company any right to be retained in the employ of the Company or limit the Company’s right to terminate the employment or services of the Participant.

18.3	Registration

The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under state securities laws, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made.

The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal and state securities laws.

Inability of the Company to obtain, from any regulatory body having jurisdiction, the authority deemed by the Company’s counsel to be necessary for the lawful issuance and sale of any shares hereunder or the unavailability of an exemption from registration for the issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of such shares as to which such requisite authority shall not have been obtained.

18.4	No Rights as a Shareholder

No Award shall entitle the Holder to any cash dividend (except to the extent provided in an Award of Dividend Equivalent Rights), voting or other right of a shareholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award, free of all applicable restrictions.

18.5	Compliance With Laws and Regulations

Notwithstanding anything in the Plan to the contrary, the Board, in its sole discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants. Additionally, in interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an “incentive stock option” within the meaning of Section 422 of the Code.

18.6	Unfunded Plan

The Plan is intended to constitute an “unfunded” plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

18.7	Severability

If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Plan Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Plan Administrator’s determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

SECTION 19. EFFECTIVE DATE

The Plan’s effective date is the date on which it is adopted by the Board, so long as it is approved by the Company’s shareholders at any time within 12 months of such adoption.

1
1

12345678

12345678

12345678

12345678

12345678

12345678

12345678

12345678

NAME

THE COMPANY NAME INC.—COMMON 123,456,789,012.12345

THE COMPANY NAME INC.—CLASS A 123,456,789,012.12345

THE COMPANY NAME INC.—CLASS B 123,456,789,012.12345

THE COMPANY NAME INC.—CLASS C 123,456,789,012.12345

THE COMPANY NAME INC.—CLASS D 123,456,789,012.12345

THE COMPANY NAME INC.—CLASS E 123,456,789,012.12345

THE COMPANY NAME INC.—CLASS F 123,456,789,012.12345

THE COMPANY NAME INC.—401 K 123,456,789,012.12345

?

x

02 0000000000

JOB #

1	OF 2
1	OF 2 PAGE

SHARES

CUSIP #

SEQUENCE #

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

CONTROL #

SHARES

0000232001_1 R1.0.0.51160

AVISTA CORP.

P.O. BOX 3727

SPOKANE, WA 99220-3727

Investor Address Line 1

Investor Address Line 2

Investor Address Line 3

Investor Address Line 4

Investor Address Line 5

John Sample

1234 ANYWHERE STREET

ANY CITY, ON A1A 1A1

VOTE BY INTERNET—www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 4, 2015 (for holders in the Avista Investment and Employee Stock Ownership Plan), or on May 6, 2015 (for all other shareholders). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE—1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 4, 2015 (for holders in the Avista Investment and Employee Stock Ownership Plan), or on May 6, 2015 (for all other shareholders). Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote “FOR”

each Nominee.

1. Election of Directors For Against Abstain

1a. Erik J. Anderson

1b. Kristianne Blake

1c. Donald C. Burke

1d. John F. Kelly

1e. Rebecca A. Klein

1f. Scott L. Morris

1g. Marc F. Racicot

1h. Heidi B. Stanley

1i. R. John Taylor

1j. Janet D. Widmann

The Board of Directors recommends you vote “FOR”

items 2, 3, 4 and 5. For Against Abstain

2. Amendment of the Company’s Restated Articles of

Incorporation to reduce certain shareholder

approval requirements.

For Against Abstain

3. Ratification of the appointment of Deloitte &

Touche LLP as the Company’s independent

registered public accounting firm for 2015. 4. Amendment of the Company’s Long-Term Incentive Plan in order to increase the number of shares reserved for the issuance under the Plan.

5. Advisory (non-binding) vote on executive

compensation.

NOTE: The proxies will have discretionary authority to transact such other business as may come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

0000232001_2 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/

are available at www.proxyvote.com .

.

PROXY/VOTING INSTRUCTION CARD

This proxy is solicited on behalf of the Board of Directors of Avista Corporation

For the Annual Meeting of Shareholders on Thursday, May 7, 2015

The undersigned hereby appoints Scott L. Morris and Karen S. Feltes, and each of them, with full power of substitution, the proxies of the undersigned, to represent the undersigned and vote all shares of Avista Corporation Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held on

May 7, 2015, and any adjournment or postponement thereof, as indicated on the reverse side.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, this proxy will be voted “FOR”

item 3 and, if the shares represented hereby are registered in the name of the beneficial owner (and not a broker), “FOR” each nominee named in item 1 and

“FOR” items 2, 4 and 5.

If you are a participant in the Avista Investment and Employee Stock Ownership Plan, this proxy covers all shares for which the undersigned has the right to give voting instructions to Vanguard Fiduciary Trust Company, Trustee of that Plan. This proxy, when properly executed, will be voted as directed. If no direction is given to the Trustee by 11:59 p.m. Eastern Time on May 4, 2015, the Trustee will vote the shares held in that plan in the same proportion as votes received from other participants in the plan.

Continued and to be signed on reverse side